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As filed with the Securities and Exchange Commission on May 1, 2003

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED INDUSTRIES CORPORATION*
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	2879 (Primary Standard Industrial Classification Code Number)	43-1025604 (I.R.S. Employer Identification No.)
2150 SCHUETZ ROAD ST. LOUIS, MISSOURI 63146 TELEPHONE: (314) 427-0780 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

DANIEL J. JOHNSTON
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
2150 SCHUETZ ROAD
ST. LOUIS, MISSOURI 63146
TELEPHONE: (314) 427-0780
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard W. Porter, P.C.
Robert M. Hayward
Christopher A. Ziebarth
Kirkland & Ellis
200 E. Randolph Drive
Chicago, IL 60601
Telephone: (312) 861-2000

        * The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants. The co-registrants are all of the existing subsidiaries of the registrant and the guarantors of the notes to be registered hereby.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9 7/8% Series D Senior Subordinated Notes due 2009	$235,000,000	100%	$235,000,000	$19,012

Guarantees on Senior Subordinated Notes(2)	$235,000,000	—	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)
All subsidiary guarantors are subsidiaries of the registrant and have each guaranteed, on a joint and several basis, the notes being registered.
(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

        The registrant and the co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants

Exact Name of Co-Registrants*	Primary Standard Industrial Classification Code Number	Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Ground Zero Inc.	2879	Missouri	43-1807196
Schultz Company	2879	Missouri	43-0625762
Sylorr Plant Corp.	2879	Delaware	02-0644834
WPC Brands, Inc.	2879	Wisconsin	39-1786169

*The address for each of the co-registrants is c/o United Industries Corporation, 2150 Schuetz Road, St. Louis, Missouri 63146, telephone (314) 427-0780. The name and address, including zip code, of the agent for service for each of the co-registrants is Daniel J. Johnston, Vice President and Director, 2150 Schuetz Road, St. Louis, Missouri 63146. The telephone number, including area code, of the agent for service for each of the co-registrants is (314) 427-0780.

SUBJECT TO COMPLETION, DATED MAY 1, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UNITED INDUSTRIES CORPORATION
operating as

Offer to Exchange 9 7/8% Series D Senior Subordinated Notes due 2009
For All Outstanding 9 7/8% Series B Senior Subordinated Notes due 2009
and 9 7/8% Series C Senior Subordinated Notes due 2009

Material Terms of the Exchange Offer

•
The Exchange Offer will expire at 5:00 P.M., New York City time, on                  , 2003, unless extended.

•
We are offering to exchange our Series D notes, which have been registered under the Securities Act of 1933, for up to 100% of our Series B and C notes. The terms of the Series D notes we will issue in the exchange offer are substantially similar to the Series B and C notes except for the differences set forth in the "Exchange Offer—Terms of the Exchange Offer" and "Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes" sections of this prospectus. You should read these sections of the prospectus carefully.

•
All Series B and C notes that are validly tendered and not validly withdrawn will be exchanged.

•
The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•
We will not receive any proceeds from the exchange offer.

•
All of our existing and certain of our future domestic restricted subsidiaries will guarantee the Series D notes on an unsecured senior subordinated basis. The Series D notes and the guarantees rank junior in right of payment to all of our and the guarantors' current and future senior indebtedness and equal in right of payment to all of our and the guarantors' current and future senior subordinated indebtedness. As of April 23, 2003, we had $203.2 million of senior debt outstanding, including a capital lease.

•
The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•
There is no existing market for the Series D notes we are offering in the exchange offer. We do not intend to list the Series D notes on any securities exchange or seek approval for quotation through any automated trading system.

        For a discussion of certain factors that you should consider before participating in the exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of the notes to be distributed in this exchange offer or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       , 2003

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. See the "Where You Can Find More Information" section of this prospectus.

        Until                       , 2003, all dealers that buy, sell or trade the Series D notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	12
Special Note Regarding Forward-Looking Statements	22
Use of Proceeds	23
Capitalization	24
Unaudited Pro Forma Financial Data	25
Selected Historical Financial Data	27
Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Business	49
Management	58
Certain Relationships and Related Transactions	66
Security Ownership of Certain Beneficial Owners and Management	68
Description of Certain Indebtedness	69
The Exchange Offer	72
Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes	81
Description of the Notes	84
Material U.S. Federal Income Tax Considerations	126
Plan of Distribution	130
Legal Matters	131
Experts	131
Where You Can Find More Information	131
Index to Financial Statements	F-1

        Spectracide®, Spectracide Triazicide™, Spectracide Terminate®, Hot Shot®, Garden Safe™, Schultz®, Expert Gardener®, Rid-a-Bug®, Bag-a-Bug®, Real-Kill®, No-Pest®, Repel®, Gro Best®, Vigoro®, Sta-Green® and Bandini® are our trademarks and trade names. We also license certain Cutter® trademarks from Bayer A.G. and certain Peters® and Peters Professional® trademarks from The Scotts Company. Other trademarks and trade names used in this prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes. Except as otherwise required by the context, references in this prospectus to "United," the "company," "we," "us" and "our" each refers to United Industries Corporation and its consolidated subsidiaries.

Our Business

        Operating as Spectrum Brands, we are the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. Under a variety of brand names, we manufacture and market one of the broadest lines of pesticides in the industry, including herbicides and indoor and outdoor insecticides, as well as insect repellents, fertilizers, growing media and soils. Our value brands are targeted toward consumers who want products and packaging that are comparable or superior to, and at lower prices than, premium-priced brands, while our opening price point brands are designed for cost conscious consumers who want quality products. Our products are marketed to mass merchandisers, home improvement centers, hardware chains, nurseries and garden centers. Our three largest customers are The Home Depot, Lowe's and Wal*Mart, which are leading and fast growing retailers in our larger segments.

        During the third quarter of 2002, we began reporting operating results using three reportable segments:

  •
  Lawn and Garden (73% of 2002 net sales). This segment includes dry, granular slow-release lawn fertilizers, lawn fertilizer combined with lawn control products, herbicides, water-soluble and controlled-release garden and indoor plant foods, plant care products, potting soils and other growing media products, and insecticide products. This segment includes, among others, our Spectracide, Garden Safe, Schultz, Vigoro, Sta-Green, Real-Kill and No-Pest brands.

  •
  Household (23% of 2002 net sales). This segment includes household insecticides and insect repellents that allow consumers to repel insects and maintain a pest-free household. This segment includes our Hot Shot, Cutter and Repel brands, as well as a number of private label and other products.

  •
  Contract (4% of 2002 net sales). This segment includes our non-core products and various compounds and chemicals, such as cleaning solutions and other consumer products.

        We compete in the $2.8 billion consumer lawn and garden retail market and are benefiting from a shifting of consumer preferences toward value-oriented products. We believe a key growth factor in the lawn and garden retail market is the aging of the United States population, as consumers over the age of forty-five represent the largest segment of lawn and garden care product users and typically have more leisure time and higher levels of discretionary income than the general population. We also believe the growth in the home improvement center and mass merchandiser channels has increased the popularity of do-it-yourself activities, including lawn and garden projects.

Competitive Strengths

        Our success is based on the following competitive strengths:

        Strong Relationships with Leading and Fast Growing Retailers.    Through our ability to add value for our retail customers, we have developed strong relationships with a number of leading national home centers and mass merchandisers. Three such retailers are our three largest customers—The Home Depot, Lowe's and Wal*Mart. These retailers each hold significant positions in the lawn and garden and household categories in which we compete and have together opened over 1,100 new stores in the last three years. As a result, we have been able to significantly increase our sales as these retailers have added new stores and captured greater market share.

        "One-Stop" Supplier.    We offer a broad product line of the value-oriented products that consumers demand as an alternative to premium-priced products. This product breadth, enhanced by our ability to create innovative products and to acquire and integrate products and businesses, improves our ability to be a "one-stop" supplier of branded, value-oriented products in both the lawn and garden and household categories for our customers.

        In-Store Category Management.    We believe that our one-step distribution process, in which most shipments are made directly from our facilities to retail stores, and our direct in-store sales force enable us to manage customer relationships on a store-by-store basis better than other suppliers and help us compete aggressively with premium-priced suppliers for shelf space. Our sales representatives visit most home center locations on a weekly basis to merchandise shelf space, collect market data and educate in-store personnel about our products. This process facilitates regionally appropriate, real-time marketing and promotional decisions, helping to maximize store-level sales and profitability for categories which have a high degree of sensitivity to local weather patterns. In addition, our sales force helps us to identify emerging trends and develop products to meet consumers' needs.

        Broad Technology Portfolio.    We have close relationships with key global active ingredient suppliers and have access to a broad portfolio of chemistry due to our significant presence in the pesticide market. This broad-based access to technology enables us to develop products that differentiate between our various opening-price point offerings and our nationally distributed value brands while offering product efficacy that is competitive with premium-priced products.

        Strong Management Team.    Our senior management team has extensive industry experience and has grown our business by developing and introducing new products, expanding our distribution channels and acquiring new brands and products, while improving our operating efficiencies.

Business Strategy

        We plan to build on our strengths and favorable industry trends to enhance our competitive position by implementing the following key elements of our business strategy:

        Enhance Relationships with Leading Retailers.    We seek to leverage our strong value brand position and operational expertise to continue to deliver more value to leading retailers than our competitors. We focus on enhancing retailers' profitability in selling our products by being a low-cost provider and leveraging our one-step distribution process. We are able to compete as a low-cost provider due to our efficient marketing programs, high level of vertical integration and significant distribution leverage. We currently manufacture and market opening price point brands for leading retailers such as Ace Hardware, Albertsons, Dollar General, The Home Depot, Lowe's, Target, Tru*Serv, Walgreens and Wal*Mart. We also believe our relationship as a supplier of "house brands" provides a basis for broadening our product offerings and we intend to seek out new strategies for enhancing our position with key customers.

        Leverage Our Operating Model.    We continually seek to build the strength of our distribution network and relationships with retailers. We have increased our sales and improved operating leverage by supplying complementary product lines to retailers. Our strategy is to continue to add new products either through new product development or by acquiring product lines.

  •
  Organic Growth: Our new product development strategy is to introduce innovative products that have superior performance, easy-to-understand packaging, value pricing and that are technologically differentiated. Since 1999, we have developed over 200 new products. For example, our introduction of the Spectracide Triazicide products propelled the Spectracide brand to a leading position in the home center channel in 2002.

  •
  Acquisitions: Our brand acquisition strategy is to selectively acquire product lines that can benefit from our position as a "house" supplier, strong distribution network, product development expertise, access to a broad technology portfolio and other competitive strengths. For example, we expect that the products we acquired in our Schultz and WPC Brands acquisitions should benefit from our distribution leverage and certain of the acquired fertilizer brands should help us enhance our existing relationships with key customers.

        Maintain and Enhance Technological Strength.    We plan to continue to focus on building and maintaining a broad technology portfolio to enhance product differentiation and to maintain product efficacy. By increasing scale, we seek to leverage our relationships with global active ingredient suppliers to maintain and expand our technologically advanced product offerings, with a focus on exclusive chemistry and new technology.

        Focus and Coordinate Sales Efforts.    We have established four customer-focused platform teams that are comprised of dedicated executive, sales, marketing, supply chain and finance personnel. Three of these teams are located in the cities of our largest customers' headquarters while the fourth is based at our corporate headquarters to serve our other accounts. In addition, we have reorganized our direct retail sales force to improve service to key customers. This realignment, completed in 2002, allows us to provide separate, dedicated, individually tailored customer service to our key customers and should position us to respond more quickly and proactively to their specific needs.

        Increase Supply Chain Efficiency.    We plan to leverage our greater purchasing power for raw materials and active ingredients resulting from our organic growth and acquisitions to seek improved prices and terms from suppliers. In addition, we intend to selectively in-source or out-source products, based on the cost, quality and reliability of available alternatives. Toward that end, we recently improved costs and reliability by acquiring one fertilizer manufacturing plant and leasing another plant, which allows us to manufacture much of our granular fertilizer product, as opposed to relying on outsourcing arrangements.

Recent Acquisitions

        Over the last two years, we have broadened our product offerings through several acquisitions. These acquisitions have enhanced our ability to be a "one-stop" supplier of branded value-oriented products in our categories.

        In December 2001, we advanced our strategic plan for growth in the consumer lawn and garden category by acquiring leading consumer fertilizer brands Vigoro, Sta-Green and Bandini, as well as acquiring licensing rights to the Best® line of fertilizer products. These brands, which were formerly owned by or licensed to Pursell Industries, Inc., complement our consumer lawn, garden and insect control products.

        In May 2002, we acquired Schultz, a manufacturer of horticultural products and specialty items and a distributor of potting soil, soil conditioners and charcoal. Schultz products are distributed primarily to retail outlets throughout the United States and Canada. The merger was executed to enhance our position in the garden fertilizer and soil product lines and to strengthen our presence at major customers.

        In December 2002, we acquired WPC Brands, a manufacturer and distributor of various leisure-time consumer products, including a full line of insect repellents, institutional healthcare products and other proprietary and private label products. The acquisition was executed to enhance our insect repellent product lines and to strengthen our presence at major customers.

Corporate Information

        We are a corporation organized under the laws of the State of Delaware and operate as Spectrum Brands. Our principal executive offices are located at 2150 Schuetz Road, St. Louis, Missouri 63146, and our telephone number is (314) 427-0780. Our website is www.spectrumbrands.com. The information contained on or connected to our website is not part of this prospectus and is not incorporated in this prospectus by reference.

Industry and Sales Data

        Unless otherwise indicated, all lawn and garden pesticide and household insecticide industry data and statistics contained in this prospectus are estimates contained in or derived from the National Gardening Survey, an independent survey conducted by Harris Interactive for The National Gardening Association, and The U.S. Lawn and Garden Market, an independent survey conducted by The Freedonia Group. Unless otherwise indicated, sales data relating to our products used throughout this prospectus were obtained from AC Nielsen Company and Triad Systems Corporation. Industry and sales publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified this industry and sales data.

The Initial Offering

        On March 27, 2003, we privately placed $85,000,000 of our 9 7/8% Series C Senior Subordinated Notes due 2009. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to use our reasonable best efforts to file a registration statement within 45 days of the March 27, 2003 issue date, have the registration statement declared effective within 165 days of the issue date and complete this exchange offer within 210 days after the issue date. We must pay liquidated damages to the holders of the Series C notes if we do not meet these deadlines.

The Exchange Offer

Exchange Offer	We are offering to exchange up to $235,000,000 principal amount of our 9 7/8% Series D Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, for up to:
	•	$150,000,000 of our outstanding 9 7/8% Series B Senior Subordinated Notes due 2009; and
	•	$85,000,000 of our outstanding 9 7/8% Series C Senior Subordinated Notes due 2009.

We will accept both Series B and C notes in exchange for a single series of Series D notes in order to increase the liquidity of both series of our outstanding notes. The Series D notes are substantially similar to the Series B and C notes, except that:
	•	certain transfer restrictions relating to the Series C notes do not apply to the Series B and D notes;
	•	registration rights relating to the Series C notes do not apply to the Series B and D notes; and
•
some of the provisions contained in the Series D indenture, which also governs the Series C notes, and the definitions related thereto, are different than the provisions in the Series B indenture, as described in the "Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes" section of this prospectus.
You may tender your Series B and C notes for exchange by following the procedures described under "The Exchange Offer—Procedures for Tendering."
Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.
Expiration Date	The exchange offer will expire at 5:00 P.M., New York City time, on , 2003, unless extended.

Closing Date	The closing of the exchange offer will be as promptly as practicable after the expiration date.
Withdrawal Rights	Tenders of outstanding notes may be withdrawn any time prior to 5:00 p.m, New York City time, on the expiration date of the exchange offer.
Procedures for Tendering Series B and C Notes	If you are a holder of Series B or C notes who wishes to participate in the exchange offer, you must either:
•
Complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, and mail or otherwise deliver such documentation, together with your Series B or C notes, to the exchange agent at the address set forth under "The Exchange Offer—Exchange Agent;" or
• Arrange for the Depository Trust Company to transmit certain required information to the exchange agent for this exchange offer in connection with a book-entry transfer.
Material U.S. Federal Income Tax Consequences
The exchange of the Series B and C notes for Series D notes will not be a taxable event for U.S. federal income tax purposes. You should read "Material U.S. Federal Income Tax Consequences" for a discussion of the significant U.S. federal income tax consequences of exchanging your Series B or C notes. You should consult your own tax advisor as to the consequences of the exchange to you.
Consequences of Failure to Exchange
Series C notes that are not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the Series C notes. If you do not participate in the exchange offer, the liquidity of your Series B or C notes could be adversely affected.
Procedures for Beneficial Owners
If you are the beneficial owner of Series B or C notes registered in the name of a broker, dealer or other nominee and you wish to tender your notes, you should contact the person in whose name your notes are registered and promptly instruct such person to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your Series B or C notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, or the certificate for your notes cannot be delivered on time, you may tender your notes pursuant to the guaranteed delivery procedures. See "The Exchange Offer—Guaranteed Delivery Procedures."

Acceptance of Series B and C Notes; Delivery of Series D Notes
Subject to certain conditions, we will accept Series B and C notes which are properly tendered in the exchange offer and not withdrawn, prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer. The Series D notes will be delivered as promptly as practicable following the expiration date.
Use of Proceeds	We will not receive any proceeds from the issuance of Series D notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent
U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. U.S. Bank National Association also serves as trustee under the indentures that govern the Series B, C and D notes.

The 9 7/8% Series D Senior Subordinated Notes due 2009

Issuer	United Industries Corporation, a Delaware corporation.
Securities Offered	Up to $235,000,000 principal amount of 9 7/8% Series D Senior Subordinated Notes due 2009.
General	The terms of the Series B, C and D notes are substantially similar, except that:
• certain transfer restrictions relating to the Series C notes do not apply to the Series B and D notes;
• registration rights relating to the Series C notes do not apply to the Series B and D notes; and
•
some of the provisions contained in the Series D indenture, which also governs the Series C notes, and the definitions related thereto, are different than the provisions contained in the Series B indenture, as described in the "Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes" section of this prospectus.
Maturity Date	April 1, 2009.
Interest Rate	9 7/8% per annum.
Interest Payment Dates	Every April 1 and October 1. Interest on the Series D notes will accrue from the most recent date to which interest has been paid.
Ranking
The Series D notes and the guarantees will be general unsecured, senior subordinated obligations of us and each guarantor. Accordingly, they will rank junior to all of our and each guarantor's senior debt, but will rank equally with our and each guarantor's other senior subordinated debt.

As of April 23, 2003, we had $203.2 million of senior debt outstanding, including $199.1 million under our senior credit facility and a $4.1 million capital lease, and we had $85.2 million available under our revolving credit facility.
Guarantees	The Series D notes will be unconditionally guaranteed on a senior subordinated basis by all of our existing and certain of our future domestic restricted subsidiaries.
Optional Redemption
We cannot redeem the Series D notes until April 1, 2004. At any time after that date, we can redeem some or all of the Series D notes at prices listed under "Description of the Notes—Optional Redemption."
Change of Control Offer
If we experience a change of control, we must give holders of the Series D notes the opportunity to sell us their Series D notes at 101% of their principal amount, plus accrued interest. We might not be able to pay you the required price for Series D notes you present to us at the time of a change of control, because:
	•	we might not have sufficient funds at that time; or
	•	the terms of our other debt may prevent us from paying the required price.
Asset Sale Proceeds	We may have to use the cash proceeds from assets we sell to offer to buy back Series D notes at their principal amount, plus accrued interest.
Certain Indenture Provisions	The indenture governing the Series D notes will limit what we may do. The provisions of the indenture will limit our ability to:
	•	incur more debt;
	•	pay dividends and make distributions;
	•	issue stock of subsidiaries;
	•	make investments;
	•	repurchase stock;
	•	create subsidiaries;
	•	create liens;
	•	enter into transactions with affiliates;
	•	enter into sale and leaseback transactions;
	•	merge or consolidate; and
	•	transfer and sell assets.
These covenants are subject to a number of important exceptions.

Absence of a Public Market
There is currently no established market for the Series D notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series D notes. We do not intend to list the Series D notes on any securities exchange or seek approval for quotation through any automated trading system.

        For more information about the Series D notes, see the "Description of the Notes" section of this prospectus.

Risk Factors

        You should carefully consider the information set forth under "Risk Factors" as well as the other information and data included in this prospectus before tendering your Series B or C notes in exchange for Series D notes.

Summary Historical and Pro Forma Financial Data

        In the table below, we provide you with selected historical financial data from our audited consolidated financial statements, as well as unaudited pro forma financial data. When you read this historical and pro forma financial data, it is important that you read along with it the financial statements and related notes, "Unaudited Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are contained elsewhere in this prospectus. Our unaudited pro forma as adjusted statement of operations data set forth below is based on our historical audited consolidated financial statements adjusted to give effect to our acquisitions of Schultz and WPC Brands and the offering of our Series C notes and the application of the proceeds therefrom, as if each occurred on January 1, 2002. The as adjusted balance sheet data set forth below is based on our historical consolidated balance sheet adjusted to give effect to the offering of our Series C notes and the application of the proceeds therefrom, as if each occurred on December 31, 2002.

	Year Ended December 31,
		Historical
	Pro Forma As Adjusted 2002
		2002	2001	2000
	(dollars in thousands)
Statement of Operations Data:
Net sales before promotion expense	$598,944	$521,286	$297,776	$288,618
Promotion expense	42,468	41,296	24,432	22,824
Net sales	556,476	479,990	273,344	265,794
Cost of goods sold(1)	360,159	305,644	148,371	146,229
Selling, general and administrative expenses	126,207	113,162	74,689	69,099
Operating income	70,110	61,184	44,734	42,466
Interest expense, net	39,237	32,410	35,841	40,973
Net income	24,884	25,336	6,726	1,359
Other Financial Data:
Cash flows from operating activities		$37,858	$25,035	$10,793
Cash flows used for investing activities		(68,250)	(45,416)	(3,950)
Cash flows used for financing activities		40,710	20,381	(6,843)
EBITDA(2)	$81,825	71,424	49,652	47,727
Depreciation and amortization	11,715	10,240	4,918	5,261
Capital expenditures(3)	10,450	10,450	7,916	3,950
	As of December 31, 2002
	As Adjusted(4)	Actual
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$40,264	$10,318
Working capital(5)	50,149	50,149
Total assets	418,140	386,003
Total debt, including capital lease	437,073	404,936
Stockholders' deficit	(96,236)	(96,236)

(1)
Cost of goods sold for the year ended December 31, 2002 includes the impact of a $1.5 million inventory write-up for inventory recorded at fair value in connection with our merger with Schultz in May 2002.

(2)
EBITDA represents income from continuing operations before interest expense, net, income tax expense, depreciation and amortization. We have included information concerning EBITDA as a measure of liquidity because we believe certain investors use it as one measure of historical ability to fund operations and meet financial obligations. However, EBITDA is not presented to represent cash flow from operations as defined by accounting principles generally accepted in the United States, nor does management recommend that it be used as an alternative to, or superior measure of, operating income or income from continuing operations as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to repay our debt obligations. We have provided below a reconciliation of EBITDA to cash flows from operating activities since we deem that it is the most directly comparable GAAP measure. In addition, our definition of EBITDA may not be comparable to that reported by other companies. EBITDA and the reconciliation to cash flows from operating activities is as follows:

	Year Ended December 31,
	Pro Forma As Adjusted 2002	Historical
		2002	2001	2000
Net income	$24,884	$25,336	$6,726	$1,359
Interest expense, net	39,237	32,410	35,841	40,973
Income tax expense	5,989	3,438	2,167	134
Depreciation and amortization	11,715	10,240	4,918	5,261

EBITDA	$81,825	$71,424	$49,652	$47,727

Interest expense less amortization		$(29,130)	$(33,150)	$(38,553)
Change in current assets and liabilities		(4,436)	8,533	2,801
Non-cash reduction of capital lease		—	—	(1,182)

Cash flows from operating activities		$37,858	$25,035	$10,793

(3)
Capital expenditures presented for 2002 include $4.0 million in payments for certain assets purchased from Pursell. Capital expenditures presented for 2000 exclude the execution of a capital lease for $5.3 million. The execution of such capital lease is considered a capital expenditure but is reflected in the supplemental noncash financing activities section in the our consolidated statements of cash flows presented elsewhere in this prospectus.

(4)
As adjusted to give effect to the offering of our Series C notes and the use of proceeds therefrom. Stockholders' deficit has not been adjusted to reflect the writeoff of deferred financing costs of $2.4 million to be recorded in connection with the repayment of borrowings under the senior credit facility from the net proceeds of the offering of our Series C notes.

(5)
Working capital is defined as current assets, excluding cash and cash equivalents, less current liabilities, excluding short-term borrowings and current portion of long-term debt including a capital lease.

RISK FACTORS

        You should carefully consider each of the following factors and all of the other information set forth in this prospectus before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially adversely affect our business operations. In such case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment.

Risks Relating to Exchange Offer

Your voting interest may be diluted as a result of the exchange offer.

        If all of the Series B and C notes are exchanged for the Series D notes, $235,000,000 aggregate principal amount of Series D notes will be outstanding following consummation of the exchange offer, and the Series D notes will be deemed to be a single series of notes outstanding under the indenture governing the Series D notes. In such case, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of Series D notes under such indenture will therefore require the consent of each holder of Series D notes or the holders of a majority in aggregate principal amount of such outstanding Series D notes, as applicable, and the individual voting interest of each holder will accordingly be diluted.

Because there is no public market for the Series D notes, you may not be able to resell your notes.

        The Series D notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market and will be subject to risks relating to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their Series D notes; or

  •
  the price at which the holders would be able to sell their Series D notes.

        If a trading market were to develop, the Series D notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

        We understand that the initial purchasers currently intend to make a market in the Series D notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market may not exist for the Series D notes and any trading market that does develop may not be liquid.

        In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the Series D notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "The Exchange Offer."

Holders of Series C notes that fail to exchange their notes may be unable to resell their notes.

        We did not register the Series C notes under the federal or any state securities laws, nor do we intend to following the exchange offer. As a result, the Series C notes may only be transferred in limited circumstances under the securities laws. If the holders of Series C notes do not exchange their notes in the exchange offer, they lose their right to have the Series C notes registered under the federal securities laws, subject to certain limitations. As a result, a holder of Series C notes after the exchange offer may be unable to sell or otherwise transfer their notes.

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

        The Series D notes will be issued to you in exchange for your Series B or C notes only after timely receipt by the exchange agent of:

  •
  your Series B or C notes; and

  •
  a properly completed and executed Letter of Transmittal and all other required documentation; or

  •
  a book-entry delivery by transmittal of an agent's message through Depository Trust Company.

If you want to tender your Series B or C notes in exchange for Series D notes, you should allow sufficient time to ensure timely delivery.

        Neither the exchange agent nor our company is under any duty to give you notification of defects or irregularities with respect to tenders of Series B or C notes for exchange. Series C notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions on such notes. In addition, if you tender your Series B or C notes in the exchange offer to participate in the distribution of Series D notes, you will be required to comply with registration and prospectus delivery requirements of the federal securities laws in connection with any resale transaction. For additional information, please refer to "The Exchange Offer" and "Plan of Distribution" sections of this prospectus.

Risks Relating to the Series D Notes

We may be unable to service our debt, including the Series D notes, as a result of our high level of indebtedness.

        As shown below, we have now and will continue to have a significant amount of indebtedness.

As of April 23, 2003
(dollars in millions)
Indebtedness senior to the notes, including a capital lease	$203.2
Total indebtedness, including a capital lease	$438.2

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Series D notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

  •
  require a substantial portion of our cash flow from operations for debt payments;

  •
  limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        Any of the above listed factors could materially adversely affect us. See "Description of the Notes" and "Description of Certain Indebtedness."

We may incur more debt senior to the Series D notes, which could further increase the risks described above.

        We may incur substantial additional indebtedness in the future. As of April 23, 2003, we had $3.0 million of borrowings and $1.8 million in letters of credit outstanding under our revolving credit facility. We have approximately $85.2 million of availability under our revolving credit facility and all of those borrowings under our senior credit facility would be senior to the Series D notes. If new debt is added to our current debt level, the related risks that we now face could increase. See "Capitalization," "Selected Historical Financial Data," "Description of the Notes" and "Description of Certain Indebtedness."

        In addition to permitted indebtedness, as defined in our indenture, we can incur additional indebtedness so long as our consolidated fixed charge coverage ratio, as defined in our indenture, is at least 2:1. As of April 23, 2003, our consolidated fixed charge coverage ratio was in excess of 2:1.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the Series D notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. Our ability to generate cash is subject to some factors beyond our control, such as general economic, financial and industry conditions, competitive challenges, weather patterns and government regulations. We believe our cash flow from operations and available borrowings under our senior credit facility will be adequate to meet our future liquidity needs for at least the next eighteen months. We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facility in a sufficient amount to enable us to pay our indebtedness, including the Series D notes, or to fund our other liquidity needs. We are likely to need to refinance all or a portion of our indebtedness on or before maturity. However, we might not be able to refinance any or all of our indebtedness on commercially reasonable terms, which would limit our flexibility to react to changes in general economic, financial and industry conditions, competitive challenges, pressures and adverse changes in government regulation and our ability to capitalize on significant business opportunities.

You may lose part of your investment because the Series D notes are subordinated to our senior debt.

        Your right to receive payments on these Series D notes is junior to our senior debt under our senior credit facility and capital lease obligations. We have $203.2 million of senior debt outstanding, including a capital lease, as of April 23, 2003. In addition, the Series D notes may rank behind our future borrowings, including debt under our senior credit facility and capital leases. As a result, upon any distribution to our creditors in a bankruptcy or similar proceeding relating to us, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Series D notes.

        In addition, all payments on the Series D notes will be blocked in the event of a payment default on senior debt and may be prohibited for up to 179 consecutive days in the event of some specified non-payment defaults on senior debt.

        In the event of bankruptcy, liquidation or reorganization or similar proceeding relating to us or any guarantor, the holders of the notes will participate with all other holders of our subordinated indebtedness in the assets remaining after we have paid all of our senior debt. Because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be first paid to holders of senior debt, holders of the notes may receive less, ratably, than holders of trade payables. In any of these cases, we may not have sufficient assets or funds to pay all of our creditors, and holders of the Series D notes may receive less, ratably, than the holders of senior debt.

The terms of our indebtedness impose operational and financial restrictions on us which, if breached, could result in an acceleration of indebtedness.

        Our senior credit facility and the indentures for the Series B, C and D notes restrict our ability to:

  •
  incur additional indebtedness
  •
  pay dividends and make distributions
  •
  enter into sale and leaseback transactions
  •
  make investments and capital expenditures
  •
  repurchase stock
  •
  create subsidiaries
  •
  create liens
  •
  enter into transactions with affiliates
  •
  issue common and preferred stock of subsidiaries
  •
  merge or consolidate our company
  •
  transfer and sell assets

        In addition, we must maintain minimum debt service and maximum leverage ratios under our senior credit facility. A failure to comply with the restrictions contained in our senior credit facility or the indentures could lead to an event of default which could result in an acceleration of indebtedness. See "Description of Certain Indebtedness." There are a number of important exceptions to the covenants in our indentures, including, for example, our ability to make a significant amount of restricted payments. See "Description of the Notes."

If there is a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the Series D indenture. These requirements could delay or prevent a change of control of our company.

        We will be required to offer to repurchase all outstanding Series D notes upon the occurrence of the following events:

  •
  an unaffiliated person gains 50% of the voting power of our common stock;

  •
  a merger in which we are not the surviving corporation or our common stock is converted into other property and the holders of our common stock and certain of our affiliates immediately prior to the merger cease to hold a majority of the common stock of the surviving corporation; or

  •
  if during any two-year period, the directors at the beginning of the period and new directors who were approved by a majority of directors then in office cease to constitute a majority.

        These events involving a change of control may result in an event of default under our senior credit facility or other indebtedness that we may incur in the future. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Series D notes or that restrictions in our senior credit facility will not allow such repurchases. In addition, important corporate events, such as leveraged stock purchases that would increase the level of our indebtedness, may not constitute a change of control under the indenture. Our senior credit facility currently would prohibit a repurchase of the Series D notes. All or some of our obligations under our indenture or senior credit facility could delay, deter or prevent a sale of our company which might otherwise be advantageous to you and other holders of the Series D notes. See "Description of the Notes—Change of Control Offer."

The guarantees of the Series D notes could be voided or subordinated to our guarantors' other debt if the guarantees constituted a fraudulent conveyance.

        Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if any of our guarantors, at the time we issued the Series D notes:

  (1)
  incurred its guarantee with intent to hinder, delay or defraud creditors; or

  (2)
  received less than reasonably equivalent value or fair consideration for incurring its guarantee; and was insolvent at the time of incurrence, was rendered insolvent by reason of such incurrence, and the application of the proceeds thereof, was engaged or was about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its businesses, or intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the guarantee, or, in the alternative, subordinate such guarantee to existing and future indebtedness of the guarantor. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, a company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

        We believe that, for purposes of the U.S. Bankruptcy Code and state fraudulent transfer or conveyance laws, the guarantees were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that the guarantors are not insolvent, will have sufficient capital for carrying on our business and will be able to pay their debts as they mature. This belief is not based on an opinion of counsel and we cannot assure you that a court passing on such questions would agree with our view.

The holders of a majority of the Series D notes may waive defaults under or modify the indenture in a manner adverse to noteholders who do not approve of such actions.

        Subject to limitations specified in the indenture, the holders of a majority in principal amount of the Series D notes then outstanding will have the right to:

  •
  waive existing defaults or events of default;

  •
  waive compliance with provisions of the indenture or the notes;

  •
  modify or supplement the indenture; and

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the indenture.

        These provisions of the indenture could allow actions affecting the Series D notes to be taken without the approval of all of the holders of the Series D notes and thus may have an adverse effect on the holders of the Series D notes who do not approve of such actions. See "Description of the Notes—Events of Default" and "—Modification of Indenture."

Risks Relating to Our Business

Because of the concentration of our sales to three customers, the loss of one or more of our top customers could adversely affect our financial results.

        Our top three customers, The Home Depot, Lowe's and Wal*Mart, together accounted for approximately 74% (33%, 23% and 18%, respectively) of our 2002 net sales and approximately 62% of our outstanding accounts receivable as of December 31, 2002. These customers hold significant positions in the retail lawn and garden market. The loss of, or reduction in orders from, The Home Depot, Lowe's, Wal*Mart or any other significant customer could have a material adverse effect on our business and our financial results, as could customer disputes regarding shipments, fees, brand use and positioning, merchandise condition or related matters. Our inability to collect accounts receivable from any of these customers could also have a material adverse effect. Furthermore, we do not have long-term purchase agreements or other contractual assurances as to future sales with any of our major retail customers.

Bankruptcy of a major customer, supplier or party with whom we have a strategic relationship could have a material adverse effect on our financial condition.

        Bankruptcy or a significant deterioration in the financial condition of one of our major customers, suppliers or parties whom we have strategic relationships with could have a material adverse effect on our sales, profitability, collections of receivables and cash flow. We continually monitor and evaluate the credit status of our customers and parties whom we have strategic relationships with and attempt to adjust terms as appropriate and permissible. Despite these efforts, a bankruptcy filing by a key customer, supplier or a party whom we have strategic relationships with could have a material adverse effect on our business, results of operations, financial condition, collections of receivables and cash flow.

Weather conditions during our peak selling season could adversely impact our financial results.

        Weather conditions in North America have a significant impact on the timing of sales in the spring selling season and our overall annual sales. Periods of dry, hot weather can decrease insecticide sales, while periods of cold and wet weather can slow sales of herbicides and fertilizers. In addition, an abnormally cold spring throughout North America could adversely affect both fertilizer and pesticide sales and therefore our financial results.

Our seasonality and quarterly fluctuations could impair our ability to make interest payments on the notes.

        Our products are used primarily in the spring and summer, so our business is highly seasonal. During 2002, approximately 69% of our net sales occurred in the first and second quarters. Our working capital needs, and correspondingly our borrowings, begin to peak at the beginning of the second quarter. If cash on hand is insufficient to cover payments due on the notes and if we are also unable to draw on our senior credit facility or obtain other financing, this seasonality could adversely affect our ability to make interest payments as required by the notes.

        Our quarterly results of operations may also fluctuate significantly as a result of a variety of factors, including, among other things:

  •
  weather conditions during peak gardening seasons;

  •
  shifts in demand for lawn and garden products;

  •
  changes in product mix, service levels and pricing by us and our competitors;

  •
  the effect of acquisitions, including the costs of acquisitions that are not completed; and

  •
  economic stability of retail customers.

        These seasonal and quarterly fluctuations could negatively impact our business, including our ability to pay our obligations on the notes or otherwise, as they come due.

We may be adversely affected by trends in the retail industry.

        With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. To the extent such concentration continues to occur, our net sales and operating income may be increasingly sensitive to a deterioration in the financial condition of, or other adverse developments involving our relationships with, one or more of our retailer customers. Our business may also be negatively affected by changes in the policies of our retailer customers, such as limitations on our direct in-store sales force, inventory destocking, limitations on access to shelf space, price demands and other conditions. In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require the carrying of additional inventories and increase our working capital and related financing requirements.

We may be unable to compete successfully in our highly competitive industry.

        We compete against a number of large national and regional brands. Our principal national competitors include: The Scotts Company, which markets products under the Scotts®, Ortho®, Roundup®, Miracle-Gro® and Hyponex® brand names; S.C. Johnson & Son, Inc., which markets products under the Raid® and OFF!® brand names; The Clorox Company, which markets products under the Combat® and Black Flag® brand names; Central Garden & Pet Company, which markets products under the AMDRO® and IMAGE® brand names; Bayer A.G., which markets lawn and garden products under the Bayer Advantage® brand name; and The Servicemaster Company, which markets lawn care, tree and shrub services under the TruGreensm, ChemLawnsm and BareFootsm service marks. Some of our competitors are larger, have longer operating histories and have greater financial resources, market recognition and research departments than us. We cannot assure you that we will be able to compete successfully.

Volatility in interest rates and in the prices of some of the raw materials we use could have a negative impact on us.

        In the normal course of business, we are exposed to fluctuations in interest rates and raw materials prices. We have established policies and procedures that govern the management of these exposures through the use of derivative hedging instruments, including swap agreements. Our objective in managing our exposure to such fluctuations is to decrease the volatility of earnings and cash flows associated with changes in interest rates and certain raw materials prices. To achieve this objective, we periodically enter into swap agreements with values that change in the opposite direction of anticipated cash flows. Derivative instruments related to forecasted transactions are considered to hedge future cash flows, and the effective portion of any gains or losses is included in accumulated other comprehensive income until earnings are affected by the variability of cash flows. Any remaining gain or loss is recognized currently in earnings.

        During the first half of each year, the price of granular urea, a critical raw material component used in the production of fertilizer, tends to increase significantly in correlation with natural gas prices. The costs of granular urea have generally, but not always, declined during the second half of the year. As of December 31, 2002, we had hedged nearly 50%, and had purchase agreements to effectively fix an additional 23%, of our 2003 urea purchases. While we expect these instruments and agreements to manage our exposure to price fluctuations, we cannot assure that they will be effective in fully mitigating our exposure to these risks, nor can we assure that we will be successful in passing pricing increases on to our customers. In addition, our inability to effectively manage our exposure could cause our costs to be greater than our competitors, which may adversely affect our business.

The growth of our business may make it more difficult to manage.

        Rapid growth may strain our ability to manage our business and will strain our operational and financial resources and accounting controls. We have invested substantial time, money and resources in implementing an enterprise resource planning, or ERP, system. If the implementation of the ERP system is not successful or does not result in the benefits and efficiencies we anticipate, it could adversely affect our business. In addition, our continued growth will require an increase in personnel, particularly in our sales force. There can be no assurance that we will be able to continue to attract, train, develop and retain the personnel necessary to pursue our growth strategy.

We could be adversely affected if we lose our key personnel.

        If we were to lose the services of Robert L. Caulk, Daniel J. Johnston, Kent J. Davies, John F. Timony or Robert S. Rubin or if one or more additional members of our management were to depart and subsequently compete with us, it could have a material adverse effect on our business. The loss of key personnel could have a material adverse effect on us. In addition, our future performance depends on our ability to attract and retain skilled employees. We cannot assure you that we will be able to retain our existing personnel or attract additional qualified employees in the future. See "Management—Employment Agreements."

The interests of the holders of the notes may conflict with our controlling shareholders.

        Thomas H. Lee Equity Fund IV, L.P. and its affiliates beneficially own approximately, through UIC Holdings, L.L.C., 84% of our fully diluted common stock, and accordingly, they have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval of the holders of our common stock, including adopting amendments to our charter and approving mergers or sales of substantially all of our assets. Our directors elected by Thomas H. Lee Equity Fund IV, L.P. and its affiliates will have the authority to make decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock purchase programs and the declaration of dividends. Certain decisions concerning our operations or financial structure may present conflicts of interest between the holders of our equity and the holders of the notes. For example, equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment could enhance their equity interest, even though such transactions might involve risk to the holders of the notes.

Our acquisition strategy involves a number of risks.

        We have completed a number of acquisitions and strategic transactions since 1999 and intend to grow through the acquisition of additional companies. We are regularly engaged in acquisition discussions with a number of companies and anticipate that one or more potential acquisition opportunities, including those that could be material, may become available in the near future. If and when appropriate acquisition opportunities become available, we intend to pursue them actively. Further, acquisitions involve a number of special risks, including:

  •
  failure of the acquired business to achieve expected results;

  •
  diversion of management's attention;

  •
  failure to retain key personnel or customers of the acquired business;

  •
  additional financing that, if available, could increase leverage;

  •
  successor liability, including with respect to environmental matters;

  •
  the high cost and expenses of completing acquisitions and risks associated with unanticipated events or liabilities; and

  •
  failure to successfully integrate our acquired businesses into our internal controls.

        These risks could have a material adverse effect on our business, results of operations, financial condition and cash flow.

        We expect to face competition for acquisition candidates, which may limit the number of opportunities and may lead to higher acquisition prices. We cannot assure you that we will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into our existing business without substantial costs, delays or other operations or financial difficulties. In future acquisitions, we also could incur additional indebtedness or pay consideration in excess of fair value, which could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Public perceptions that the products we produce and market are not safe could adversely affect us.

        We manufacture and market a number of complex chemical products, such as fertilizers, growing media, herbicides and pesticides, bearing our brands. On occasion, customers and some current or former employees have alleged that some products failed to perform up to expectations or have caused damage or injury to individuals or property. Public perception that our products are not safe, whether justified or not, could impair our reputation, damage our brand names and materially adversely affect our business.

Compliance with environmental and other public health regulations could increase our costs of doing business and expose us to additional requirements which we may be unable to comply with.

        Local, state, federal and foreign laws and regulations relating to environmental, health and safety matters affect us in several ways. In the United States, all products containing pesticides must be registered with the United States Environmental Protection Agency (U.S. EPA) and, in many cases, similar state agencies before they can be manufactured or sold. The inability to obtain or the cancellation of any registration could have an adverse effect on our business. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether our competitors were similarly affected. We attempt to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals. We may not always be able to avoid or minimize these risks.

        The Food Quality Protection Act establishes a standard for food-use pesticides, which is that a reasonable certainty of no harm will result from the cumulative effect of pesticide exposures. Under the Act, the U.S. EPA is evaluating the cumulative effects from dietary and non-dietary exposures to pesticides. The pesticides in our products continue to be evaluated by the U.S. EPA as part of this exposure. It is possible that the U.S. EPA or a third party active ingredient registrant may decide that a pesticide we use in our products will be limited or made unavailable to us. For example, in 2000, Dow AgroSciences L.L.C., an active ingredient registrant, voluntarily agreed to a withdrawal of virtually all residential uses of chlorpyrifos, an active ingredient we used in our lawn and garden products under the name Dursban until January 2001. This had a material effect on our operations in 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We cannot predict the outcome or the severity of the effect of the U.S. EPA's continuing evaluations of active ingredients used in our products.

        In addition to the regulations already described, local, state, federal and foreign agencies regulate the disposal, handling and storage of hazardous substances and hazardous waste, air and water discharges from our facilities and the remediation of contamination. If we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities, we may be subject to penalties and/or held liable for the costs of remedying the condition.

        We do not anticipate incurring material capital expenditures for environmental control facilities during 2003 or 2004. We currently estimate that the costs associated with compliance with environmental, health and safety regulations could total approximately $0.2 million annually for the next several years. The adequacy of our anticipated future expenditures is based on our operating in substantial compliance with applicable environmental and public health laws and regulations and the assumption that there are not significant conditions of potential contamination that are unknown to us. If there is a significant change in the facts and circumstances surrounding this assumption, or if we are found not to be in substantial compliance with applicable environmental public health laws and regulations, it could have a material impact on future environmental capital expenditures and other environmental expenses and our results of operations, financial position and cash flows.

We may be exposed to significant product liability claims which our insurance may not cover and which could harm our reputation.

        Although we have product liability insurance coverage in the aggregate amount of $2.0 million per occurrence, subject to a $500,000 per occurrence self-insured retention, and an umbrella policy for occurrences exceeding $2.0 million in the amount of $15.0 million, we cannot assure you that this insurance will provide coverage for any claim against us or will be sufficient to cover all possible liabilities. Moreover, any adverse publicity arising from claims made against us, even if the claims were not successful, could adversely affect the reputation and sales of our products. See "Business—Litigation."

If we are unable to use and protect our trademarks or product formulations, we may be exposed to modification and licensing costs.

        Our ability to successfully compete in our markets depends significantly on our ability to use and protect our trademarks. There can be no assurance that our trademarks will be enforceable or adequately protect us from others using similar marks. We therefore may not be able to maintain our proprietary position. In addition to trademarks, we also rely on a combination of patents, trade secrets, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. There can be no assurance that we will be able to maintain our proprietary position, or that third parties will not circumvent any proprietary protection we have. Although we believe that our products do not violate the patents, trademarks, trade dress or other proprietary rights of third parties, it is possible that competitors or others could claim this. If our products are found to infringe on the rights of competitors or others, we could be required to modify such products, pay for a license for the manufacture and sale of such products, which license may not be available on reasonable terms, or stop selling such products.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which the Series D notes trade, the markets in which we operate, our operations, profitability and cash flow.

        Terrorist attacks or other acts of violence or war may negatively affect our operations and your investment. There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks may directly impact our physical facilities or those of our suppliers or customers. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect our operating results.

Also as a result of terrorism and other hostilities, the United States has entered into, and may enter into additional, armed conflicts which could have a further impact on our sales, our supply chain, and our ability to deliver product to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They also could result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues, costs and cash flow and may result in the volatility of the market price for our securities and on the future price of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere regarding our strategy, future operations, financial position, estimated revenues, projected costs, projections, plans and objectives of management, are forward-looking statements. When used in this prospectus the words "will," "believe," "plan," "may," "strategies," "goals," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date they were made. Neither we nor the guarantors of the Series D notes undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

        You should read carefully the factors described in the "Risk Factors" section of this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the Series C notes. We will not receive any cash proceeds from the issuance of the Series D notes.

        We used the gross proceeds of approximately $86,275,000 from the offering of the Series C notes in March 2003 to reduce our outstanding indebtedness under our senior credit facility as follows (dollars in thousands):

Repayment of revolving credit facility	$29,946
Repayment of Term Loan A(1)	28,250
Repayment of Term Loan B(2)	25,888
Fees and expenses	2,191

Total Uses	$86,275

(1)
Term Loan A, which was repaid in full, had an interest rate of 4.67% as of December 31, 2002.

(2)
Term Loan B, which matures in January 2006, had an interest rate of 5.42% as of December 31, 2002. Some of the borrowings under Term Loan B were used to finance a portion of the Schultz merger and WPC Brands acquisition.

        Some of the lenders under our senior credit facility were affiliates of the initial purchasers of the Series C notes. As of April 23, 2003, we had $3.0 million of borrowings and $1.8 million in letters of credit outstanding under our revolving credit facility. After the offering of the Series C notes and giving effect to the application of the proceeds therefrom, we had approximately $85.2 million of availability under our revolving credit facility. In the future we could re-borrow under our revolving credit facility to consummate acquisitions, repurchase our capital stock and for general corporate purposes. We are regularly engaged in acquisition discussions with a number of companies, although we have no definitive agreements at this time. We cannot guarantee that any acquisitions will be consummated. If we do consummate any acquisitions it could be material to our business and require us to incur additional debt under our revolving credit facility or otherwise.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2002, on an actual basis and as adjusted to give effect to the offering of the Series C notes in March 2003 and to the use of proceeds therefrom, as if each had occurred on December 31, 2002. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes, all of which are included elsewhere in this prospectus.

	As of December 31, 2002
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$10,318	$40,264

Debt and capital lease, including current maturities:
Revolving credit facility(1)	$—	$—
Term Loan A	28,250	—
Term Loan B	222,465	196,577
Capital lease obligation	4,221	4,221
9 7/8% Series B Senior Subordinated Notes	150,000	150,000
9 7/8% Series C Senior Subordinated Notes	—	86,275	(2)

Total debt	404,936	437,073
Total stockholders' deficit	(96,236)	(96,236)

Total capitalization	$308,700	$340,837

(1)
Our revolving credit facility provides for borrowings of up to $90.0 million for working capital and general corporate purposes. As of April 23, 2003, we had $3.0 million of borrowings and $1.8 million in letters of credit under our revolving credit facility.

(2)
Includes the $85.0 million principal amount and $1.275 million in premium proceeds resulting from the Series C notes sold in March 2003 at 101.500% of face value.

UNAUDITED PRO FORMA FINANCIAL DATA

        Our unaudited pro forma consolidated statement of operations which follows is based on our historical audited financial statements and is adjusted on a pro forma basis to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 2002:

  (1)
  the merger of a wholly-owned subsidiary with and into Schultz in May 2002;

  (2)
  the acquisition of WPC Brands in December 2002; and

  (3)
  the issuance and sale of the Series C notes and the application of the proceeds therefrom to reduce the outstanding indebtedness under our senior credit facility.

        The unaudited pro forma consolidated statement of operations reflects the application of the principles of purchase accounting to the merger of Schultz and acquisition of WPC Brands in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Accordingly, the unaudited pro forma consolidated statement of operations was adjusted on a pro forma basis to illustrate the estimated effects of additional amortization expense on the acquired and allocated amortizable intangible assets, an adjustment to cost of goods sold as described in the notes below, interest expense for borrowings to finance the merger of Schultz and acquisition of WPC Brands, interest expense associated with the Series C notes, elimination of historical interest expense related to the debt repaid with the proceeds of the offering of the Series C notes and associated income tax effects.

        The allocations of purchase price related to the merger and acquisition are based, in part, on preliminary information, which are subject to adjustment upon obtaining complete valuation information of intangible assets and are subject to post-closing purchase price adjustments. We believe that the finalization of the allocations of purchase price will not have a material impact on our results of operations or financial position. The allocation of purchase price of Schultz is expected to be completed by May 15, 2003 and the allocation of purchase price of WPC Brands is expected to be completed by June 30, 2003.

        Our unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 has been combined below with the unaudited statements of operations data of Schultz and WPC Brands for the period from January 1, 2002 through to the date of the respective transactions in 2002, for purposes of providing the pro forma combined statements of operations after giving effect to the transactions as if they had occurred on January 1, 2002. We provide the unaudited pro forma consolidated statement of operations for informational purposes only. The unaudited pro forma consolidated statement of operations do not purport to represent what our results of operations would actually have been if the transactions had, in fact, occurred on January 1, 2002 or which may be obtained in the future. The unaudited pro forma consolidated statement of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto, all of which are included elsewhere in this prospectus.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2002

	United Industries Historical (1)	Schultz Company Historical (2)	Pro Forma Schultz Adjustments		WPC Brands Historical (3)	Pro Forma WPC Brands Adjustments		Series C Notes Offering Adjustments		Total
	(dollars in thousands)
Net sales before promotion expense	$521,286	$55,603	$—		$22,055	$—		$—		$598,944
Promotion expense	41,296	841	—		331	—		—		42,468

Net sales	479,990	54,762	—		21,724	—		—		556,476

Operating costs and expenses:
Cost of goods sold	305,644	41,200	—		13,315	—		—		360,159
Selling, general and administrative expenses	113,162	7,412	294	(4)	5,036	303	(4)	—		126,207

Total operating costs and expenses	418,806	48,612	294		18,351	303		—		486,366

Operating income	61,184	6,150	(294)		3,373	(303)		—		70,110
Interest expense, net	32,410	259	740	(5)	266	1,258	(5)	4,304	(6)	39,237

Income before income tax expense	28,774	5,891	(1,034)		3,107	(1,561)		(4,304)		30,873
Income tax expense	3,438	2,620	(196)	(7)	1,253	(298)	(7)	(828)	(7)	5,989

Net income	$25,336	$3,271	$(838)		$1,854	$(1,263)		$(3,476)		$24,884

(1)
Our historical operating results for the year ended December 31, 2002 include the operating results of Schultz from May 9, 2002, the date of merger, and WPC Brands from December 6, 2002, the date of acquisition. Our historical results include a $1.5 million charge associated with the write-up of inventory acquired from Schultz to fair value.

(2)
Reflects operating results of Schultz from January 1, 2002 through May 8, 2002, which reflect similar seasonal characteristics as our operating results given the similarity of products and sales seasons.

(3)
Reflects operating results of WPC Brands from January 1, 2002 through December 5, 2002, which reflect similar seasonal characteristics as our operating results given similarity of products and sales seasons.

(4)
Represents amortization expense of intangible assets acquired in the Schultz merger and WPC Brands acquisition. Intangible assets are being amortized over periods ranging from 25 to 40 years.

(5)
Represents incremental interest expense related to additional borrowings of $60.0 million under our Term Loan B to finance the Schultz merger and WPC Brands acquisition. An effective interest rate of 5.5% was used. If the interest rate used in the calculation of incremental interest expense changed 125 basis points, interest expense would have changed by less than $0.1 million.

(6)
The offering adjustment of $4.3 million represents additional interest expense on the Series C notes which consists of the following (dollars in thousands):

Add interest incurred on the Series C notes:
9 7/8% Series C Senior Subordinated Notes	$8,394
Amortization of debt issuance costs	375
Amortization of premium on Series C notes	(213)
Commitment fee on unused revolving credit facility	450

9,006

Less interest expense on indebtedness repaid:
Term Loan A	(1,861)
Term Loan B	(1,761)
Revolving credit facility	(1,080)

Total interest expense on indebtedness repaid	(4,702)

Total interest expense adjustment	$4,304

        The above adjustment does not include the write-off of deferred financing costs of $1.3 million associated with the borrowings repaid from net proceeds from the offering of the Series C notes to reduce our outstanding indebtedness under our senior credit facility.

(7)
Represents the income tax benefit associated with the adjustments described herein to arrive at our estimated pro forma 2002 effective tax rate of 19.4%.

SELECTED HISTORICAL FINANCIAL DATA

        The selected historical financial data as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 have been prepared from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data as of December 31, 2000, 1999 and 1998 and for the years ended December 31, 1999 and 1998 have been derived from audited financial statements which do not appear herein. When reading this selected historical financial data, it is important that you read along with it the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this prospectus.

	Year Ended December 31,
	2002(1)	2001	2000	1999	1998
	(dollars in thousands)
Statement of Operations Data:
Net sales before promotion expense	$521,286	$297,776	$288,618	$304,048	$282,676
Promotion expense	41,296	24,432	22,824	19,572	31,719

Net sales	479,990	273,344	265,794	284,476	250,957
Operating costs and expenses:
Cost of goods sold(2)(3)	305,644	148,371	146,229	150,344	140,445
Selling, general and administrative expenses	113,162	74,689	69,099	80,496	61,066
Facilities and organizational rationalization(3)	—	5,550	—	—	—
Dursban related expenses(4)	—	—	8,000	—	—
Recapitalization transaction fees(5)	—	—	—	10,690	—
Change of control bonuses(6)	—	—	—	8,645	—
Severance charge(6)	—	—	—	2,446	—
Litigation charges(7)	—	—	—	1,647	2,321

Total operating costs and expenses	418,806	228,610	223,328	254,268	203,832

Operating income	61,184	44,734	42,466	30,208	47,125
Interest expense, net	32,410	35,841	40,973	35,223	1,106

Income (loss) before provision for income taxes, discontinued operations and extraordinary item	28,774	8,893	1,493	(5,015)	46,019
Income tax expense	3,438	2,167	134	4,257	992

Income (loss) from continuing operations, before extraordinary item(8)	$25,336	$6,726	$1,359	$(9,272)	$45,027

Preferred stock dividends	$6,880	$2,292	$320	$—	—

Net income (loss) available to common stockholders(9)	$18,456	$4,434	$1,039	$(11,597)	$46,741

Other Financial Data:
Cash flows from continuing operating activities	$37,858	$25,035	$10,793	$24,504	$47,615
Cash flows used for continuing investing activities	(68,250)	(45,416)	(3,950)	(3,038)	(3,628)
Cash flows used for continuing financing activities	40,710	20,381	(6,843)	(21,466)	(45,940)
EBITDA(10)	71,424	49,652	47,727	34,923	50,963
Depreciation and amortization(11)	10,240	4,918	5,261	4,715	3,838
Capital expenditures(12)	10,450	7,916	3,950	3,038	3,628
Ratio of earnings to fixed charges(13)	1.5x	1.2x	1.0x	0.9x	17.6x
Balance Sheet Data (end of period):
Cash and cash equivalents	$10,318	$—	$—	$—	$—
Working capital(14)	50,149	19,703	29,892	22,938	30,042
Total assets	386,003	272,556	234,894	241,878	94,161
Total debt, including capital lease	404,936	351,768	354,301	369,255	4,645
Stockholders' equity (deficit)	(96,236)	(144,417)	(170,763)	(186,802)	58,257

(1)
Our historical operating results for the year ended December 31, 2002 include the operating results of Schultz from May 9, 2002, the date of the merger, and WPC Brands from December 6, 2002, the date of acquisition.

(2)
Cost of goods sold for the year ended December 31, 2002 includes a $1.5 million inventory write-up for inventory recorded at fair value in connection with the Schultz merger in May 2002.

(3)
During the year ended December 31, 2001, we recorded an $8.5 million charge, of which $5.6 million was recorded in facilities and organizational rationalization, $2.7 million was recorded in cost of goods sold, and $0.2 million was recorded in selling, general and administrative expenses.

(4)
During the year ended December 31, 2000, the U.S. EPA and manufacturers of the active ingredient chlorpyrifos including Dow AgroSciences L.L.C. which sold chlorpyrifos to us under the trademark "Dursban™," entered into a voluntary agreement that provided for withdrawal of virtually all residential uses of chlorpyrifos in pesticide products. Formulation of chlorpyrifos products intended for residential use ceased by December 1, 2000 and formulators discontinued the sale of such products to retailers after February 1, 2001. Retailers were not allowed to sell chlorpyrifos products after December 31, 2001. Accordingly, a charge of $8.0 million was recorded in September 2000 for costs associated with this agreement, including customer markdowns, inventory write-offs and related disposal costs. All of our accrued costs associated with this agreement and additional amounts totaling under $0.1 million were incurred by December 31, 2002.

(5)
During the year ended December 31, 1999, we recorded $31.3 million in fees and expenses associated with the recapitalization. Fees and expenses that were specifically identified as relating to the issuance of debt were capitalized and are being amortized over the remaining term of the debt as interest expense. The fees and expenses relating to the equity transactions were charged directly to equity. Other transaction fees were allocated between debt and recapitalization transaction fees expense based on our estimate of the related activities.

(6)
During the year ended December 31, 1999, we recorded various charges as follows: (i) change of control bonuses paid to certain members of senior management amounting to $8.6 million; and (ii) $2.4 million of severance charges incurred as a result of the termination of our former President and Chief Executive Officer and Senior Vice President, Sales.

(7)
During the year ended December 31, 1999, we recorded $1.5 million of litigation charges to primarily reserve for the expected cost of an adverse judgment on a counterclaim filed by defendants in the case of United Industries Corporation vs. John Allman, Craig Jackman et al. This case was settled in July 1999. In 1998, we recorded litigation charges of $2.3 million related to two separate lawsuits. In March 1998, a judgment was entered against us in a lawsuit filed by the spouse of a former employee claiming benefits from a United-owned key man life insurance policy. We recorded a charge of $1.2 million for this case in the first quarter of 1998 and an additional $0.1 million in the fourth quarter of 1999. We also incurred costs pertaining to certain litigation concerning the advertising of our Spectracide Terminate product for which a settlement was negotiated. Costs related to this case amounted to $1.1 million.

(8)
Does not reflect the elimination of stockholder salaries and certain fringe benefits that were in effect prior to the recapitalization and were reflective of the private ownership structure that existed prior to the recapitalization, offset by the salary and fringe benefit structure that was implemented with the recapitalization. During the year ended December 31, 1998, we reported discontinued operations and an extraordinary item.

(9)
During the year ended December 31, 1999, we incurred an extraordinary loss from early extinguishment of debt, net of a $1.4 million income tax benefit, in the amount of $2.3 million. During the year ended December 31, 1998, we had income from a discontinued operation, net of tax, of $1.7 million.

(10)
EBITDA represents income from continuing operations before interest expense, net, income tax expense, depreciation and amortization. We have included information concerning EBITDA as a measure of liquidity because we believe certain investors use it as one measure of historical ability to fund operations and meet financial obligations. However, EBITDA is not presented to represent cash flow from operations as defined by accounting principles generally accepted in the United States, nor does management recommend that it be used as an alternative to, or superior measure of, operating income or income from continuing operations as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to repay our debt obligations. We have provided below a reconciliation of EBITDA to cash flows from continuing operating activities since we deem that it is the most directly comparable measure under generally accepted accounting principles. In addition, our definition of EBITDA may not be comparable to that reported by other companies. EBITDA and the reconciliation to cash flows from continuing operating activities is as follows:

	Years Ended December 31,
	2002	2001	2000	1999	1998
Income (loss) from continuing operations	$25,336	$6,726	$1,359	$(9,272)	$45,027
Interest expense, net	32,410	35,841	40,973	35,223	1,106
Income tax expense	3,438	2,167	134	4,257	992
Depreciation and amortization	10,240	4,918	5,261	4,715	3,838

EBITDA	71,424	49,652	47,727	34,923	50,963
Interest expense less amortization	(29,130)	(33,150)	(38,553)	(33,232)	(1,106)
Change in current assets and liabilities	(4,436)	8,533	2,801	9,423	(1,250)
Current income taxes	—	—	—	—	(992)
Non-cash reduction of capital lease	—	—	(1,182)	—	—
Deferred compensation plan (grantor trust)	—	—	—	2,700	—
Recapitalization fees charged to equity	—	—	—	10,690	—

Cash flows from continuing operating activities	$37,858	$25,035	$10,793	$24,504	$47,615

(11)
Depreciation and amortization for the year ended December 31, 2002 does not include amortization of goodwill in accordance with current accounting standards. Each of the years in the four-year period ended December 31, 2001 includes amortization expense related to goodwill of less than $0.1 million.

(12)
Capital expenditures presented for 2000 exclude the execution of a capital lease for $5.3 million. The execution of such capital lease is considered a capital expenditure but is reflected in the supplemental noncash financing activities section in the accompanying consolidated statements of cash flows presented elsewhere in this prospectus.

(13)
For purposes of this calculation, earnings are defined as income before income tax expense plus fixed charges less pre-tax income required to pay dividends on preferred stock. Fixed charges include interest expense on all indebtedness, including amortization of deferred financing costs, the portion of operating lease rental expense which management believes is representative of the interest factor of rent expense, approximately 33% of total rent expense, and pre-tax income required to pay dividends on preferred stock. For the year ended December 31, 1999, our earnings were insufficient to cover our fixed charges by $5.0 million.

(14)
Working capital is defined as current assets, excluding cash and cash equivalents, less current liabilities, excluding short-term borrowings and current maturities of long-term debt.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The discussion and analysis of our consolidated financial condition and results of operations included herein should be read in conjunction with the historical financial information included in the financial statements and the related notes thereto, which are included elsewhere in this prospectus. Future results could differ materially from those discussed below for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus.

Overview

        Doing business as Spectrum Brands, we are majority owned by UIC Holdings, L.L.C. and are the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. Under a variety of brand names, we manufacture and market one of the broadest lines in the industry. Our operations are divided into three business segments: Lawn and Garden, Household and Contract. We believe that the key growth factors for the $2.8 billion consumer lawn and garden retail market include:

  •
  the aging of the United States population because consumers over the age of forty-five represent the largest segment of lawn and garden care product users and typically enjoy more leisure time and higher levels of discretionary income than the general population;

  •
  growth in the home improvement center and mass merchandiser channels; and

  •
  shifting consumer preferences toward value-oriented products.

        We do not believe that our historical financial condition and results of operations are accurate indicators of future results because of certain significant past events. Those events include mergers, acquisitions, strategic transactions and equity and debt financing transactions over the last several years. Furthermore, our sales are seasonal in nature and are susceptible to weather conditions that vary from year to year.

Critical Accounting Policies

        Our significant accounting policies are described in Note 2 to the consolidated financial statements included elsewhere in this prospectus. While all of the significant accounting policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Such policies are those that are both most important to the portrayal of our financial condition and require our most difficult, subjective or complex estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We base our estimates and assumptions on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results could differ from these estimates and assumptions. We believe our most critical accounting policies are as follows:

        Revenue Recognition.    Net sales represent gross sales less any applicable customer discounts from list price, customer returns and promotion expense through cooperative programs with retailers. The provision for customer returns is based on historical sales returns and analysis of credit memo and other relevant information. If the historical or other data used to develop these estimates do not properly reflect future returns, net sales may need to be adjusted. Sales reductions related to returns were $7.4 million in 2002, $6.5 million in 2001 and $7.6 million in 2000. Amounts included in the allowance for doubtful accounts were $2.0 million as of December 31, 2002 and $0.4 million as of December 31, 2001.

        Inventories.    Inventories are reported at the lower of cost or market. Cost is determined using a standard costing system that approximates the first-in, first-out method and includes raw materials, direct labor and overhead. An allowance for potentially obsolete or slow-moving inventory is recorded based on our analysis of inventory levels and future sales forecasts. In the event that our estimates of future usage and sales differ from actual results, the allowance for obsolete or slow-moving inventory may be adjusted. Amounts recorded for potentially obsolete or slow-moving inventory were $5.4 million in 2002, $2.7 million in 2001 and $0.3 million in 2000. The allowance for potentially obsolete or slow-moving inventory was $5.8 million as of December 31, 2002 and $2.7 million as of December 31, 2001.

        Promotion Expense.    We advertise and promote our products through national and regional media. Products are also advertised and promoted through cooperative programs with retailers. Advertising and promotion costs are expensed as incurred, although costs incurred during interim periods are generally expensed ratably in relation to revenues. Management develops an estimate of the amount of costs that have been incurred by the retailers under our cooperative programs based on an analysis of specific programs offered to retailers and historical information. Actual costs incurred may differ significantly from our estimates if factors such as the level of participation and success of the retailers' programs or other conditions differ from our expectations. Promotion expense, including cooperative programs with customers, is recorded as a reduction of sales and was $41.3 million in 2002, $24.4 million in 2001 and $22.8 million in 2000. Accrued advertising and promotion expense was $16.4 million as of December 31, 2002 and $12.1 million as of December 31, 2001. In addition, advertising costs are incurred irrespective of promotions. Such costs are included in selling, general and administrative expenses in our consolidated statements of operations and were $3.3 million in 2002, $1.3 million in 2001 and $2.4 million in 2000.

        Income Taxes.    Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting basis and the tax basis of assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled. The judgment of management is required to determine income tax expense, deferred tax assets and any related valuation allowance and deferred tax liabilities. We have recorded a valuation allowance of $104.1 million as of December 31, 2002 due to uncertainties related to the ability to utilize some of the deferred tax assets, primarily consisting of certain net operating loss carryforwards that were generated in 1999 through 2002 and deductible goodwill recorded in connection with our recapitalization in 1999. The valuation allowance is based on our estimates of future taxable income by jurisdiction in which the deferred tax assets will be recoverable.

        As previously noted, we generated net operating losses for tax purposes for each of the years 1999 through 2002. Our current estimates indicate that we will generate taxable income for 2003. If we achieve such results, 2003 would be the first year that taxable income would be generated since our recapitalization in 1999. In addition, as our budgets for future years indicate that we will continue to generate taxable income, it is possible the valuation allowance will need to be reduced. Any adjustment to the valuation allowance could materially impact our consolidated financial position and results of operations. In addition, we currently anticipate that our effective tax rate beginning in 2003 will be 38%, absent any reduction of the valuation allowance previously described.

        Goodwill and Other Intangible Assets.    We have acquired intangible assets or made acquisitions in the past that resulted in the recording of goodwill or intangible assets, including our acquisition of certain fertilizer brands in December 2001, our merger with Schultz in May 2002 and our acquisition of WPC Brands in December 2002. Under generally accepted accounting principles previously in effect, goodwill and intangibles were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from their cash flows on an undiscounted basis over their useful lives.

        Effective in 2002, goodwill is no longer amortized and is subject to impairment testing at least annually. We evaluate the recoverability of long-lived assets, including goodwill and intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or changes in circumstances could include such factors as changes in technological advances, fluctuations in the fair value of such assets or adverse changes in relationships or vendors. If a review indicates that the carrying value of goodwill and other intangible assets are not recoverable, the carrying value of such asset is reduced to its estimated fair value. While we believe that our estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect our evaluations. Therefore, impairment losses could be recorded in the future.

Recent Acquisitions

        Schultz Company.    On May 9, 2002, one of our wholly owned subsidiaries completed a merger with and into Schultz, a manufacturer of horticultural products and specialty items and a distributor of potting soil, soil conditioners and charcoal. Schultz products are distributed primarily to retail outlets throughout the United States and Canada. The merger was executed to achieve economies of scale and synergistic efficiencies. As a result of the merger, Schultz became a wholly owned subsidiary. The total purchase price included cash payments of $38.3 million, including related acquisition costs of $5.0 million, issuance of 600,000 shares of Class A voting common stock valued at $3.0 million and issuance of 600,000 shares of Class B nonvoting common stock valued at $3.0 million and the assumption of $20.6 million of outstanding debt which was repaid at closing. In exchange for cash, common stock and the assumption of debt, we received all of the outstanding shares of Schultz. We have preliminarily allocated 50% of the purchase price in excess of the fair value of net assets acquired to intangible assets ($19.7 million) and 50% to goodwill ($19.7 million), which is not deductible for tax purposes. The acquired intangible assets consist of trade names and other intellectual property which are being amortized over 25 to 40 years. In addition, we were required to write-up the value of inventory acquired from Schultz by $1.5 million to properly reflect its fair value.

        This transaction was accounted for using the purchase method of accounting and, accordingly, the results of operations of the assets acquired and liabilities assumed have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is based on preliminary information, which is subject to adjustment upon obtaining complete valuation information. While the final purchase price allocation may differ significantly from the preliminary allocation included in this report, we believe that finalization of the allocation will not have a material impact on the consolidated results of operations or our financial position. Completion of the purchase price allocation is expected by the second quarter of 2003.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition (dollars in thousands):

Description	Amount
Current assets	$40,856
Equipment and leasehold improvements	3,901
Intangible assets	20,632
Goodwill	19,744
Other assets	811

Total assets acquired	85,944

Current liabilities	19,857
Long-term debt	20,662
Other liabilities	1,125

Total liabilities	41,644

Net assets acquired	$44,300

        Our funding sources for the Schultz merger included an additional $35.0 million add-on to Term Loan B of our senior credit facility, an additional $10.0 million add-on to the revolving credit facility, the issuance of 1,690,000 shares of Class A voting common stock to UIC Holdings, L.L.C. for $8.5 million and the issuance of 1,690,000 shares of Class B nonvoting common stock to UIC Holdings, L.L.C. for $8.5 million. The issuance of shares to UIC Holdings, L.L.C. was a condition precedent to the amendment of the senior credit facility. The value of the shares issued was determined using $5 per share, the fair value of our common stock ascribed by an independent third party valuation.

        WPC Brands, Inc.    On December 6, 2002, one of our wholly owned subsidiaries completed the acquisition of WPC Brands, a manufacturer and distributor of various leisure-time consumer products, including a full line of insect repellents, institutional healthcare products and other proprietary and private label products. The acquisition was executed to enhance our insect repellent product lines and to strengthen our presence at major customers. The total purchase price was $19.5 million in cash in exchange for all of the outstanding shares of WPC Brands. We have preliminarily allocated 75% of the purchase price in excess of the fair value of net assets acquired to intangible assets ($9.7 million) and 25% to goodwill ($3.2 million). The acquired intangible assets consist of trade names and other intellectual property which are being amortized over 25 to 40 years. In addition, we were required to write-up the value of inventory acquired from WPC Brands by $2.0 million to properly reflect its fair value.

        This transaction was accounted for using the purchase method of accounting and, accordingly, the results of operations of the assets acquired and liabilities assumed have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is based on preliminary information, which is subject to adjustment upon obtaining complete valuation information. While the final purchase price allocation may differ significantly from the preliminary allocation included in this report, we believe that finalization of the allocation will not have a material impact on the consolidated results of operations or our financial position. Completion of the purchase price allocation is expected by the third quarter of 2003.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition (dollars in thousands):

Description	Amount
Current assets	$7,987
Equipment and leasehold improvements	844
Intangible assets	11,294
Goodwill	3,222
Other assets	455

Total assets acquired	23,802

Current liabilities	3,286
Other liabilities	1,016

Total liabilities	4,302

Net assets acquired	$19,500

        Our funding source for the WPC Brands acquisition was a portion of the proceeds received from an additional $25.0 million add-on to Term Loan B of our senior credit facility.

        In addition, we are currently considering selling certain or all of the non-core product lines received in the acquisition of WPC Brands. Total assets represented by these product lines are approximately $1.6 million with annual net sales in 2002 of approximately $6.2 million.

Recent Strategic Transactions

        Acquisition of Brands.    On December 17, 2001, we advanced our strategic plan for growth in the consumer lawn and garden category by acquiring leading consumer fertilizer brands Vigoro, Sta-Green and Bandini, as well as acquiring licensing rights to the Best® line of fertilizer products, for a cash purchase price of $37.5 million. The brands, which were formerly owned by or licensed to Pursell, complement our consumer lawn, garden and insect control products. In connection with financing this transaction, we issued 22,600 shares of preferred stock for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, and warrants to purchase 6,300,000 shares of common stock initially to UIC Holdings, L.L.C. for net cash proceeds of $22.0 million.

        Strategic Relationship with Bayer.    On June 14, 2002, we and Bayer consummated a strategic transaction. The strategic transaction allows us to gain access to certain Bayer active ingredient technologies through a Supply Agreement and to perform certain merchandising services for Bayer through an In-Store Service Agreement. In connection with the strategic transaction, Bayer acquired a minority ownership interest, approximately 9.3% of the issued and outstanding shares of our common stock, under the terms of an Exchange Agreement in exchange for promissory notes due to Bayer from Pursell and the execution of the Supply and In-Store Service Agreements.

        We have the right to terminate the In-Store Service Agreement at any time without cause upon 60 days advance notice to Bayer. Following any such termination, we would have 365 days to exercise an option to repurchase all of our stock issued to Bayer. We could repurchase the stock at a price based on equations contained in the Exchange Agreement designed to represent in part the fair market value of the shares at the time such repurchase option is exercised and in part the original cost of such stock. In the event we exercise this repurchase option, Bayer would have the right to terminate the Supply Agreement. Because Bayer is both a competitor and a supplier, we are constantly reevaluating our relationship with Bayer and the value of this relationship to us, and may decide to terminate the In-Store Service Agreement and exercise our repurchase option at any time.

        In consideration for the Supply and In-Store Service Agreements, and in exchange for the promissory notes of Pursell, we issued to Bayer 3,072,000 shares of Class A voting common stock valued at $15.4 million and 3,072,000 shares of Class B nonvoting common stock valued at $15.4 million and recorded $0.4 million of related issuance costs. We reserved for the entire face value of the promissory notes due to Bayer from Pursell as we did not believe they were collectible and an independent third party valuation did not ascribe any value to them.

        Based on the independent third party valuation, we assigned a fair value of $30.7 million on June 14, 2002 to the transaction components recorded relative to the common stock issued to Bayer as follows:

Description	Amount
Common stock subscription receivable	$27,321
Supply Agreement	5,694
Repurchase option	2,636
In-Store Services Agreement	(4,931)

$30,720

        Under the requirements of the agreements, Bayer will make payments to us which total $5.0 million annually through June 15, 2009, the present value of which equals the value assigned to the common stock subscription receivable, which is reflected in the equity section in our accompanying consolidated balance sheet as of December 31, 2002. The common stock subscription receivable will be repaid in 28 quarterly installments of $1.25 million, the first of which was received at closing on June 17, 2002. The difference between the value ascribed to the common stock subscription receivable and the installment payments will be reflected as interest income in our consolidated statements of operations through June 15, 2009.

        Bayer has the right to put the shares received back to us under the terms of the Exchange Agreement. Bayer can terminate the Exchange Agreement within the first 36 months if we fail to meet certain performance guidelines as established in the In-Store Service Agreement. In conjunction with the termination, Bayer can put the shares received back to us within 30 days of the termination of the Exchange Agreement at a price provided for in the Exchange Agreement. We believe that the put price per share would represent in part the fair market value of the shares at the time such put option is exercised and in part the original cost of such shares.

        The value of the Supply Agreement and the liability associated with the In-Store Service Agreement are being amortized over the period in which economic benefits under the Supply Agreement are utilized and the obligations under the In-Store Service Agreement are fulfilled. We are amortizing the asset associated with the Supply Agreement to cost of goods sold and currently anticipate the benefit will be recognized over a three to five-year period. We are amortizing the obligation associated with the In-Store Service Agreement to revenues over the seven-year life of the agreement. In December 2002, we and Bayer amended the In-Store Service Agreement to reduce the scope of services provided by approximately 80%. As a result, we reduced our obligation under the agreement accordingly and reclassified $3.6 million to additional paid-in capital to reflect the increase in value of the original agreement.

        The independent third party valuation obtained by us also indicated that value should be ascribed to the repurchase option we have under the agreements. The repurchase option is reflected as a reduction of equity in the accompanying consolidated balance sheet as of December 31, 2002. This amount will be recorded as a component of additional paid-in capital upon exercise or expiration of the option.

        Pursell Transaction.    In October 2002, we purchased certain assets from Pursell, which renamed itself U.S. Fertilizer subsequent to the agreement, for a cash purchase price of $12.1 million and forgiveness of the Pursell promissory notes previously obtained from Bayer, as described above. The assets acquired included certain inventory, equipment at two of Pursell's facilities and real estate at one of the two facilities. These facilities, located in Orrville, Ohio and Sylacauga, Alabama, previously fulfilled, and are expected to continue to fulfill, over half of our fertilizer manufacturing requirements.

        Also in October 2002, we signed a tolling agreement with Pursell, whereby Pursell will supply us with fertilizer. The tolling agreement requires us to be responsible for all raw materials, certain capital expenditures and other related costs for Pursell to manufacture and supply us with fertilizer products. The agreement does not require a minimum volume purchase from Pursell, but does provide for a fixed monthly payment of $0.7 million through the term of the tolling agreement, which expires on September 30, 2007. The fixed monthly payment of $0.7 million through the term of the tolling agreement is included in our standard inventory costs and is not expensed monthly as a period cost. In addition, beginning on March 1, 2004 and on each anniversary thereafter, the fixed payment is subject to certain increases for labor, materials, inflation and other reasonable costs as outlined in the tolling agreement. The agreement provides us with certain termination rights without penalty upon a breach of the agreement by Pursell or upon our payment of certain amounts as set forth therein. As a result of our purchase of the Ohio plant and lease of the Sylacauga facility, we expect to be able to produce over one half of our fertilizer requirements. We expect that as a result of manufacturing our fertilizer our cost of goods sold will decrease although the decrease will be partially offset by an increase in selling, general and administrative expenses resulting from operation of these facilities.

Results of Operations

        The following table presents amounts and the percentages of net sales that items in the accompanying consolidated statements of operations constitute for the periods presented:

	Year Ended December 31,
	2002		2001		2000
	(dollars in thousands)
Net sales by segment:
Lawn and Garden	$352,269	73.4%	$169,267	61.9%	$177,981	67.0%
Household	108,752	22.7%	101,186	37.0%	82,018	30.9%
Contract	18,969	4.0%	2,891	1.1%	5,795	2.1%

Total net sales	479,990	100.0%	273,344	100.0%	265,794	100.0%

Operating costs and expenses:
Cost of goods sold	305,644	63.7%	148,371	54.3%	146,229	55.0%
Selling, general and administrative expenses	113,162	23.6%	74,689	27.3%	69,099	26.0%
Facilities and organizational rationalization	—	0.0%	5,550	2.0%	—	0.0%
Dursban related expenses	—	0.0%	—	0.0%	8,000	3.0%

Total operating costs and expenses	418,806	87.3%	228,610	83.6%	223,328	84.0%

Operating income (loss) by segment:
Lawn and Garden	38,064	7.9%	24,637	9.0%	24,309	9.1%
Household	23,159	4.8%	20,280	7.3%	17,814	6.7%
Contract	(39)	0.0%	(183)	-0.1%	343	0.2%

Total operating income	61,184	12.7%	44,734	16.4%	42,466	16.0%
Interest expense, net	32,410	6.8%	35,841	13.1%	40,973	15.4%

Income before income tax expense	28,774	5.9%	8,893	3.3%	1,493	0.6%
Income tax expense	3,438	0.7%	2,167	0.8%	134	0.1%

Net income	$25,336	5.2%	$6,726	2.5%	$1,359	0.5%

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Net Sales.    Net sales represent gross sales less any applicable customer discounts from list price, customer returns and promotion expense through cooperative programs with retailers. Net sales increased $206.7 million, or 75.6%, to $480.0 million for the year ended December 31, 2002 from $273.3 million for the year ended December 31, 2001. The increase, primarily in our Lawn and Garden segment, as well as the change in our sales mix by segment, were due mainly to our expanded product lines resulting from our acquisition of various fertilizer brands and our merger with Schultz in May 2002, coupled with an increase in sales of specific product lines described further below. This increase was partially offset by an increase in promotion expense and retailers maintaining lower inventory levels.

        Net sales in the Lawn and Garden segment increased $183.0 million, or 108.0%, to $352.3 million for the year ended December 31, 2002 from $169.3 million for the year ended December 31, 2001. Net sales of this segment increased $137.4 million as a result of our acquisition of various fertilizer brands and $28.7 million as a result of our merger with Schultz. These increases were partially offset by lower sales volume of various other products in the Lawn and Garden segment. Net sales in the Household segment increased $7.6 million, or 7.5%, to $108.8 million for the year ended December 31, 2002 from $101.2 million for the year ended December 31, 2001. Net sales of this segment increased primarily due to increases in sales of our repellents and insecticides and in our private label products. Net sales in the Contract segment increased $16.1 million to $19.0 million for the year ended December 31, 2002 from $2.9 million for the year ended December 31, 2001. Net sales of this segment increased primarily due to our merger with Schultz.

        Gross Profit.    Gross profit increased $49.3 million, or 39.4%, to $174.3 million for the year ended December 31, 2002 from $125.0 million for the year ended December 31, 2001. The increase in gross profit was primarily due to our acquisition of various fertilizer brands and our merger with Schultz, coupled with favorable materials costs of key ingredients. The increase in gross profit was partially offset by the recognition of a $1.5 million purchase accounting inventory write-up in cost of goods sold related to the merger with Schultz. As a percentage of net sales, gross profit decreased to 36.3% for the year ended December 31, 2002 from 45.7% for the year ended December 31, 2001. The decrease in gross profit as a percentage of net sales was primarily due to our acquisition of various fertilizer brands and our merger with Schultz, which both have lower margins than our other products. Gross profit as a percentage of sales is expected to improve in 2003 as we continue to achieve operational and financial efficiencies resulting from our acquisitions and other strategic transactions in 2002.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses include all costs associated with the selling and distribution of product, product registrations and administrative functions such as finance, information systems and human resources. Selling, general and administrative expenses increased $38.5 million, or 51.5%, to $113.2 million for the year ended December 31, 2002 from $74.7 million for the year ended December 31, 2001. The increase was primarily due to our acquisition of various fertilizer brands and our merger with Schultz. As a percentage of net sales, selling, general and administrative expenses decreased to 23.6% for the year ended December 31, 2002 from 27.3% for the year ended December 31, 2001. The decrease was primarily due to additional sales related to our acquisition of various fertilizer brands and our merger with Schultz, with a lesser corresponding increase in selling, general and administrative expenses.

        Operating Income.    Operating income increased $16.5 million, or 36.9%, to $61.2 million for the year ended December 31, 2002 from $44.7 million for the year ended December 31, 2001. The increase was due to the factors described above. As a percentage of net sales, operating income decreased to 12.7% for the year ended December 31, 2002 from 16.4% for the year ended December 31, 2001. The decrease was primarily in our Lawn and Garden segment due to lower margins on the products we acquired in our merger with Schultz and our acquisition of various fertilizer brands.

        Operating income in the Lawn and Garden segment increased $13.5 million, or 54.9%, to $38.1 million for the year ended December 31, 2002 from $24.6 million for the year ended December 31, 2001. Operating income of this segment increased primarily due to our acquisition of various fertilizer brands and strong growth in our Spectracide brand. These increases were partially offset by lower sales volume and margins of various other products. Operating income in the Household segment increased $2.9 million, or 14.3%, to $23.2 million for the year ended December 31, 2002 from $20.3 million for the year ended December 31, 2001. Operating income of this segment increased primarily due to increases in sales of our Cutter and Hot Shot brands and in our private label products. Operating loss in the Contract segment decreased $0.2 million for the year ended December 31, 2002 from $0.2 million for the year ended December 31, 2001. Operating loss of this segment decreased primarily due to sales of new products acquired in our merger with Schultz.

        Interest Expense, Net.    Interest expense, net, decreased $3.4 million, or 9.5%, to $32.4 million for the year ended December 31, 2002 from $35.8 million for the year ended December 31, 2001. The decrease in net interest expense was due to a decline in our average variable borrowing rate of 1.68 percentage points to 7.71% for the year ended December 31, 2002 from 9.39% for the year ended December 31, 2001, resulting primarily from the effects of two unfavorable interest rate swaps terminated in 2002 and a general decline in variable borrowing rates. This decrease was also due to interest income recognized on payments received on the common stock subscription receivable from Bayer, coupled with an increase in our average cash balances available for investment during 2002. These decreases were partially offset by an increase in our average debt outstanding during 2002, which resulted from additional borrowings under our senior credit facility to increase liquidity in February 2002, finance our merger with Schultz and finance the acquisition of WPC Brands.

        Income Tax Expense.    For the year ended December 31, 2002, our effective income tax rate was 11.9%. This rate is lower than our statutory rate for federal taxes and state taxes, net of federal benefit, of 38.0% because it reflects our estimated utilization of our goodwill deduction in 2002. The goodwill deduction is related to the step up in tax basis that occurred in conjunction with our recapitalization in 1999.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

        Net Sales.    Net sales increased $7.5 million, or 2.8%, to $273.3 million for the year ended December 31, 2001 from $265.8 million for the year ended December 31, 2000. This increase was driven by a combination of offsetting factors including the increase in demand for insect repellent, increased sales of Spectracide Terminate, increased sales in the hardware channel, decreased sales related to the loss of Kgro private label business for 2001 and decreased sales related to products that contain chlorpyrifos.

        Net sales in the Lawn and Garden segment decreased $8.7 million, or 4.9%, to $169.3 million for the year ended December 31, 2001 from $178.0 million for the year ended December 31, 2000. Net sales of this segment decreased primarily due to lost sales of products that contained chlorpyrifos. During 2000, the U.S. EPA and manufacturers of the active ingredient chlorpyrifos, including Dow AgroSciences L.L.C. which sold the chlorphyrifos under the trademark "Dursban," entered into a voluntary agreement that provided for the withdrawal of virtually all residential uses of Dursban. These decreases were partially offset by increased sales of various other products in the Lawn and Garden segment. Net sales in the Household segment increased $19.2 million, or 23.4%, to $101.2 million for the year ended December 31, 2001 from $82.0 million for the year ended December 31, 2000. Net sales of this segment increased primarily due to increased demand for insect repellents by $11.0 million due to weather conditions and the introduction of new products. Net sales in the Contract segment decreased $2.9 million to $2.9 million for the year ended December 31, 2001 from $5.8 million for the year ended December 31, 2000. Net sales of this segment decreased primarily due to changes in sales mix.

        Gross Profit.    Gross profit increased $5.4 million, or 4.5%, to $125.0 million for the year ended December 31, 2001 compared to $119.6 million for the year ended December 31, 2000. As a percentage of net sales, gross profit increased to 45.7% as compared to 45.0% for the year ended December 31, 2000. The increase in gross profit as a percentage of sales was the result of a change in sales mix to value brands, which are higher margin products, and was partially offset by a $2.7 million inventory rationalization charge recorded during the fourth quarter of 2001.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased $5.6 million, or 8.1%, to $74.7 million for the year ended December 31, 2001 from $69.1 million for the year ended December 30, 2000. As a percentage of net sales, selling, general and administrative expenses increased to 27.3% for the year ended December 31, 2001 from 26.0% for the year ended December 30, 2000. The increase is attributed to increased advertising spending to support the value brands, along with additional spending for in-store sales and support in home centers. Prior year selling, general and administrative expenses also reflect a cost reduction due to the impact of terminating a capital lease.

        Facilities and Organizational Rationalization.    During the fourth quarter of 2001, we recorded a non-recurring charge of $5.6 million. The components of the charge included severance cost of

$2.1 million related to an early voluntary retirement program for 85 employees, a $3.7 million charge attributed to facility exit costs for warehouse and office consolidation and a $2.7 million charge for inventory rationalization which was recorded in cost of goods sold. There were no similar charges recorded during 2000.

        Dursban Related Expenses.    During 2000, we recorded a non-recurring charge of $8.0 million, including customer markdowns, inventory write-offs and related disposal costs which primarily affected our Lawn and Garden segment results, as a result of the voluntary agreement between the U.S. EPA and manufacturers of Dursban to discontinue inclusion of the active chemical in our products. There were no similar charges recorded during 2001.

        Operating Income.    Operating income increased $2.2 million, or 5.2%, to $44.7 million for the year ended December 31, 2001 from $42.5 million for the year ended December 31, 2000. As a percentage of net sales, operating income increased to 16.4% for the year ended December 31, 2001 from 16.0% for the year ended December 31, 2000. The increase was due to the factors described above.

        Operating income in the Lawn and Garden segment increased $0.3 million, or 1.2%, to $24.6 million for the year ended December 31, 2001 from $24.3 million for the year ended December 31, 2000. Operating income of this segment increased primarily due to increased sales of Spectracide Terminate and increases in sales of various other products in the Lawn and Garden segment, partially offset by lost sales of products that contained chlorpyrifos. Operating income in the Household segment increased $2.5 million, or 15.3%, to $20.3 million for the year ended December 31, 2001 from $17.8 million for the year ended December 31, 2000. Operating income of this segment increased primarily due to increased sales of insect repellents. Operating income in the Contract segment decreased $0.5 million to an operating loss of $0.2 million for the year ended December 31, 2001 from operating income of $0.3 million for the year ended December 31, 2000. Operating income of this segment decreased primarily due to changes in sales mix.

        Income Tax Expense.    For the year ended December 31, 2001, our effective income tax rate was 24.4%. This rate is lower than our statutory rate for federal taxes and state taxes, net of federal benefit, of 38% because it reflects our estimated utilization of our goodwill deduction in 2001. The goodwill deduction is related to the step up in tax basis that occurred in conjunction with our recapitalization in 1999.

Liquidity and Capital Resources

        Our principal liquidity requirements are for working capital, capital expenditures and debt service under the senior credit facility and the senior subordinated notes.

        Operating Activities.    Operating activities provided cash of $37.9 million during the year ended December 31, 2002 compared to $25.0 million for the year ended December 31, 2001. The increase in cash provided by operations was primarily due to increased profitability, offset by increased inventories of $19.9 million in the year ended December 31, 2002 compared to the year ended December 31, 2001. This increase was partially offset by an increase in our allowance for doubtful accounts of $2.1 million and an increase in our allowance for potentially obsolete and slow-moving inventory of $3.1 million during the year ended December 31, 2002. The seasonal nature of our operations generally requires cash to fund significant increases in working capital, primarily accounts receivable and inventories, during the first half of the year. Accounts receivable and accounts payable also build substantially in the first half of the year in line with increasing sales as the season begins. These balances liquidate over the latter part of the second half of the year as the lawn and garden season winds down. Net of effects from acquisitions, changes in current operating assets resulted in a decline in cash flows from operating activities of $7.2 million compared to 2001. Net of effects from acquisitions, changes in current operating liabilities resulted in a decline in cash flows from operating activities of $20.8 million compared to 2001. Operating activities in 2001 provided $14.2 million more cash than in 2000, primarily due to a $13.1 million net increase in current operating liabilities in 2001 over 2000, net of effects from acquisitions.

        Charge for Facilities, Product Line and Organizational Rationalization.    During the fourth quarter of 2001, we recorded an $8.5 million charge related to facilities, product line and organizational rationalization, which primarily affected our Lawn and Garden segment results. The components of the charge included $2.7 million for obsolete inventory primarily related to the discontinuance of our Spectracide Pro® product line and damaged product from the warehouse consolidation and move, which was recorded in costs of goods sold, $2.1 million for severance costs associated with an early voluntary retirement program that was offered to 85 employees during December 2001, a $3.5 million charge during the fourth quarter of 2001 related to the warehouse consolidation project, primarily attributable to facility exit costs and resultant duplicate rent payments in 2002 and $0.2 million was recorded in selling, general and administrative expenses. Approximately $3.1 million of this charge affected cash flows from operating activities during 2001 and $3.5 million affected cash flows from operating activities during 2002. The consolidation resulted in cost savings of approximately $1.8 million in 2002 with a return on investment expected by 2004.

        Dursban Agreement.    During the year ended December 31, 2000, the U.S. EPA and manufacturers of the active ingredient chlorpyrifos, including Dow AgroSciences L.L.C. which sold the chlorphyrifos under the trademark "Dursban," entered into a voluntary agreement that provided for withdrawal of virtually all residential uses of Dursban in pesticide products. Formulation of Dursban products intended for residential use ceased by December 1, 2000 and formulators discontinued the sale of such products to retailers after February 1, 2001. Retailers were not allowed to sell Dursban products after December 31, 2001. Accordingly, a charge of $8.0 million was recorded in September 2000 for costs associated with this agreement, including customer markdowns, inventory write-offs and related disposal costs, which primarily affected our Lawn and Garden segment results. All of our costs associated with this agreement were incurred by December 31, 2002. Approximately $1.9 million of this charge affected cash flows from operating activities during 2000, $6.0 million affected cash flows from operating activities during 2001, and $0.1 million affected cash flows from operating activities during 2002.

        Investing Activities.    Investing activities used cash of $68.3 million during the year ended December 31, 2002 compared to $45.4 million for the year ended December 31, 2001. The increase in cash used in investing activities was primarily the result of an increase in strategic transactions during 2002 compared to 2001. Cash flows associated with these transactions included the merger with Schultz for $38.3 million in May 2002 and the acquisition of WPC Brands for $19.5 million in December 2002. The purchase of fertilizer brands for $37.5 million was the only significant strategic transaction completed during 2001. Also contributing to the increase in cash used for investing activities was an increase of $2.5 million in purchases of equipment and leasehold improvements during the year ended December 31, 2002 compared to the year ended December 31, 2001. Investing activities in 2001 used $41.4 million more cash than in 2000, primarily due to payments for the purchase of fertilizer brands for $37.5 million in 2001 and an increase in purchases of equipment and leasehold improvements of $3.9 million in 2001 over 2000.

        Financing Activities.    Financing activities provided cash of $40.7 million during the year ended December 31, 2002 compared to $20.4 million for the year ended December 31, 2001. The increase in cash from financing activities was primarily due to borrowings of $90.0 million under Term Loan B of our senior credit facility during 2002 and proceeds from the issuance of common stock of $17.5 million, partially offset by repayments on borrowings of $59.0 million exclusive of cash overdrafts. A portion of the borrowings and the net proceeds of the issuance of common stock were used to finance a portion of the merger with Schultz and the acquisition of WPC Brands. Financing activities in 2001 provided $27.2 million more cash than in 2000, primarily due to an increase in the proceeds from the issuance of preferred stock of $7.0 million in 2001 over 2000, the decrease of repayments on borrowings exclusive of cash overdrafts of $15.9 million in 2001 over 2000 and the absence of treasury stock redemption costs in 2001 which were $12.2 million in 2000.

        Historically, we have utilized internally generated funds and borrowings under credit facilities to meet ongoing working capital and capital expenditure requirements. As a result of our recapitalization in 1999 and increased borrowings, we have significantly increased cash requirements for debt service relating to our senior subordinated notes and senior credit facility. We had total long-term debt and capital lease obligations outstanding of $404.9 million as of December 31, 2002 and $351.8 million as of December 31, 2001. We will rely on internally generated funds and, to the extent necessary, borrowings under our revolving credit facility to meet liquidity needs. As of December 31, 2002, we had unused availability of $88.1 million under our revolving credit facility.

        We believe that cash flows from operations, together with available borrowings under our revolving credit facility, will be adequate to meet the anticipated requirements for working capital, capital expenditures and scheduled principal and interest payments for at least the next two years. We are regularly engaged in acquisition discussions with a number of companies, although we have no definitive agreements at this time. We cannot guarantee that any acquisitions will be consummated. If we do consummate any acquisitions it could be material to our business and require us to incur additional debt under our revolving credit facility or otherwise.

        We cannot ensure that sufficient cash flow will be generated from operations to repay the notes and amounts outstanding under the senior credit facility at maturity without requiring additional financing. Our ability to meet debt service and clean-down obligations and reduce debt will be dependent on our future performance, which in turn, will be subject to general economic and weather conditions and to financial, business and other factors, including factors beyond our control. Because a portion of our debt bears interest at floating rates, our financial condition is and will continue to be affected by changes in prevailing interest rates.

Capital Expenditures

        Capital expenditures relate primarily to the enhancement of our existing facilities and the construction of additional capacity for production and distribution, as well as the implementation of our enterprise resource planning, or ERP, system. Cash used for capital expenditures was $10.5 million in 2002, $7.9 million in 2001 and $4.0 million in 2000. The increase in 2002 capital expenditures from 2001 is primarily related to our purchase of fertilizer manufacturing equipment from Pursell in October 2002, coupled with expenditures related to our ERP system. We expect to spend approximately $4.0 million in 2003 on our ERP system. No costs were incurred for the ERP system during 2000. During the year ended December 31, 2000, we executed a capital lease agreement for the lease of our corporate aircraft for $5.3 million.

Financing Activities

        Senior Credit Facility.    Our senior credit facility, as amended as of December 6, 2002, was provided by Bank of America, N.A. (formerly known as NationsBank, N.A.), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce and consists of (1) a $90.0 million revolving credit facility; (2) a $75.0 million term loan facility (Term Loan A); and (3) a $240.0 million term loan facility (Term Loan B). The revolving credit facility and Term Loan A mature on January 20, 2005 and Term Loan B matures on January 20, 2006. The revolving credit facility is subject to a clean-down period during which the aggregate amount outstanding under the revolving credit facility shall not exceed $10.0 million for 30 consecutive days during the period between August 1 and November 30 in each calendar year. As of December 31, 2002, the clean-down period had been completed and no amounts were outstanding under the revolving credit facility, nor were there any compensating balance requirements.

        On February 13, 2002, the senior credit facility was amended to increase Term Loan B from $150.0 million to $180.0 million and provide additional liquidity and flexibility for capital expenditures subsequent to our purchase of various fertilizer brands in December 2001. We incurred $1.1 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the senior credit facility. The amendment did not change any other existing covenants of the senior credit facility.

        On May 8, 2002, in connection with our merger with Schultz, the senior credit facility was amended to increase Term Loan B from $180.0 million to $215.0 million, increase the revolving credit facility from $80.0 million to $90.0 million and provide additional flexibility for capital expenditures. We incurred $2.2 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the senior credit facility. The amendment did not change any other existing covenants of the senior credit facility.

        On December 6, 2002, in connection with our acquisition of WPC Brands, the senior credit facility was amended to increase Term Loan B from $215.0 million to $240.0 million and provide additional flexibility for capital expenditures. We incurred $1.1 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the senior credit facility. The amendment did not change any other existing covenants of the senior credit facility.

        On March 19, 2003, in connection with the offering of the Series C notes, the senior credit facility was amended to permit us to issue the Series C and D notes. The amendment did not change any other existing covenants of the senior credit facility.

        The principal amount of Term Loan A was scheduled to be repaid in 24 consecutive quarterly installments commencing June 30, 1999 with a final installment due January 20, 2005. However, the Term A loan was repaid in full with a portion of the proceeds of the offering of our Series C notes. The principal amount of Term Loan B is to be repaid in 28 consecutive quarterly installments commencing June 30, 1999 with a final installment due January 20, 2006.

        The senior credit facility agreement contains restrictive affirmative, negative and financial covenants. Affirmative and negative covenants place restrictions on, among other things, levels of investments, indebtedness, insurance, capital expenditures and dividend payments. The financial covenants require the maintenance of certain financial ratios at defined levels. As of and during the years ended December 31, 2002 and 2001, we were in compliance with all covenants. While we do not anticipate an event of non-compliance in the foreseeable future, the effect of non-compliance would require us to request a waiver or an amendment to the senior credit facility. Amending the senior credit facility could result in changes to our borrowing capacity or our effective interest rates. Under the agreements, interest rates on the revolving credit facility, Term Loan A and Term Loan B range from 1.50% to 4.00% above LIBOR, depending on certain financial ratios. LIBOR was 1.38% as of December 31, 2002 and 1.88% as of December 31, 2001. Unused commitments under the revolving credit facility are subject to a 0.5% annual commitment fee. The interest rate of Term Loan A was 4.67% and 5.43% as of December 31, 2002 and 2001, respectively. The interest rate of Term Loan B was 5.42% and 5.93% as of December 31, 2002 and 2001, respectively.

        The senior credit facility may be prepaid in whole or in part at any time without premium or penalty. During the year ended December 31, 2002, we made principal payments of $11.0 million on Term Loan A and $2.0 million on Term Loan B, which included optional principal prepayments of $6.3 million on Term Loan A and $1.1 million on Term Loan B. During the year ended December 31, 2001, we made principal payments of $9.2 million on Term Loan A and $1.4 million on Term Loan B, which included optional principal prepayments of $4.1 million on Term Loan A and $0.7 million on Term Loan B. The optional payments were made to remain two quarterly payments ahead of the regular payment schedule. According to the senior credit facility agreement, each prepayment on Term

Loan A and Term Loan B can be applied to the next principal repayment installments. We paid Term Loan A in full with a portion of the proceeds of the offering of the Series C notes and we intend to pay a full year of principal installments in 2003 under Term Loan B in accordance with the terms of the senior credit facility.

        Substantially all of the properties and assets of our current or future domestic subsidiaries collateralize obligations of the senior credit facility.

        The carrying amount of our obligations under the senior credit facility approximates fair value because the interest rates are based on floating interest rates identified by reference to market rates.

        9 7/8% Series B Senior Subordinated Notes.    In November 1999, we issued $150.0 million in aggregate principal amount of 9 7/8% Series B senior subordinated notes due April 1, 2009. Interest accrues at a rate of 9 7/8% per annum, payable semi-annually on April 1 and October 1. The indenture governing the Series B senior subordinated notes, among other things, (1) restricts our ability and the ability of our subsidiaries to incur indebtedness, create liens, repurchase stock, pay dividends and make distributions or enter into transactions with affiliates and (2) places restrictions on our ability and the ability of our subsidiaries to merge or consolidate all of our assets.

        The fair value of the Series B notes was $151.5 million as of December 31, 2002 and $141.0 million as of December 31, 2001, based on their quoted market price on such dates.

        9 7/8% Series C Senior Subordinated Notes.    In March 2003, we issued $85.0 million in aggregate principal amount of 9 7/8% Series C senior subordinated notes due April 1, 2009. Interest accrues at a rate of 9 7/8% per annum, payable semi-annually on April 1 and October 1. The indenture governing the Series C senior subordinated notes, among other things, (1) restricts our ability and the ability of our subsidiaries to incur indebtedness, create liens, repurchase stock, pay dividends and make distributions or enter into transactions with affiliates and (2) places restrictions on our ability and the ability of our subsidiaries to merge or consolidate all of our assets.

        Stock Issuances.    In connection with our merger with Schultz, the Board of Directors adopted resolutions, which were approved by our stockholders, to amend our Certificate of Incorporation to increase the number of shares of authorized Class A voting common stock from 37,600,000 shares to 43,600,000 shares and increase the number of shares of authorized Class B nonvoting common stock from 37,600,000 shares to 43,600,000 shares. In addition, as part of the purchase price, we issued 600,000 shares of Class A voting common stock valued at $3.0 million and 600,000 shares of Class B nonvoting common stock valued at $3.0 million. In addition, to raise equity to partially fund the merger, we issued 1,690,000 shares of Class A voting common stock to UIC Holdings, L.L.C. for $8.5 million and 1,690,000 shares of Class B nonvoting common stock to UIC Holdings, L.L.C. for $8.5 million.

        In connection with our transaction with Bayer in June 2002, we issued 3,072,000 shares of Class A voting common stock valued at $15.4 million and 3,072,000 shares of Class B nonvoting common stock valued at $15.4 million and recorded $0.4 million of related issuance costs.

        Contractual Cash Obligations.    The following table presents the aggregate amount of future cash outflows of our contractual cash obligations as of December 31, 2002, excluding amounts due for interest on outstanding indebtedness:

	Obligations due in:
Contractual Cash Obligations	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(dollars in thousands)
Senior credit facility	$250,715	$9,222	$241,493	$—	$—
9 7/8% Series B Senior Subordinated Notes(1)	150,000	—	—	—	150,000
9 7/8% Series C Senior Subordinated Notes(1)	85,000	—	—	—	85,000
Capital lease	4,221	443	3,778	—	—
Operating leases	62,990	8,872	21,566	10,801	21,751
Tolling agreement with Pursell(2)	40,419	8,509	25,528	6,382	—
Urea purchase agreements(3)	4,853	4,853	—	—	—
Urea hedging agreements(4)	5,994	5,994	—	—	—
Services agreements(5)	6,650	2,550	2,600	1,500	—

Total contractual cash obligations	$610,842	$40,443	$294,965	$18,683	$256,751

(1)
The 9 7/8% Series D Senior Subordinated Notes being offered pursuant to this prospectus will replace those 9 7/8% Series B Senior Subordinated Notes and 9 7/8% Series C Senior Subordinated Notes that are exchanged by the holders thereof in the exchange offer described in this prospectus. There can be no assurances that any holders of Series B and C notes will exchange any or all of their notes.

(2)
Represents fixed monthly payments of $0.7 million through September 30, 2007 for the purchase of fertilizer products from Pursell.

(3)
Represents purchase commitments for granular urea during January and February 2003.

(4)
Represents commitments under derivative hedging agreements maturing monthly through April 2003 relating to the purchase of granular urea.

(5)
Includes monthly payments of $62,500 for management and other consulting services provided by affiliates of Thomas H. Lee Partners, L.P., which owns UIC Holdings, L.L.C., our majority owner. The associated professional services agreement automatically extends for successive one-year periods beginning January 20 of each year, unless notice is given as provided in the agreement. Also includes $1.8 million due in 2003 and $0.4 million due in 2004 pursuant to a consulting agreement.

        We lease several of our operating facilities from Rex Realty, Inc., a company owned by our stockholders and operated by a former executive and past member of our Board of Directors. The operating leases expire at various dates through December 31, 2010. We have options to terminate the leases on an annual basis by giving advance notice of at least one year. As of December 31, 2002, notice had been given on one such lease. We lease a portion of our operating facilities from the same company under a sublease agreement expiring on December 31, 2005 with minimum annual rentals of $0.7 million. We have two five-year options to renew this lease, beginning January 1, 2006. Management believes that the terms of these leases are arms length. Rent expense under these leases was $2.3 million in 2002, $2.3 million in 2001 and $2.2 million in 2000.

        We are obligated under additional operating leases for other operations and the use of warehouse space. The leases expire at various dates through December 31, 2015. Five of the leases provide for as many as five options to renew for five years each. During the years ended December 31, 2002, 2001 and 2000, aggregate rent expense under these leases was $3.8 million, $5.1 million and $5.0 million, respectively.

        In March 2000, we entered into a capital lease agreement for $5.3 million for our aircraft. We are obligated to make monthly payments of $0.1 million, with a balloon payment of $3.2 million in February 2005. We have the option of purchasing the aircraft following the expiration of the lease agreement for a nominal amount.

        Guarantees and Off-Balance Sheet Risk.    In the normal course of business, we are a party to certain guarantees and financial instruments with off-balance sheet risk, such as standby letters of credit and indemnifications, which are not reflected in the accompanying consolidated balance sheets. At December 31, 2002, we had $1.9 million in standby letters of credit pledged as collateral to support the lease of our primary distribution facility in St. Louis, a United States customs bond, certain product purchases and various workers' compensation obligations. These agreements mature at varying dates through October 2003 and may be renewed as circumstances warrant. Such financial instruments are valued based on the amount of exposure under the instruments and the likelihood of performance being required. In our past experience, no claims have been made against these financial instruments nor do we expect any losses to result from them. As a result, we determined the fair value of such instruments to be zero and have not recorded any related amounts in our consolidated financial statements.

        We are the lessee under a number of equipment and property leases, as described in Note 13 of the notes to our consolidated financial statements included elsewhere in this prospectus. It is common in such commercial lease transactions for us to agree to indemnify the lessor for the value of the property or equipment leased should it be damaged during the course of our operations. We expect that any losses that may occur with respect to the leased property would be covered by insurance, subject to deductible amounts. As a result, we determined the fair value of such instruments to be zero and have not recorded any related amounts in our consolidated financial statements.

Related Party Transactions

        See "Certain Relationships and Related Transactions" for information regarding related party relationships and transactions.

Recently Issued Accounting Standards

        The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements. We are required to adopt SFAS No. 145 during the first quarter of 2003. Adoption will not have a material impact on our consolidated financial statements. However, SFAS No. 145 could affect how we record certain expenses after December 31, 2002.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity and also establishes fair value as the objective for initial measurement of the liability. SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on our consolidated financial statements. However, SFAS No. 146 will affect how we recognize exit costs after December 31, 2002.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Certain provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and other provisions are effective for fiscal years beginning after December 15, 2002. Unless we elect in the future to change from the intrinsic value method to the fair value method of accounting for stock-based employee compensation, SFAS No. 148 will not have a material impact on our consolidated financial statements.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The disclosure requirements of FIN 45 are effective for our consolidated financial statements for the year ended December 31, 2002. For applicable guarantees issued after January 1, 2003, FIN 45 requires that a guarantor recognize a liability for the fair value of obligations undertaken in issuing guarantees.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable to financial statements to be issued after 2002; however, disclosures are required currently if any variable interest entities are expected to be consolidated. The adoption of FIN 46 will not have a material effect on our consolidated financial statements as we do not have any variable interest entities that will be consolidated as a result of FIN 46.

Interest Rates and Raw Materials Prices

        In the normal course of business, we are exposed to fluctuations in interest rates and raw materials prices. We have established policies and procedures that govern the management of these exposures through the use of derivative hedging instruments, including swap agreements. Our objective in managing our exposure to such fluctuations is to decrease the volatility of earnings and cash flows associated with changes in interest rates and certain raw materials prices. To achieve this objective, we periodically enter into swap agreements with values that change in the opposite direction of anticipated cash flows. Derivative instruments related to forecasted transactions are considered to hedge future cash flows, and the effective portion of any gains or losses is included in accumulated other comprehensive income until earnings are affected by the variability of cash flows. Any remaining gain or loss is recognized currently in earnings.

        We have formally documented, designated and assessed the effectiveness of transactions that receive hedge accounting treatment. The cash flows of the derivative instruments are expected to be highly effective in achieving offsetting cash flows attributable to fluctuations in the cash flows of the hedged risk. Changes in the fair value of agreements designated as derivative hedging instruments are reported as either an asset or liability in the accompanying consolidated balance sheets with the associated unrealized gains or losses reflected in accumulated other comprehensive income. As of December 31, 2002 and 2001, unrealized losses of $32,000 and $0.5 million, respectively, related to derivative instruments designated as cash flow hedges were recorded in accumulated other comprehensive income. Such instruments at December 31, 2002 represent hedges on forecasted purchases of raw materials during the first half of 2003 and are scheduled to mature by May 2003. The amounts are subsequently reclassified into cost of goods sold in the same period in which the underlying hedged transactions affect earnings.

        If it becomes probable that a forecasted transaction will no longer occur, any gains or losses in accumulated other comprehensive income will be recognized in earnings. We have not incurred any gains or losses for hedge ineffectiveness or due to excluding a portion of the value from measuring effectiveness. We do not enter into derivatives or other hedging arrangements for trading or speculative purposes.

        The following table summarizes our derivative hedging contracts as of December 31, 2002:

Number of Contracts	Maturity Date	Notional Amount in Tons	Weighted Average Contract Price	Contract Value Upon Effective Contract Date	Contract Value at December 31, 2002	Gain (Loss) at December 31, 2002
3	January 30, 2003	14,500	$133.00	$1,928,500	$1,916,465	$(12,035)
3	February 28, 2003	15,000	135.00	2,025,000	2,010,000	(15,000)
2	March 28, 2003	10,000	135.50	1,355,000	1,353,300	(1,700)
1	April 24, 2003	5,000	137.00	685,000	681,650	(3,350)

9		44,500		$5,993,500	$5,961,415	$(32,085)

        In April 2001, we entered into two interest rate swaps that fixed the interest rate as of April 30, 2001 for $75.0 million in variable rate debt under our senior credit facility. The interest rate swaps settled on April 30, 2002 and a derivative hedging loss of $0.5 million was reclassified from accumulated other comprehensive income into interest expense.

        The following table summarizes information about our debt instruments that are sensitive to changes in interest rates as of December 31, 2002. The table presents future principal cash flows and related weighted-average interest rates by expected maturity dates. Weighted average variable rates are based on implied forward rates in the yield curve at December 31, 2002 (dollars in thousands):

Description	2003	2004	2005	2006	2007	Thereafter	Total	Fair Value
Long-term debt:
Fixed rate debt	$—	$—	$—	$—	$—	$150,000	$150,000	$151,500
Average interest rate	—	—	—	—	—	9.875%	9.875%
Variable rate debt	$9,222	$18,444	$168,439	$54,610	—	—	$250,715	$250,715
Average interest rate	5.14%	5.60%	6.11%	6.53%	—	—	—

Exchange Rates

        International sales during the years 2000 through 2002 comprised less than 1% of total net sales. We do not use derivative instruments to hedge foreign currency exposures as substantially all of our foreign currency transactions are denominated in U.S. dollars.

BUSINESS

        Operating as Spectrum Brands, we are the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. Under a variety of brand names, we manufacture and market one of the broadest lines of pesticides in the industry, including herbicides and indoor and outdoor insecticides, as well as insect repellents, fertilizers, growing media and soils. Our value brands are targeted toward consumers who want products and packaging that are comparable or superior to, and at lower prices than, premium-priced brands, while our opening price point brands are designed for cost conscious consumers who want quality products. Our products are marketed to mass merchandisers, home improvement centers, hardware chains, nurseries and garden centers. Our three largest customers are The Home Depot, Lowe's and Wal*Mart, which are leading and fast growing retailers in our larger segments.

        During the third quarter of 2002, we began reporting operating results using three reportable segments:

  •
  Lawn and Garden (73% of 2002 net sales). This segment includes dry, granular slow-release lawn fertilizers, lawn fertilizer combined with lawn control products, herbicides, water-soluble and controlled-release garden and indoor plant foods, plant care products, potting soils and other growing media products, and insecticide products. This segment includes, among others, our Spectracide, Garden Safe, Schultz, Vigoro, Sta-Green, Real-Kill and No-Pest brands.

  •
  Household (23% of 2002 net sales). This segment includes household insecticides and insect repellents that allow consumers to repel insects and maintain a pest-free household. This segment includes our Hot Shot, Cutter and Repel brands, as well as a number of private label and other products.

  •
  Contract (4% of 2002 net sales). This segment includes our non-core products and various compounds and chemicals, such as cleaning solutions and other consumer products.

        We compete in the $2.8 billion consumer lawn and garden retail market and are benefiting from a shifting of consumer preferences toward value-oriented products. We believe a key growth factor in the lawn and garden retail market is the aging of the United States population, as consumers over the age of forty-five represent the largest segment of lawn and garden care product users and typically have more leisure time and higher levels of discretionary income than the general population. We also believe the growth in the home improvement center and mass merchandiser channels has increased the popularity of do-it-yourself activities, including lawn and garden projects.

Competitive Strengths

        Our success is based on the following competitive strengths:

        Strong Relationships with Leading and Fast Growing Retailers.    Through our ability to "add value" for our retail customers, we have developed strong relationships with a number of leading national home centers and mass merchandisers. Three such retailers are our three largest customers—The Home Depot, Lowe's and Wal*Mart. These retailers each hold significant positions in the lawn and garden and household categories in which we compete and have together opened over 1,100 new stores in the last three years. As a result, we have been able to significantly increase our sales as these retailers have added new stores and captured greater market share.

        "One-Stop" Supplier.    We offer a broad product line of the value-oriented products that consumers demand as an alternative to premium-priced products. This product breadth, enhanced by our ability to create innovative products and to acquire and integrate products and businesses, improves our ability to be a "one-stop" supplier of branded, value-oriented products in both the lawn and garden and household categories for our customers.

        In-Store Category Management.    We believe that our one-step distribution process, in which most shipments are made directly from our facilities to retail stores, and our direct in-store sales force enable us to manage customer relationships on a store-by-store basis better than other suppliers and help us compete aggressively with premium-priced suppliers for shelf space. Our sales representatives visit most home center locations on a weekly basis to merchandise shelf space, collect market data and educate in-store personnel about our products. This process facilitates regionally appropriate, real-time marketing and promotional decisions, helping to maximize store-level sales and profitability for categories which have a high degree of sensitivity to local weather patterns. In addition, our sales force helps us to identify emerging trends and develop products to meet consumers' needs.

        Broad Technology Portfolio.    We have close relationships with key global active ingredient suppliers and have access to a broad portfolio of chemistry due to our significant presence in the pesticide market. This broad-based access to technology enables us to develop products that differentiate between our various opening-price point offerings and our nationally distributed value brands while offering product efficacy that is competitive with premium-priced products.

        Strong Management Team.    Our senior management team has extensive industry experience and has grown our business by developing and introducing new products, expanding our distribution channels and acquiring new brands and products, while improving our operating efficiencies.

Business Strategy

        We plan to build on our strengths and favorable industry trends to enhance our competitive position by implementing the following key elements of our business strategy:

        Enhance Relationships with Leading Retailers.    We seek to leverage our strong value brand position and operational expertise to continue to deliver more value to leading retailers than our competitors. We focus on enhancing retailers' profitability in selling our products by being a low-cost provider and leveraging our one-step distribution process. We are able to compete as a low-cost provider due to our efficient marketing programs, high level of vertical integration and significant distribution leverage. We currently manufacture and market opening price point brands for leading retailers such as Ace Hardware, Albertsons, Dollar General, The Home Depot, Lowe's, Target, Tru*Serv, Walgreens and Wal*Mart. We also believe our relationship as a supplier of "house brands" provides a basis for broadening our product offerings and we intend to seek out new strategies for enhancing our position with key customers.

        Leverage Our Operating Model.    We continually seek to build the strength of our distribution network and relationships with retailers. We have increased our sales and improved operating leverage by supplying complementary product lines to retailers. Our strategy is to continue to add new products either through new product development or by acquiring product lines.

  •
  Organic Growth: Our new product development strategy is to introduce innovative products that have superior performance, easy-to-understand packaging, value pricing and that are technologically differentiated. Since 1999, we have developed over 200 new products. For example, our introduction of the Spectracide Triazicide products propelled the Spectracide brand to a leading position in the home center channel in 2002.

  •
  Acquisitions: Our brand acquisition strategy is to selectively acquire product lines that can benefit from our position as a "house" supplier, strong distribution network, product development expertise, access to a broad technology portfolio and other competitive strengths. For example, we expect that the products we acquired in our Schultz and WPC Brands acquisitions should benefit from our distribution leverage and certain of the acquired fertilizer brands should help us enhance our existing relationships with key customers.

        Maintain and Enhance Technological Strength.    We plan to continue to focus on building and maintaining a broad technology portfolio to enhance product differentiation and to maintain product efficacy. By increasing scale, we seek to leverage our relationships with global active ingredient suppliers to maintain and expand our technologically advanced product offerings, with a focus on exclusive chemistry and new technology.

        Focus and Coordinate Sales Efforts.    We have established four customer-focused platform teams that are comprised of dedicated executive, sales, marketing, supply chain and finance personnel. Three of these teams are located in the cities of our largest customers' headquarters while the fourth is based at our corporate headquarters to serve our other accounts. In addition, we have reorganized our direct retail sales force to improve service to key customers. This realignment, completed in 2002, allows us to provide separate, dedicated, individually tailored customer service to our key customers and should position us to respond more quickly and proactively to their specific needs.

        Increase Supply Chain Efficiency.    We plan to leverage our greater purchasing power for raw materials and active ingredients resulting from our organic growth and acquisitions to seek improved prices and terms from suppliers. In addition, we intend to selectively in-source or out-source products, based on the cost, quality and reliability of available alternatives. Toward that end, we recently improved costs and reliability by acquiring one fertilizer manufacturing plant and leasing another plant, which allows us to manufacture much of our granular fertilizer product, as opposed to relying on outsourcing arrangements.

Industry Overview

        Retail sales of consumer lawn and garden products in the United States totaled approximately $2.8 billion during the year ended December 31, 2002. We believe that the industry will continue to grow over the next several years due to favorable demographic trends. According to a national, independent gardening survey conducted in 2001, approximately 85 million households in the United States, or 80% of all households in the United States, participate in some form of lawn and garden care activity. Moreover, consumers over the age of forty-five represent the largest segment of lawn and garden care product users and have more leisure time and higher levels of discretionary income than the general population. As the baby boom generation ages, this segment is expected to grow at a faster rate than that of the total population. We believe that this demographic trend is likely to increase the number of lawn and garden care product users which will contribute to continued growth of the industry.

Our History

        We were founded in 1969 and incorporated as a Delaware corporation in 1973. On January 20, 1999, UIC Holdings, L.L.C., which is owned by Thomas H. Lee Equity Fund IV, L.P. and its affiliates and some members of the management at that time, acquired substantially all of our capital stock in a recapitalization transaction. UIC Holdings, L.L.C. currently is the beneficial owner of approximately 84% of our capital stock on a fully diluted basis.

        Acquisition of Brands.    In 1973, we acquired the assets of Spray Chem, a contract manufacturer of liquid and aerosol insecticides and herbicides. In 1985, we acquired Real-Kill and entered into the manufacture and distribution of branded products. In 1988, we formed our core businesses through the acquisition of certain assets of various businesses of Chesebrough-Ponds. The acquired brands included Spectracide, Hot Shot, Rid-a-Bug, Bag-a-Bug and No-Pest. The acquisition of these brands expanded our products to include a wide array of value- oriented indoor and outdoor pesticides. In 1994, we acquired assets and licensing rights relating to Cutter from Miles, Inc. In 1995, we acquired assets from Alljack Company and Celex Corporation, including certain licensing rights and certain manufacturing rights of Kmart's opening price point brands.

        On December 17, 2001, we advanced our strategic plan for growth in the consumer lawn and garden category by acquiring leading consumer fertilizer brands Vigoro, Sta-Green and Bandini, as well as acquiring licensing rights to the Best line of fertilizer products. These brands, which were formerly owned by or licensed to Pursell Industries, Inc., complement our consumer lawn, garden and insect control products.

        Schultz Company.    On May 9, 2002, a wholly owned subsidiary of the company merged with Schultz, a manufacturer of horticultural products and specialty items and a distributor of potting soil, soil conditioners and charcoal. Schultz products are distributed primarily to retail outlets throughout the United States and Canada. The merger was executed to achieve economies of scale and synergistic efficiencies. As a result of the merger, Schultz became a wholly owned subsidiary of ours. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions."

        WPC Brands, Inc.    On December 6, 2002, we acquired WPC Brands, a manufacturer and distributor of various leisure-time consumer products, including a full line of insect repellents, institutional healthcare products and other proprietary and private label products. The acquisition was executed to enhance our insect repellent product lines and to strengthen our presence at major customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions."

        Strategic Relationship with Bayer.    On June 14, 2002, we and Bayer Corporation and Bayer Advanced, L.L.C., together referred to herein as Bayer, consummated a strategic transaction. The strategic transaction allows us to gain access to certain Bayer active ingredient technologies through a Supply Agreement and to perform certain merchandising services for Bayer through an In-Store Service Agreement. Because Bayer is both a competitor and a supplier, we are constantly reevaluating our relationship with Bayer and the value of this relationship to us, and may decide to terminate the In-Store Service Agreement at any time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Strategic Transactions."

        Pursell Transaction.    On October 3, 2002, we signed an asset purchase agreement to acquire certain assets from Pursell. The assets acquired included certain inventory, equipment at two of Pursell's facilities and real estate at one of the two facilities. These facilities, located in Orrville, Ohio and Sylacauga, Alabama, previously fulfilled, and are expected to continue to fulfill, over half of our fertilizer manufacturing requirements.

        Also on October 3, 2002, we signed a tolling agreement with Pursell, whereby Pursell will supply us with the remainder of our fertilizer needs. The tolling agreement requires us to be responsible for all raw materials, certain capital expenditures and other related costs for Pursell to manufacture and supply us with fertilizer products. The agreement provides us with early termination rights without penalty upon a breach of the agreement by Pursell or upon our payment of certain amounts as set forth therein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Strategic Transactions."

Products

        Under a variety of brand names, we manufacture and market one of the broadest lines of pesticides in our industry, including herbicides and indoor and outdoor insecticides, as well as insect repellents and fertilizers, growing media and soils. Most of our products are value oriented products, such as value brands and opening price point brands. Our value brands are targeted toward consumers who want products and packaging that are comparable or superior to, and at lower prices than, premium-priced brands, while our opening price point brands are designed for cost conscious consumers who want quality products. The following is a description of each of our major products by segment:

Lawn and Garden

        Our Lawn and Garden segment includes a broad line of brands and a variety of other value and private label products. Below is a description of some of these brands and products:

  •
  Spectracide.    The Spectracide product line primarily consists of outdoor insect control products and herbicides, but it also includes indoor insect control products, specialty items such as plant disease control and rose care products and regional products such as fire ant killer and Japanese beetle traps.

  •
  Garden Safe.    Launched in 2002, the Garden Safe brand represents a broad line of lawn and garden products for environmentally conscious consumers.

  •
  Schultz.    The Schultz brand represents a wide array of lawn and garden, plant care, potting soils and other growing media products.

  •
  Vigoro.    Vigoro has a broad line of lawn and garden fertilizers. The product was established in 1924 and has been sold exclusively to The Home Depot since 1996.

  •
  Sta-Green.    Sta-Green has a complete line of lawn and garden fertilizers and value-added soils. The product was established in 1904 and has primarily been sold to Lowe's since 1996 and also to select, typically smaller, lawn and garden distributors.

  •
  Real-Kill.    In 1997, we repositioned Real-Kill by re-launching the brand almost exclusively at The Home Depot as its opening price point brand. It is now also sold at other retailers and consists of various indoor and outdoor pesticide and rodenticide products.

  •
  No-Pest.    In 1997, we introduced No-Pest exclusively at Lowe's as its opening price point brand. The brand consists of various indoor and outdoor pesticide products.

  •
  Other Value Brands.    We also manufacture and market regional value brands and private label products for many other retailers and produce pesticides and other chemicals under contracts for other customers.

Household

        We sell a broad range of household insecticides and insect repellents and a number of private label and other products. Below is a description of these brands and products.

  •
  Hot Shot.    The Hot Shot product line consists of household insecticides, including items such as roach and ant killers, flying insect killers, foggers, wasp and hornet killers, flea control products, and roach and ant baits.

  •
  Cutter.    The Cutter product line provides protection from insects, especially mosquitoes, through various aerosol and direct application products, as well as citronella candles, torches and coils. We offer a variety of products, including those marketed especially for use on all members of the family, including children.

  •
  Repel.    The Repel brand was obtained through our acquisition of WPC Brands and offers an array of personal insect repellent products marketed primarily to outdoorsmen.

Contract

        The Contract segment includes our non-core products and various compounds and chemicals, such as cleaning solutions and other consumer products.

Customers

        We sell our products through all major retail channels, including home improvement centers, mass merchandisers, hardware stores, grocery and drug stores, wholesale clubs and garden centers. We are heavily dependent on The Home Depot, Lowe's and Wal*Mart for a substantial portion of our sales. The sales to these customers, as a percentage of net sales, were:

	Year Ended December 31,
	2002	2001	2000
The Home Depot	33%	25%	24%
Lowe's	23%	22%	19%
Wal*Mart	18%	17%	16%
Total	74%	64%	59%

        We manufacture and supply products to hundreds of customers representing more than 70,000 retail stores across the United States and in select locations of Canada, Puerto Rico and the Caribbean. Our strong position in the home improvement center and mass merchandiser channels is a key element to our past and future success.

Seasonality

        Our business is highly seasonal because our products are used primarily in the spring and summer seasons. For 2002, 2001 and 2000, approximately 69%, 71% and 73%, respectively, of our net sales have occurred in the first and second quarters, resulting in higher net revenues and results of operations during those quarters. Our working capital needs, and correspondingly our borrowings, generally peak in the first and second quarters of each year.

Backlog

        Our backlog was $2.5 million as of December 31, 2002 and $0.3 million as of December 31, 2001. However, we do not believe that our backlog is a meaningful indicator of expected sales because of the short lead time between order entry and shipment. We expect our backlog to be filled within each approaching season, but there can be no assurance that backlog at any point in time will translate into sales in any particular subsequent period.

Sales and Marketing

        We conduct sales activities through our exclusive direct sales force, which consists of market sales managers and merchandisers and area sales managers. Market sales managers typically visit accounts weekly to merchandise shelves. In addition, we support certain products through employing a seasonal in-store sales force.

        Our marketing team leads our new product development process and develops consumer support plans to help drive sales through our distribution network. To promote our products to consumers, we advertise using television, radio and print media, develop consumer promotions and engage in market research efforts. We expect our promotion expense in 2003 to be significantly greater than our historical levels as a result of new advertising campaigns and our acquisitions of Schultz and WPC Brands.

Research and Development

        We spent $1.3 million in 2002, $2.4 million in 2001 and $1.0 million in 2000 on research and development activities. Our research and development focuses on applied research using the strength and knowledge of our active ingredient suppliers and strategic active ingredient partners. We have developed over 200 new products since 1999.

Raw Materials and Suppliers

        The primary components of our products include various specialty chemicals and packaging materials. We obtain raw materials from various suppliers and we currently consider our array of alternative vendors to be adequate. No single vendor is considered to be essential to our operations and we have never experienced a significant interruption of supply. Several of our agreements with suppliers provide for price adjustments and some agreements provide exclusivity rights, subject to certain conditions.

Competition

        Each of our segments operate in highly competitive markets and compete against a number of national and regional brands. We believe the principal factors by which we compete are product quality and performance, value, brand strength and marketing. Our principal national competitors for our Lawn and Garden and Household segments include: The Scotts Company, which markets lawn and garden products under the Scotts, Ortho, Roundup, Miracle-Gro and Hyponex brand names; S.C. Johnson & Son, Inc., which markets insecticide and repellent products under the Raid and OFF! brand names; Bayer A.G., which markets lawn and garden products under the Bayer Advantage brand name; Central Garden & Pet Company, which markets insecticide and garden products under the AMDRO and IMAGE brand names; The Clorox Company, which markets products under the Combat and Black Flag brand names; and The Servicemaster Company, which markets lawn care, tree and shrub services under the TruGreen, ChemLawn and Barefoot service marks. In our Contract segment, we compete against a diverse group of companies. Some of our competitors in each segment have longer operating histories and greater financial resources, market recognition and research departments than we do.

Intellectual Property

        We own and operate using a substantial number of trademarks and trade names including the following: Spectracide, Spectracide Triazicide, Spectracide Terminate, Hot Shot, Garden Safe, Schultz, Rid-a-Bug, Bag-a-Bug, Real-Kill, No-Pest, Repel, Gro Best, Vigoro, Sta-Green and Bandini, as well as the licensing rights to the Best line of fertilizer products. We also license certain Cutter trademarks from Bayer A.G. and certain Peters and Peters Professional trademarks from The Scotts Company. These licenses are royalty-free, perpetual and exclusive.

Employees

        As of December 31, 2002, we had approximately 725 full-time employees. Approximately 300 of our employees are covered by a collective bargaining agreement with the Finishers, Maintenance Painters, Industrial and Allied Workers Local Union 980, AFL-CIO which expires in August 2005. We consider our current relationship with our employees, both unionized and non-unionized, to be good.

Environmental and Regulatory Considerations

        We are subject to federal, state, local and foreign laws and regulations governing environmental, health and safety matters. Our manufacturing operations are subject to requirements to regulate air emissions, wastewater discharge, waste management and cleanup of contamination. Based on assessments conducted by independent environmental consultants, we believe we are generally and materially in compliance with these requirements. We may be subject to fines or penalties if we fail to comply with these requirements. We do not anticipate incurring material capital expenditures for environmental control facilities in 2003 or 2004.

        Our pesticide products must be reviewed and registered by the U.S. EPA and similar state agencies or, in foreign jurisdictions, by foreign agencies, before they can be marketed. We devote substantial resources to maintaining compliance with these registration requirements. However, if we fail to comply with the regulatory requirements, registration of the affected pesticide could be suspended or canceled, and we could be subject to fines or penalties. Additionally, under the Food Quality Protection Act of 1996, the U.S. EPA is in the process of re-registering all pesticides and is requiring active ingredient suppliers and formulators to supply the U.S. EPA with additional data regarding their pesticides. Where possible, we are coordinating with trade associations and suppliers to reduce the costs of developing this data. While we can not estimate the ultimate costs of these activities nor can we control the scope of information that may be required by the U.S. EPA, we currently estimate that the costs associated with these activities could total approximately $0.2 million annually for the next several years.

        Our fertilizer products must be reviewed and registered by each state prior to sale. Each state typically reviews the weight of the product and the accuracy of the analysis statement on the packaging. Other consumer products we market are subject to the safety requirements of the Consumer Product Safety Commission. If we fail to comply with any of these requirements, we could be suspended or prohibited from marketing the related product.

        Our healthcare products and packaging materials are subject to regulations administered by the Food and Drug Administration (FDA). Among other things, the FDA enforces statutory prohibitions against misbranded and adulterated products, establishes ingredients and manufacturing procedures for certain products, establishes standards of identity for certain products, determines the safety of products and establishes labeling standards and requirements. In addition, various states regulate these products by enforcing federal and state standards of identity for selected products, grading products, inspecting production facilities, and imposing their own labeling requirements.

        As of December 31, 2002, we believe we were substantially in compliance with applicable environmental and regulatory requirements.

Litigation

        We are involved from time to time in routine legal matters and other claims incidental to the business. When it appears probable in management's judgment that we will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded against earnings. We believe that the resolution of such routine matters and other incidental claims, taking into account established reserves and insurance, will not have a material adverse impact on our consolidated financial position or results of operations.

Manufacturing, Distribution and Other Facilities

        Our primary facilities are as follows:

Location	Approximate Area of Square Feet	Lease Expiration (or Ownership)	Primary Business Segment Served	Description
St. Louis, MO(1)	79,200	12/13/12	All	Corporate headquarters.
Vinita Park, MO—Plant I	32,800	Year-to-year through 12/31/05	Household and Contract	Production facility.
Vinita Park, MO—Plant II	86,000	Year-to-year through 12/31/10	All	Production facility.
Vinita Park, MO—Plant III	88,000	Year-to-year through 12/31/10	Household	Production facility and warehouse.
Vinita Park, MO	86,000	Year-to-year through 12/31/10	All	Warehouse.
Bridgeton, MO(2)	75,000-150,000	7/31/03	All	Temporary storage.
Bridgeton, MO(3)	403,200	12/31/12	All	Distribution center.
Orrville, OH	30,420	Own	Lawn and Garden	Production facility.
Orrville, OH	20,000	Own	Lawn and Garden	Distribution center.
Homesville, OH	100,000-260,000	11/30/04	Lawn and Garden	Storage.
Sylacauga, AL	35,000	Month-to-month	Lawn and Garden	Production facility.
Sylacauga, AL	71,000	10/02/06	Lawn and Garden	Distribution center.
Jackson, WI	75,000	2/28/07	Household and Contract	Production facility.
Earth City, MO	153,000	1/31/15	Lawn and Garden	Distribution center.
Allentown, PA	40,000	10/31/04	All	Distribution center.
Gainesville, GA	126,000	11/30/06	All	Distribution center.
Ontario, CA	61,000	12/31/05	All	Distribution center.

(1)
During December 2002 and January 2003, we moved corporate personnel from three local locations into our new corporate headquarters.

(2)
Approximate square feet increases from 75,000 square feet during non-peak seasons to 150,000 square feet during peak seasons.

(3)
During December 2001, we finalized the consolidation of three local warehouses into this location. We recorded a $3.5 million charge during the fourth quarter of 2001 related to the warehouse consolidation project, primarily attributable to facility exit costs and resultant duplicate rent payments in 2002.

        We believe our current facilities are generally well maintained and provide adequate production and distribution capacity for future operations. Our facilities primarily manufacture five types of product categories: aerosols, liquids, baits, water-soluble fertilizers, and granular fertilizers. Our typical manufacturing process consists of four stages: batch, fill, label and pack. We currently operate aerosol, liquid, bait, water-soluble fertilizer and granular fertilizer production lines. Our production lines are flexible and can operate at a variety of filling speeds and produce multiple shipping configurations. We also selectively outsource the manufacturing of certain of our products to contract manufacturers. Periodically, we evaluate the need to reposition our portfolio of products and facilities to meet the needs of the changing markets we serve.

MANAGEMENT

Directors

        The following table presents the members of the Board of Directors of United Industries Corporation. All directors are elected annually.

Directors	Position(s)
Robert L. Caulk	Chairman of the Board of Directors; President and Chief Executive Officer
Daniel J. Johnston	Director; Executive Vice President and Chief Financial Officer
C. Hunter Boll*	Director
Charles A. Brizius*	Director
John W. Froman	Director
David A. Jones	Director
Gary M. Rodkin*	Director
Scott A. Schoen	Director

*
Member of the Audit Committee.

        The following presents biographical information with respect to each of the directors listed above as of March 31, 2003.

        Robert L. Caulk, 51, joined United Industries in November 1999 as President and Chief Executive Officer. He was elected as Chairman of the Board of Directors during 2001. Prior to joining United Industries, Mr. Caulk spent over four years from 1995 to 1999 as the President and Executive Vice President of Clopay Building Products Company, Inc., a marketer and manufacturer of residential and commercial garage doors. Between 1989 and 1994, Mr. Caulk was President-North America, Vice President/General Manager and Director of Corporate Acquisitions and Planning at Johnson Worldwide Associates, a manufacturer of outdoor recreational products. From 1979 to 1989, Mr. Caulk held various management positions at S.C. Johnson & Son, Inc. Mr. Caulk is also a director of Sligh Furniture Company. Mr. Caulk received a Bachelor of Arts degree from the University of Delaware and an M.B.A. from the Harvard Graduate School of Business Administration.

        Daniel J. Johnston, 45, became a director in January 1999. He was promoted to Executive Vice President in 2001 and has served as Chief Financial Officer with responsibility over information systems and administration as a Senior Vice President since 1997. Mr. Johnston joined United Industries as Controller in 1994 and has also held various other positions with responsibility over manufacturing, distribution and product supply during his tenure. Prior to joining United Industries, Mr. Johnston spent five years from 1990 to 1994 at Cooper Industries, Inc. in various financial positions at its corporate office and Bussmann Division. Before joining Cooper Industries, Inc., he worked for nine years at Price Waterhouse, LLP from 1982 to 1990. Mr. Johnston received a B.S. in Accountancy from the University of Missouri-Columbia.

        C. Hunter Boll, 47, became a director in January 1999 in connection with our recapitalization. Mr. Boll is a Managing Director of Thomas H. Lee Partners, L.P., a private equity investment firm, which he joined in 1986. In addition, Mr. Boll is a Principal Managing Director and Member of Thomas H. Lee Advisors, L.L.C., the general partner of Thomas H. Lee Partners, L.P., which controls the general partner of Thomas H. Lee Equity Fund IV, L.P. and Thomas H. Lee Equity Fund V, L.P. He is Vice President of T. H. Lee Mezzanine II, the investment advisor to ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund II (Retirement Accounts), L.P. Mr. Boll also serves as a director of Cott Corporation, Metris Companies, Inc., and TransWestern Publishing, L.P. Mr. Boll received a

B.A. in Economics from Middlebury College and an M.B.A. from Stanford Graduate School of Business.

        Charles A. Brizius, 34, became a director in January 1999 in connection with our recapitalization. Mr. Brizius is a Vice President of Thomas H. Lee Partners, L.P. a private equity investment firm, where he was employed from 1993 to 1995, and which he rejoined in 1997. Mr. Brizius is also a Member of Thomas H. Lee Advisors, L.L.C., the general partner of Thomas H. Lee Partners, L.P., which controls the general partner of Thomas H. Lee Equity Fund IV, L.P. and Thomas H. Lee Equity Fund V, L.P. From 1991 to 1993, Mr. Brizius worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. He is also a director of Eye Care Centers of America, Inc., Houghton Mifflin Company and TransWestern Publishing, L.P. Mr. Brizius received a B.B.A. in Finance and Accounting from Southern Methodist University and an M.B.A. from the Harvard Graduate School of Business Administration.

        John W. Froman, 49, became a director in November 2002. Mr. Froman has been with Circuit City Stores, a specialty retailer, since 1986 and currently serves as its Executive Vice President and Chief Operating Officer. Prior to joining Circuit City, Mr. Froman was President of The Contempos Division of Craddock-Terry Shoe Corporation and, prior to that, Manager of U.S. Merchandising for Avon Products, Inc.

        David A. Jones, 53, became a director in January 1999 and served as Chairman of the Board of Directors from June 1999 until 2001. Mr. Jones has been the President, Chief Executive Officer and Chairman of the Board of Directors of Rayovac Corporation, a consumer battery and lighting device company, since March 1996. Between February 1995 and March 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer and Chairman of the Board of Directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company, a manufacturer of vacuum cleaners and other floor care equipment. Mr. Jones is also a director of Tyson Foods.

        Gary M. Rodkin, 50, became a director in February 2002. He has served as the Chairman and CEO of PepsiCo Beverages and Foods, a newly created $10 billion division of PepsiCo, Inc. which combines the Pepsi-Cola, Gatorade, Tropicana and Quaker Foods business units in the United States and Canada, since June 2002. Prior positions at PepsiCo include President and CEO Pepsi-Cola North America and President and CEO Tropicana. Before joining Tropicana in 1995, Mr. Rodkin held positions of increasing responsibility at General Mills, Inc. from 1979 to 1995, including President of Yoplait-Colombo.

        Scott A. Schoen, 44, became a director in January 1999 in connection with our recapitalization. Mr. Schoen is a Managing Director of Thomas H. Lee Partners, L.P., a private equity investment firm, which he joined in 1986. In addition, Mr. Schoen is a Principal Managing Director and Member of Thomas H. Lee Advisors, L.L.C., the general partner of Thomas H. Lee Partners, L.P., which controls the general partner of Thomas H. Lee Equity Fund IV, L.P. and Thomas H. Lee Equity Fund V, L.P. He is Vice President of T. H. Lee Mezzanine II, the investment advisor to ML-Lee Acquisition Fund II, L.P. and ML-Lee Acquisition Fund II (Retirement Accounts), L.P. He is also a director of Affordable Residential Communities, Syratech Corporation, TransWestern Publishing, L.P., Wyndham International Inc., Axis Capital Holdings and several private corporations. Mr. Schoen received a B.A. in History from Yale University, a J.D. from Harvard Law School and an M.B.A. from the Harvard Graduate School of Business Administration.

Executive Officers

        The following table presents the executive officers of United Industries Corporation:

Executive Officers	Position(s)
Robert L. Caulk	Chairman of the Board of Directors; President and Chief Executive Officer
Daniel J. Johnston	Director; Executive Vice President and Chief Financial Officer
Kent J. Davies	Senior Vice President, Marketing
Louis N. Laderman	Vice President, Secretary and General Counsel
Robert S. Rubin	Vice President, Corporate Development
Steven D. Schultz	Senior Vice President, Business Development
Rick K. Spurlock	Vice President, Human Resources
John F. Timony	Senior Vice President, Operations

        The following presents biographical information as of March 31, 2003 with respect to each of the executive officers listed above who do not also serve as directors.

        Kent J. Davies, 39, has served as the Senior Vice President, Marketing since April 2001 and assumed additional responsibilities for the Research & Development and Regulatory Affairs groups in March 2002. Prior to joining United Industries, Mr. Davies spent seven years with Kimberly-Clark Corporation serving in various marketing and general management capacities including General Manager, Global Strategic Marketing from 2000 to 2001, General Manager, Global Surgical Products Business from 1999 to 2000, and General Manager, Professional Heath Care—Europe, while based in Brussels, Belgium, from 1998 to 1999. Prior to joining Kimberly-Clark, Mr. Davies held marketing positions with the 3M Company and various field sales roles with General Mills, Inc. Mr. Davies received a B.A. in History from the University of California at Berkeley and an M.B.A. from the University of Minnesota.

        Louis N. Laderman, 51, has served as the Vice President, Secretary and General Counsel since 2001. Prior to joining United Industries, from 1996 through 2000, Mr. Laderman was Vice President and General Counsel of Service Experts, Inc., an operator and consolidator of heating, air conditioning and ventilating contractors. Between 1976 and 1996, Mr. Laderman was engaged in the private practice of law in St. Louis, Missouri. Mr. Laderman received a B.S. in Industrial Management, with a minor in Industrial Engineering, from Purdue University and a J.D., cum laude, from St. Louis University.

        Robert S. Rubin, 36, has served in various capacities since 1995, including Vice President, Corporate Development, responsible for Mergers, Acquisitions and Strategic Alliance efforts; Vice President and General Manager—Strategic Accounts, Retail Sales and Retail Marketing; and Vice President, Marketing, R&D and Regulatory Affairs. Mr. Rubin joined United Industries in 1995 as a Brand Manager. Prior to joining United Industries, Mr. Rubin spent three years from 1992 to 1995 at Ralston Purina in various marketing roles. From 1988 to 1992, Mr. Rubin was employed by the advertising agency DMB&B/St. Louis. Mr. Rubin received a B.S. in Business Administration from Miami University, Oxford, Ohio.

        Steven D. Schultz, 55, has served as the Senior Vice President, Business Development since 2002. Prior to joining United Industries, Mr. Schultz worked at Schultz Company, where he started his career after college and held various management positions until 1982 when he became the President and Chief Executive Officer. Mr. Schultz maintained that position until Schultz merged with a wholly owned subsidiary of United Industries in May 2002. Mr. Schultz received a B.S. in Journalism from the University of Oklahoma.

        Rick K. Spurlock, 43, has served as the Vice President, Human Resources since 2002. Prior to joining United Industries, Mr. Spurlock was Vice President of Human Resources at Pursell

Industries, Inc., a national lawn and garden company, from 2000 to 2002. From 1984 to 2000, Mr. Spurlock had management responsibilities in the areas of human resources, organization development and manufacturing with the Mechanics Tools Division of The Stanley Works, an international manufacturer of hand tools. Prior to joining The Stanley Works, he was employed by Cincinnati Milacron in various roles from 1980 to 1984. Mr. Spurlock received a B.S. in Business Management from Wright State University.

        John F. Timony, 54, has served as the Senior Vice President, Operations since 2001. Prior to joining United Industries, Mr. Timony was Vice President—Operations for Rexam Medical Packaging from 1994 to 2000. From 1981 to 1994, Mr. Timony worked for Sterling Winthrop, Inc. in various engineering, management and executive positions, most recently as Vice President—Operations. Prior to joining Sterling Winthrop, Inc., Mr. Timony was an engineer for Container Corporation of America from 1978 to 1981 and a Lieutenant in the United States Navy from 1972 to 1978. Mr. Timony received a B.S. in Electrical Engineering from the United States Naval Academy, a Master's Degree in Electrical Engineering from the U.S. Naval Postgraduate School and an M.B.A. from Monmouth University.

Summary Compensation Table

        The following table presents information regarding the compensation paid to our Chief Executive Officer and each of the other four most highly compensated executive officers during 2002 (collectively, the Named Executive Officers) for services rendered for the years ended December 31, 2002, 2001 and 2000:

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus ($)	Securities Underlying Stock Options (#)	All Other Compensation ($)(1)
Robert L. Caulk Chairman of the Board of Directors; President and Chief Executive Officer	2002 2001 2000	$500,000 400,000 400,000	$320,000 292,000 120,000	— 1,600,000 —	$14,082 5,100 101,244	(2) (3)
Daniel J. Johnston Director; Executive Vice President and Chief Financial Officer	2002 2001 2000	335,000 325,000 300,000	175,205 259,875 —	— 700,000 —	7,091 5,100 5,100	(4)
Kent J. Davies Senior Vice President, Marketing	2002 2001 2000	205,500 134,103 —	105,995 51,733 —	— 200,000 —	80,972 66,705 —	(5) (6)
John F. Timony Senior Vice President, Operations	2002 2001 2000	229,000 198,564 —	117,172 78,731 —	— 200,000 —	8,656 15,636 —	(7) (8)
Robert S. Rubin Vice President, Corporate Development	2002 2001 2000	202,500 193,000 185,500	103,883 139,263 40,588	100,000 100,000 —	5,904 5,100 5,100	(9)

(1)
Unless otherwise indicated, represents matching contributions under our 401(k) plan for each year of employment presented and reimbursement for long-term disability premiums in 2002.

(2)
Includes matching contributions under our 401(k) plan of $5,500 and reimbursement for long-term disability premiums of $8,582.

(3)
Includes relocation payments of $96,144.

(4)
Includes matching contributions under our 401(k) plan of $5,500 and reimbursement for long-term disability premiums of $1,591.

(5)
Includes a loan forgiven of $75,000, matching contributions under our 401(k) plan of $5,500 and reimbursement for long-term disability premiums of $472.

(6)
Includes relocation payments of $66,705.

(7)
Includes matching contributions under our 401(k) plan of $5,500 and reimbursement for long-term disability premiums of $3,156.

(8)
Includes relocation payments of $15,636.

(9)
Includes matching contributions under our 401(k) plan of $5,500 and reimbursement for long-term disability premiums of $404.

Stock Option Grants

        The following table presents individual grants of options to the Named Executive Officers during the year ended December 31, 2002. No stock appreciation rights have been granted or are outstanding under any of our long-term equity plans.

Individual Grants
Name	Number of Securities Underlying Options (#)(1)	% of Total Options Granted to Employees in 2002	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
Robert L. Caulk	—	—	$—	—	$—
Daniel J. Johnston	—	—	—	—	—
Kent J. Davies	—	—	—	—	—
John F. Timony	—	—	—	—	—
Robert S. Rubin	50,000	5.3%	3.25	1/31/12	55,950
	50,000	5.3%	5.00	8/06/12	64,450

(1)
Of the options granted during 2002, one-third vests over a four-year period at a rate of 25% on each anniversary of the grant date. The remaining two-thirds vest based on performance targets over a three to ten year period from the date of grant.

(2)
The grant date present value is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions for the year ended December 31, 2002: expected volatility of zero, weighted average risk-free interest rate of 4.61%, dividend yield of zero and an expected life of ten years.

Aggregated Option Exercises and Option Value Table

        The following table presents information concerning stock options held by the Named Executive Officers as of December 31, 2002:

Name	Shares Acquired Upon Exercise (#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options ($) Exercisable/ Unexercisable(2)
Robert L. Caulk	—	$—	693,361/906,639	$1,480,083/$2,119,917
Daniel J. Johnston	—	—	265,001/434,999	795,003/1,304,997
Kent J. Davies	—	—	50,000/150,000	150,000/450,000
John F. Timony	—	—	50,000/150,000	150,000/450,000
Robert S. Rubin	—	—	47,001/152,999	105,584/281,917

(1)
As of December 31, 2002, no outstanding options had been exercised.

(2)
There was no active trading market for our common stock as of December 31, 2002, thus fair value was determined by our Board of Directors, based primarily on valuations obtained from independent appraisals.

The 2001 Stock Option Plan

        We grant stock options to eligible employees, officers and directors pursuant to the 2001 Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors. The 2001 Stock Option Plan superseded the 1999 Stock Option Plan which was terminated during 2001. Upon termination, all 3,096,000 issued and outstanding options under the 1999 Stock Option Plan were cancelled.

        The 2001 Stock Option Plan provides for an aggregate of 5,800,000 shares of common stock that may be issued in the form of Class A voting common stock, Class B nonvoting common stock or a combination thereof. The options to purchase shares of common stock are subject to time and performance-based vesting schedules which generally range from four to ten years. Options are generally granted with an exercise price equal to or greater than the estimated fair value of common stock on the grant date and expire ten years thereafter. After termination of employment, unvested options are forfeited immediately, within thirty days or within one year, as provided under the plan agreement.

Deferred Compensation Plans

        We sponsor two deferred compensation plans for certain members of our senior management team. The plans are administered by the Compensation Committee of our Board of Directors. The plans provide for the establishment of grantor trusts for the purpose of accumulating funds to purchase shares of our common stock for the benefit of the plan participants. One plan allows participants to contribute an unlimited amount of earnings to the plan while the other provides for contributions of up to 20% of a participant's annual bonus. We do not provide matching contributions to these plans and have the right to repurchase shares held in the grantor trusts under certain circumstances. The common stock held in the grantor trusts was valued at $2.7 million as of December 31, 2002 and 2001.

Compensation of Directors

        Messrs. Caulk and Johnston, who were the only directors that served as employees during 2002, did not receive any additional compensation for serving as a director or attending any meeting of the Board of Directors during 2002. During 2002, Mr. Jones received $30,000 in directorship fees and Mr. Rodkin received $25,833 in directorship fees. Messrs. Boll, Brizius and Schoen did not directly receive any directorship fees in 2002, but THL Equity Advisors, IV, LLC, the general partner of Thomas H. Lee Equity Fund IV, L.P., and Thomas H. Lee Capital, L.L.C., entities with whom Messrs. Boll, Brizius and Schoen are affiliated, received fees pursuant to a professional services agreement described below.

Employment Agreements

        Each of the Named Executive Officers is employed under a separate employment agreement. With the exception of Mr. Caulk's agreement, which expires on January 1, 2005, none of the agreements are effective for a specified period of time. The following table presents the position, annual salary and stock options received, as well as the maximum potential annual bonus available, to each of the Named Executive Officers, under his employment agreement, as amended:

Name	Position(s)	Annual Base Salary	Stock Options Received	Annual Bonus
Robert L. Caulk	Chairman of the Board of Directors; President and Chief Executive Officer	$500,000	1,600,000	Up to $500,000
Daniel J. Johnston	Director; Executive Vice President and Chief Financial Officer	335,000	700,000	Up to $201,000
Kent J. Davies	Senior Vice President, Marketing	205,000	200,000	Up to $123,300
John F. Timony	Senior Vice President, Operations	229,000	200,000	Up to $137,400
Robert S. Rubin	Vice President, Corporation Development	202,500	200,000	Up to $121,500

        Each agreement provides for base salary and bonus increases at the discretion of the Compensation Committee of the Board of Directors. Annual incentive compensation is determined in accordance with the attainment of certain financial and performance targets. The agreements also provide that the officers are entitled to a monthly automobile allowance and to participate in any disability, pension or other benefit plan generally afforded to employees or executives.

        Of the options issued to Mr. Caulk, 53,360 options vested immediately upon the grant date, 1,013,307 options vest over four years with 25% vesting on each anniversary after the grant date and the remaining 533,333 options vest based on performance targets through December 31, 2004, or otherwise after ten years from the grant date. Of the options issued to Mr. Johnston, 80,000 options vested immediately upon the grant date, 206,665 options vest over four years with 25% vesting on each anniversary after the grant date and 413,335 options vest based on performance targets through December 31, 2004, or otherwise after ten years from the grant date. Of the options granted to Messrs. Davies and Timony, one-third of the options vest over four years with 25% vesting on each anniversary after the grant date while the remaining two-thirds vest based on performance targets through December 31, 2004, or otherwise after ten years from the grant date. Of the options issued to Mr. Rubin, 4,000 vested immediately upon the grant date, 62,667 vest over four years with 25% vesting on each anniversary after the grant date and 133,333 options vest based on performance targets through December 31, 2004, or otherwise after ten years from the grant date.

        We may terminate an employment agreement at any time with or without cause. If an employment agreement is terminated by us for cause or by the executive without good reason, the terminated executive will be entitled to any unpaid base salary through the date of termination plus any unpaid incentive compensation. If we terminate the employment agreement without cause or if the executive terminates the employment agreement for good reason or the executive dies or becomes disabled, he will be entitled to any unpaid base salary through the date of termination, any unpaid incentive compensation and, under certain conditions, his base salary for a period subsequent to his termination, which shall in no case be greater than two years from his termination. Each employment agreement includes non-compete, non-solicitation and confidentiality provisions through the later of one year after the executive's date of termination or the last date that severance payments are owed to the executive.

401(k) Plan

        We have a 401(k) savings plan for substantially all of our employees with six months or more of continuous service. The 401(k) plan allows participants to defer a portion of eligible compensation on a tax-deferred basis. Under provisions of the plan, we match 50% of each employee's contributions up to 6% of gross earnings. The matching amount generally increases to 75% of such employee's contributions up to 6% of gross earnings after ten years of service. The aggregate matching contribution made by us was $0.7 million in 2002, $0.6 million in 2001 and $0.6 million in 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Professional Services Agreement

        We have a professional services agreement with THL Equity Advisors IV, L.L.C. and Thomas H. Lee Capital, L.L.C., both affiliates of Thomas H. Lee Partners, L.P., which owns UIC Holdings, L.L.C., our majority owner. The professional services agreement has a term of three years, beginning January 20, 1999, and automatically extends for successive one-year periods thereafter, unless either party gives thirty days notice prior to the end of the term. Under the terms of the agreement, THL Equity Advisors IV, L.L.C. receives $62,500 per month for management and other consulting services provided to us and reimbursement of any related out-of-pocket expenses. During each of the years 2000 through 2002, we paid $0.75 million under this agreement, which is included in selling, general and administrative expenses in our consolidated statements of operations included elsewhere in this prospectus.

Stockholders Agreement

        We have entered into a stockholders agreement with UIC Holdings, L.L.C. and certain other stockholders. Under the agreement, our Class A common stockholders are required to vote their shares of common stock for any sale or reorganization that has been approved by our Board of Directors or a majority of the stockholders. The stockholders agreement also grants the stockholders the right to effect the registration of their common stock for sale to the public, subject to certain conditions and limitations. If we elect to register any of our equity securities under the Securities Act of 1933, as amended, the stockholders are entitled to notice of such registration, subject to certain conditions and limitations. Under the stockholders agreement, we are responsible to pay costs of the registration effected on behalf of the stockholders, other than underwriting discounts and commissions.

Recapitalization Agreement

        The recapitalization agreement with UIC Holdings, L.L.C., which we entered into in connection with our recapitalization in 1999, contains customary provisions, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to our recapitalization closing date and various closing conditions, including the continued accuracy of the representations and warranties. In general, these representations and warranties expired by April 15, 2000. However, representations and warranties with respect to (1) tax matters survive until thirty days after the expiration of the applicable statute of limitations; (2) environmental matters expired December 31, 2002; and (3) ownership of stock do not expire. The total consideration paid to redeem our common stock is subject to adjustments based on the excess taxes of our previous stockholders arising from our Section 338(h)(10) election under the IRS tax code.

        Pursuant to our recapitalization, we redeemed a portion of our common stock held by certain stockholders and UIC Holdings, L.L.C. which were purchased by certain members of our senior management. In the recapitalization, certain executives collectively received an aggregate of $4.0 million in cash and an additional $2.7 million with which the officers purchased common stock through grantor trusts, which is reflected as a reduction of equity in our consolidated balance sheets included elsewhere in this prospectus.

Loans to Chief Executive Officer

        On September 28, 2001, we entered into a loan agreement with Robert L. Caulk, our President, Chief Executive Officer and Chairman of the Board of Directors, for $400,000 which matures on September 28, 2006 (the 2001 loan). On March 8, 2002, we entered into a loan agreement with Mr. Caulk for $51,685 which matures on March 8, 2007 (the 2002 loan). The purpose for both loans was to allow Mr. Caulk to purchase shares of our common and preferred stock. Each loan bears interest at LIBOR on its effective date which is subsequently adjusted on each loan's respective anniversary date. The interest rate in effect for the 2002 loan was 1.96% as of December 31, 2002. The interest rate in effect for the 2001 loan was 1.81% as of December 31, 2002 and 2.59% as of December 31, 2001. Interest on both loans is payable annually, based on outstanding accrued amounts on December 31 of each year. Principal payments on both loans are based on 25% of the gross amount of each annual bonus awarded to Mr. Caulk and are immediately payable, except that principal payments on the 2002 loan are immediately payable only if all amounts due under the 2001 loan are fully paid. Any unpaid principal and interest on both loans is due upon maturity. The outstanding principal balance for the 2001 loan was $352,000 as of December 31, 2002 and $400,000 as of December 31, 2001. The outstanding principal balance of the 2002 loan was $51,685 as of December 31, 2002. The loans are reflected as a reduction of equity in the consolidated balance sheets included elsewhere in this prospectus.

Leases with Stockholder and Former Executive and Member of the Board of Directors

        We lease several of our operating facilities from Rex Realty, Inc., a company that is owned by stockholders who own, in the aggregate, approximately 5% of our common stock and is operated by a former executive and past member of the Board of Directors. The operating leases expire at various dates through December 31, 2010. We have options to terminate the leases on an annual basis by giving advance notice of at least one year. As of December 31, 2002, notice had been given on one such lease. We lease a portion of our operating facilities from the same company under a sublease agreement expiring on December 31, 2005 with minimum annual rentals of $0.7 million. We have two five-year options to renew this lease, beginning January 1, 2006. We believe that the terms of these leases are similar to those that could be obtained from a non-related party in the ordinary course of business. Rent expense under these leases was $2.3 million in 2002, $2.3 million in 2001 and $2.2 million in 2000.

Equity Transactions with UIC Holdings, L.L.C.

        To raise equity to partially fund our merger with Schultz in May 2002, we issued 1,690,000 shares each of Class A voting and Class B nonvoting common stock to UIC Holdings, L.L.C., our majority owner, for $16.9 million.

        In connection with the Pursell transaction in December 2001, we issued 22,600 shares of Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $22.0 million and stock purchase warrants for a 10-year option to purchase up to 3,150,000 shares each of our Class A voting and Class B nonvoting common stock for $3.25 per share, the fair value of the shares of our common stock at the time the warrants were issued as determined by the Board of Directors using a multiple of cash flows method.

        In November 2000, we issued 15,000 shares of Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $15.0 million and stock purchase warrants for a 10-year option to purchase up to 1,600,000 shares each of our Class A voting and Class B nonvoting common stock for $2.00 per share, the fair value of the shares of our common stock at the time the warrants were issued as determined by the Board of Directors using a multiple of cash flows method.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information regarding the beneficial ownership of our Class A voting common stock by each of our directors and Named Executive Officers, by all of our directors and executive officers as a group, and by each owner of more than 5% of the outstanding shares of Class A voting common stock as of March 31, 2003. Each director and Named Executive Officer owns a number of shares of Class B nonvoting common stock equal to their number of owned shares of Class A voting common stock. Unless otherwise indicated, the mailing address for each principal stockholder, officer and director is c/o United Industries Corporation, 2150 Schuetz Road, St. Louis, Missouri 63146.

Name of Beneficial Owner(1)	Number of Class A Common Shares Owned	Number of Class A Common Shares Receivable Upon Exercise of Stock Options	Number of Class A Common Shares Receivable Upon Exercise of Stock Warrants	Number of Class A Common Shares Beneficially Owned	Percent of Class
UIC Holdings, L.L.C.	27,158,000	—	4,673,957	31,831,957	84.2%
Bayer Corporation(2)	3,072,000	—	—	3,072,000	9.3%
Robert L. Caulk	125,000	800,000	13,938	938,938	2.8%
C. Hunter Boll(3)	27,158,000	—	4,673,957	31,831,957	84.2%
Charles A. Brizius(3)	27,158,000	—	4,673,957	31,831,957	84.2%
John W. Froman	—	5,000	—	5,000	*
Daniel J. Johnston(4)	—	350,000	27,876	377,876	1.1%
David A. Jones	100,000	300,000	—	400,000	1.2%
Gary M. Rodkin	—	5,000	—	5,000	*
Scott A. Schoen(3)	27,158,000	—	4,673,957	31,831,957	84.2%
Kent J. Davies	—	100,000	1,394	101,394	*
John F. Timony	—	100,000	4,181	104,181	*
Robert S. Rubin	3,500	100,000	2,091	105,591	*
All Directors and Executive Officers as a group (17 persons)(3)	27,686,500	1,885,000	4,737,375	34,308,875	86.3%

*
Denotes less than one percent.

(1)
Beneficial owner as used herein means any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All of the parties listed above are party to a stockholders agreement, pursuant to which they have agreed to vote their shares in the election of directors in accordance with the terms of the stockholders agreement. The number of shares indicated in this table does not include the shares of Class A voting common stock that are held by other stockholders subject to the stockholders agreement. Unless otherwise indicated, we believe that each person has sole voting and investment power with regard to their shares listed as beneficially owned. The calculation of beneficial ownership is based on 33,143,000 shares of Class A voting common stock outstanding as of March 31, 2003.

(2)
The address for Bayer Corporation is 100 Bayer Road, Pittsburgh, PA 15205.

(3)
Includes 31,831,957 shares beneficially owned by UIC Holdings, L.L.C. UIC Holdings, L.L.C. is controlled by the Thomas H. Lee Equity Fund IV, L.P., which may therefore be deemed to be the beneficial owner of the shares held by UIC Holdings, L.L.C. Such shares may be deemed to be beneficially owned by Messrs. Boll, Brizius and Schoen, who are members of Thomas H. Lee Advisors, L.L.C., the general partner of Thomas H. Lee Partners L.P., which in turn is the managing member of THL Equity Advisors IV, L.L.C., which is the general partner of Thomas H. Lee Equity Fund IV, L.P. Each of Messrs. Boll, Brizius and Schoen disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(4)
Deferred compensation for the purchase of 100,000 shares each of Class A voting and Class B nonvoting common stock for the benefit of Mr. Johnston are held under a grantor trust.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facility

        Our senior credit facility, as amended as of March 19, 2003, was provided by Bank of America, N.A. (formerly known as NationsBanc, N.A.), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce and consists of (1) our $90.0 million revolving credit facility, with a $10.0 million sublimit for swing line borrowings and a $5.0 million sublimit for the issuance of letters of credit, (2) a $75.0 million Term Loan A and (3) a $240.0 million Term Loan B. The restrictions on indebtedness and the mandatory prepayment obligations imposed by our senior credit facility by its terms do not apply to the offering of the notes. As of April 23, 2003, we had $199.1 million outstanding under our senior credit facility, including $196.1 million outstanding on Term Loan B, $3.0 million of borrowings and $1.8 million in letters of credit outstanding under our revolving credit facility.

        Repayment.    Outstanding commitments under our revolving credit, swing line and letter of credit terminate and all amounts outstanding thereunder are to repaid in full on January 20, 2005. The revolving credit facility is also subject to a clean-down period during which the aggregate amount outstanding under the revolving credit facility shall not exceed $10.0 million for 30 consecutive days during the period between August 1 and November 30 in each calendar year. We used a portion of the proceeds of the offering of the Series C notes to repay Term Loan A in full. The principal amount of Term Loan B is $240.0 million. This amount is to be repaid in quarterly installments, with a final installment due January 20, 2006.

        Security; Guaranty.    Our obligations under our senior credit facility are secured by a first priority lien on substantially all of our properties and assets as well as the properties and assets of our current and future domestic subsidiaries. Future domestic subsidiaries will be required to guarantee our obligations under our senior credit facility, and the stock of future domestic subsidiaries, or a percentage of this stock in the case of foreign subsidiaries, will also be pledged to the lenders as security.

        Interest.    The interest rate per annum applicable to advances under our senior credit facility is at a fluctuating rate of interest measured, at our option, by reference to (1) the Eurodollar Rate, as defined in our senior credit facility, plus the applicable borrowing margin, or (2) a rate per annum equal to the higher of the published prime rate of Bank of America or the Federal Funds Rate, as defined in our senior credit facility plus 1/2 of 1% (the Base Rate) plus the applicable borrowing margin. The applicable borrowing margin for Term Loan B is 2.50-3.00% for the Base Rate advances and 3.50-4.00% for Eurodollar advances. The applicable borrowing margin for our revolving credit facility and Term Loan A is between 1.50% and 2.50% for the Base Rate advances and between 2.50% and 3.50% for the Eurodollar advances, in each case based on our consolidated leverage ratio.

        Prepayments; Reductions of Commitments.    Subject to certain exceptions set forth in our senior credit facility, Term Loan A and Term Loan B are required to be prepaid and commitments under our revolving credit facility are required to be permanently reduced with:

  •
  50% of the net cash proceeds of any issuance of capital stock;

  •
  100% of the net cash proceeds of any new indebtedness;

  •
  50% of the excess cash flow;

  •
  100% of the net cash proceeds of (a) any asset sale, subject to limited exceptions or (b) proceeds from any insurance claim relating to one of our assets, unless the proceeds are applied to replace or repair the lost of damaged assets; and

  •
  100% of the net cash proceeds of certain other extraordinary receipts.

        Our revolving credit facility is subject to a clean-down period during which the aggregate amount outstanding under our revolving credit facility shall not exceed $10.0 million for 30 consecutive days occurring during the period between August 1 and November 30 in each calendar year.

        Covenants.    Our senior credit facility contains covenants restricting our ability and that of our subsidiaries to, among others:

  •
  incur or suffer to exist indebtedness or liens,

  •
  merge, consolidate or liquidate,

  •
  sell assets or stock,

  •
  pay dividends or repurchase stock,

  •
  make capital expenditures,

  •
  prepay or amend debt and other material agreements and

  •
  transact with affiliates.

        Events of Default.    Events of default under our senior credit facility include:

  •
  our failure to pay principal or interest when due,

  •
  material breach by us of any representation or warranty contained in any loan document,

  •
  material breach by us of any covenant contained in any loan documents,

  •
  customary cross-default provisions,

  •
  certain adverse events under ERISA plans,

  •
  events of bankruptcy, insolvency or dissolution by us or any of our subsidiaries,

  •
  the levy of certain judgments against us or any of our subsidiaries,

  •
  the actual or asserted invalidity of security documents or guarantees, and

  •
  a change of control of our company.

9 7/8% Series B and C Senior Subordinated Notes

        In March 1999, we issued $150.0 million of our 9 7/8% Series A Senior Subordinated Notes due 2009. In October 1999, we consummated an exchange offer in which we exchanged all of our Series A notes for our 9 7/8% Series B Senior Subordinated Notes due 2009, which had been registered pursuant to the Securities Act.

        In March 2003, we issued $85.0 million of our 9 7/8% Series C Senior Subordinated Notes due 2009.

        The principal terms of the Series B and C notes are the same as the Series D notes being offered hereby, including the interest rate, the interest payment dates and the maturity date. The indenture relating to the Series B and C notes contains covenants which are substantially similar to those contained in the indenture governing the Series D notes offered hereby.

        However, certain covenants and definitions in the indenture governing the Series D notes offered hereby, which also governs the Series C notes, are different from the corresponding covenants and definitions in the indenture governing the Series B notes. See "Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes."

        In connection with the exchange offer for the Series D notes we are required to conduct for the Series C notes, we are also offering to exchange all of the outstanding Series B notes in return for Series D notes. If all of the Series B and C notes are exchanged for the Series D notes, $235,000,000 million aggregate principal amount of the Series D notes will be outstanding following consummation of the exchange offer, and the Series D notes will be deemed to be a single series of notes outstanding under the indenture relating to the Series D notes. This would dilute your voting interest.

        We are offering to accept both our Series B and C notes in exchange for the Series D notes in order to increase the liquidity of both series. However, we cannot assure you that all the Series B noteholders will participate in the exchange, in which case the Series B notes not exchanged for the Series D notes will continue as a separate series of notes under a separate indenture.

THE EXCHANGE OFFER

        This section of this prospectus describes the exchange offer. While we believe that the following description covers the material terms of this exchange offer, this summary may not contain all of the information that is important to you. For a more complete understanding of this exchange offer, you should carefully read the entire prospectus and the other documents to which we refer, including the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part.

Purpose and Effect of the Exchange Offer

        We and the guarantors, referred to herein collectively as the issuers, entered into a registration rights agreement in connection with the original issuance of the Series C notes pursuant to which we will take the following actions at our expense:

  •
  within 45 days after the issue date of the Series C notes, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the Series B and C notes for Series D notes, which will have terms substantially similar to the Series B and C notes;

  •
  use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 165 days after the issue date of the Series C notes;

  •
  offer the Series D notes in exchange for surrender of the Series B and C notes upon the exchange offer registration statement being declared effective; and

  •
  keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the Series B and C notes.

        We are offering to exchange our Series D notes for up to 100% of our Series B and C notes on the terms set forth in this prospectus and in the accompanying letters of transmittal. We are including both the Series B and C notes in the exchange offer in order to increase the liquidity of both series. For each Series B or C note surrendered to us pursuant to the exchange offer, the holder of such note will receive a Series D note having a principal amount at maturity equal to that of the surrendered note.

        Under existing SEC interpretations, the Series D notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. We have agreed for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement, including certain indemnification rights and obligations

        Each holder of Series C notes that wishes to exchange such notes for Series D notes in the exchange offer will be required to make certain representations including representations that (1) any Series D notes to be received by it will be acquired in the ordinary course of its business, (2) it has no arrangement with any person to participate in the distribution of the Series D notes and (3) it is not an affiliate, as defined in Rule 405 of the Securities Act, of, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Series D notes. If the holder is a broker-dealer that will receive Series D notes for its own account in exchange for Series B or C notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        In the event that applicable interpretations of the Staff of the SEC do not permit the issuers to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 210 days of the issue date of the Series C notes or, under certain circumstances, if the initial purchasers shall so request, we and the guarantors will, (a) as promptly as practicable, file a shelf registration statement covering resales of the Series C notes, (b) use our respective best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use our respective best efforts to keep effective the shelf registration statement until the earlier of the disposition of the Series C notes covered by the shelf registration statement or two years after the issue date of the Series C notes, or such earlier time when the Series C notes are eligible for resale pursuant to Rule 144(k) under the Securities Act. We and the guarantors will, in the event of the shelf registration statement, provide to each holder of the Series C notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Series C notes has become effective and take certain other actions as are required to permit unrestricted resales of the Series C notes. A holder of the Series C notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification rights and obligations.

        Although the issuers intend to file the registration statements described above, as necessary, such registration statement may not be filed or, if filed, it may not become effective. If we fail to comply with the above provisions or if any such registration statement fails to become effective, the, as liquidated damages, additional interest shall become payable in respect of the Series C notes as follows:

If: (1)	(A) the exchange offer registration statement or shelf registration statement is not filed within 45 days after the issue date of the Series C notes or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreement;
(2)
(A) an exchange offer registration statement or shelf registration statement is not declared effective within 165 days after the issue date of the Series C notes or (B) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the 120th day following the date such shelf registration statement was filed; or
(3)
either (A) we have not exchanged the Series D notes for all Series C notes validly tendered in accordance with the terms of the exchange offer within 210 days of the issue date of the Series C notes or (B) the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is consummated or (C) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date of the Series C notes;

(each such event referred to in clauses (1) through (3) above is a registration default), the sole remedy available to holders of the Series C notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the Series C notes will increase by 0.25% for each 90-day period during which the registration default continues, up to a maximum additional interest rate of 2.00% per annum in excess of the interest rate shown on the cover of this prospectus. All additional interest will be payable to holders of the Series C notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes as shown on the cover of this prospectus. Holders of Series B notes have no right to receive such additional interest.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Series B and C notes validly tendered and not withdrawn prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Series D notes in exchange for each $1,000 principal amount of Series B and C notes accepted in the exchange offer. Any holder may tender some or all of its Series B and C notes pursuant to the exchange offer. However, Series B and C notes may be tendered only in integral multiples of $1,000.

        The form and terms of the Series D notes are substantially similar to the form and terms of the Series B and C notes except that:

  (1)
  the Series D notes bear a Series D designation and a different CUSIP number from the Series B and C notes;

  (2)
  the Series D notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof;

  (3)
  the holders of the Series D notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the Series C notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated; and

  (4)
  some of the provisions contained in the Series D indenture, which also governs the Series C notes, and the definitions related thereto, are different than the provisions contained in the Series B indenture, as described in the "Summary of Key Differences Between the Indenture Governing the Series B Notes and the Indenture Governing the Series D Notes" section of this prospectus.

        The Series D notes will evidence the same debt as the tendered Series B and C notes and will be entitled to the benefits of the Series D indenture.

        As of the date of this prospectus, $235,000,000 aggregate principal amount of the Series B and C notes were outstanding. We have fixed the close of business on                , 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

        Holders of Series B and C notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indentures relating to such notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

        We will be deemed to have accepted validly tendered Series B and C notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Series D notes from us.

        If any tendered Series B or C notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted Series B and C notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

        Holders who tender Series B and C notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series B and C notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The term "expiration date" will mean 5:00 P.M., New York City time, on        , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 5:00 P.M., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, (1) to delay accepting any Series B or C notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 A.M., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Series D Notes

        Interest on the Series D notes will accrue from the later of (1) the last interest payment date on which interest was paid on the notes surrendered in exchange therefor or (2) if the notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date.

        Interest on the exchange notes is payable semiannually in arrears on each of April 1 and October 1.

Procedures for Tendering

        Only a registered holder of outstanding Series B or C notes may tender such notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the Series B and C notes and any other required documents, to the exchange agent prior to 5:00 P.M., New York City time, on the expiration date. To be tendered effectively, the Series B and C notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 P.M., New York City time, on the expiration date. Delivery of the Series B and C notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the Series B and C notes that the participant has received and agrees: (1) to participate in the Automated Tender Option Program ("ATOP"); (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

        The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

        The method of delivery of Series B or C notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Series B or C notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

        Any beneficial owner whose Series B or C notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the Series B or C notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

        If the letter of transmittal is signed by a person other than the registered holder of any Series B or C notes, the Series B or C notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on such notes with the signature thereon guaranteed by a member firm of the Medallion System.

        If the letter of transmittal or any Series B or C notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Series B and C notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Series B or C notes by causing DTC to transfer the Series B or C notes into the exchange agent's account with respect to the Series B and C notes in accordance with DTC's procedures for the transfer. Although delivery of the Series B and C notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Series B and C notes and withdrawal of tendered Series B and C notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series B and C notes not properly tendered or any Series B and C notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Series B and C notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series B and C notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Series B and C notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Series B and C notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Series B and C notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

        Holders who wish to tender their Series B or C notes and (1) whose Series B or C notes are not immediately available, (2) who cannot deliver their Series B or C notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  (A)
  the tender is made through a member firm of the Medallion System;

  (B)
  prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Series B and C notes and the principal amount of Series B and C notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Series B and C notes or a confirmation of book-entry transfer of the Series B and C notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

  (C)
  the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered Series B and C notes in proper form for transfer or a confirmation of book-entry transfer of the Series B and C notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series B and C notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of Series B and C notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the expiration date.

        To withdraw a tender of Series B or C notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

  (1)
  specify the name of the person having deposited the Series B and C notes to be withdrawn;

  (2)
  identify the Series B and C notes to be withdrawn, including the certificate number(s) and principal amount of the Series B and C notes, or, in the case of Series B and C notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (3)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Series B and C notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Series B and C notes register the transfer of the Series B and C notes into the name of the person withdrawing the tender; and

  (4)
  specify the name in which any Series B and C notes are to be registered, if different from that of the person depositing the Series B and C notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any Series B and C notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series D notes will be issued with respect thereto unless the Series B and C notes so withdrawn are validly retendered. Any Series B and C notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding Series B and C notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any Series B or C notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Series B and C notes, if:

  (1)
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

  (2)
  any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  (3)
  any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

        If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any Series B or C notes and return all tendered Series B and C notes to the tendering holders, (2) extend the exchange offer and retain all Series B and C notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the Series B and C notes (see "—Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Series B or C notes which have not been withdrawn.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. U.S. Bank National Association also serves as trustee under the indentures for the Series B, C and D notes. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail:	By Hand:
U.S. Bank National Association Corporate Trust Department 180 East Fifth Street St. Paul, MN 55101 Attention: Specialized Finances Group	U.S. Bank National Association 100 Wall Street Suite 200 New York, New York 10005
Facsimile Transmission:	For Information Telephone:
(651) 244-1537	(800) 934-6802
Confirm Receipt of Facsimile by Telephone:
(800) 934-6802

        Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

        We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The Series D notes will be recorded at the same carrying value as the Series B or C notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be expensed over the term of the Series D Notes.

Consequences of Failure to Exchange

        The Series C notes that are not exchanged for Series D notes pursuant to the exchange offer will remain restricted securities and we will have no further obligation to register the Series C notes. Accordingly, the Series C notes may be resold only:

  (1)
  to us upon redemption thereof or otherwise;

  (2)
  so long as the Series C notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

  (3)
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  (4)
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

        Because the Series B notes were registered pursuant to the Securities Act in October 1999, among the potential consequences of not exchanging your Series B notes will be that the liquidity of your Series B notes could be adversely affected.

Resale of the Series D Notes

        With respect to resales of Series D notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Series D notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for Series B or C notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series D notes, will be allowed to resell the Series D notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series D notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series D notes in the exchange offer for the purpose of distributing or participating in a distribution of the Series D notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Series D notes for its own account in exchange for Series B or C notes, where the Series B or C notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Appraisal Rights

        You will not have any right to dissent and receive appraisal of your Series B or C notes in connection with the exchange offer.

SUMMARY OF KEY DIFFERENCES BETWEEN THE INDENTURE GOVERNING THE
SERIES B NOTES AND THE INDENTURE GOVERNING THE SERIES D NOTES

        While the Series B indenture and Series D indenture are substantially similar, and the Series C and D notes are pursuant to the same indenture, the Series D indenture differs in some respects from the Series B indenture. While we believe that the following summary of the key differences between the Series B indenture and the Series D indenture is complete, this summary may not contain all of the information that is important to you. For a more complete understanding of the differences summarized below, you should read the Series B indenture and the Series D indenture. You can find definitions of certain capitalized terms used in the following summary under the applicable indentures and, with respect to the Series D notes only, under "Description of the Notes—Certain Definitions."

        Amount of Notes.    The Series B indenture limits the amount of notes issuable under such indenture to an aggregate principal amount of $150,000,000. There is no such limit under the Series D indenture. Any notes, including any outstanding Series C and D notes, previously issued or issued in the future under the Series D indenture will be treated as a single class for all purposes under the Series D indenture. All notes issued under the Series D indenture vote together as one series of notes under the indenture.

        Optional Redemption.    The Series B indenture provides that we could redeem in the aggregate up to 40% of the original principal amount of Series B notes at any time and from time to time prior to April 1, 2002 out of the net proceeds of one or more Qualified Public Offerings. As the April 1, 2002 deadline has passed, this section and the definition of Qualified Public Offering has been deleted from the Series D indenture.

        Limitation of Preferred Stock of Restricted Subsidiaries.    The Series B indenture prohibits any Restricted Subsidiary from (1) issuing any Preferred Stock or (2) permitting any person to hold any such Preferred Stock, except to or by us or to or by another Restricted Subsidiary, unless we or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the Series B indenture in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued. The Series D indenture carves out acquired Guarantors from the prohibition in (2) above.

        Limitation on Restricted Payments.    We clarified the treatment of the common stock issued to Bayer in June 2002 under the Limitation on Restricted Payments in the Series D indenture. Under certain circumstances, we may repurchase the Bayer Stock (a newly defined term in the Series D indenture), and in limited circumstances we may be required to repurchase the Bayer Stock, in exchange for both cash or a note and for cancelling our rights under certain agreements. The Series D indenture provides that, if a portion of the Bayer Stock would qualify as "Disqualified Stock" at the time we are repurchasing the Bayer Stock, then, for purposes of that repurchase only, the threshold for the Limitation on Restricted Payments is nonetheless increased by an amount equal to the Net Proceeds or fair market value of securities or other property received by us from the issue and sale of that portion of the Bayer Stock. Also, the definition of "Disqualified Capital Stock" in the Series D indenture clarifies that from and after the date on which the Bayer Stock is no longer redeemable at the option of the holder, no portion of the Bayer Stock shall be considered Disqualified Capital Stock for purposes of calculating the threshold for the Limitation on Restricted Payments.

        Asset Sale.    In the Series B indenture, "Asset Sale" is defined to mean the sale, transfer or other disposition, including any Sale and Lease-Back Transaction, other than to us or any of our Restricted Subsidiaries, in any single transaction or series of related transactions having a fair market value in excess of $1,500,000 of (1) our Capital Stock or other equity interest in any of our Restricted Subsidiaries or (2) any other property or assets of us or of any of our Restricted Subsidiaries. In the Series D indenture, the threshold for the fair market value of such transaction or series of related transactions is in excess of $2,000,000.

        Change of Control.    The definition of a Change of Control in the Series D indenture changes the definition contained in the Series B indenture by excluding a transaction from being a change in control if it is a merger or consolidation of us in which a THL Group Member holds, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger. In the Series D indenture, "THL" includes Thomas H. Lee Partners, L.P. and Thomas H. Lee Equity Fund V, L.P. in addition to Thomas H. Lee Equity Fund IV, L.P.

        Consolidated Fixed Charges.    The calculation to determine the Consolidated Fixed Charges in the Series B indenture is equal to the sum of (1) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefore or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business), plus (2) without duplication, the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person or any Restricted Subsidiary, determined on a consolidated basis (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal. In the Series D indenture, the exclusion in (2)(a) above of dividends paid in Capital Stock is expanded to include dividends that accumulate and compound as if paid in kind. As a result, accumulating dividends on the preferred stock issued to UIC Holdings, L.L.C. are not Consolidated Fixed Charges.

        Foreign Subsidiary.    Under the Series B indenture, a "Foreign Subsidiary" means a Restricted Subsidiary (1) that is organized in a jurisdiction other than the United States of America or a state thereof or the District of Columbia and (2) with respect to which at least 90% of its sales (as determined in accordance with GAAP) are generated by operations located in jurisdictions outside the United States of America. Under the Series D indenture, a "Foreign Subsidiary" means a Restricted Subsidiary that is organized in a jurisdiction other than the United States of America or a state thereof or the District of Columbia, provided that for purposes of the Limitation on Creation of Subsidiaries contained in the Series D indenture, if a Restricted Subsidiary guarantees, grants a lien or enters into a similar agreement for the benefit of any of our Indebtedness or any other Restricted Subsidiary (other than a Foreign Subsidiary), such Restricted Subsidiary will not be deemed a Foreign Subsidiary.

        Indebtedness.    The Series B indenture includes in the definition of "Indebtedness" any Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof. In the Series D indenture, any Bayer Stock that may be Disqualified Capital Stock is excluded from the definition of "Indebtedness."

        Permitted Investments.    In the Series B indenture, the definition of "Permitted Investments" definition includes Investments by us, or by a Restricted Subsidiary thereof, in us or a Restricted Subsidiary. In the Series D indenture, a proviso has been added that that investments in Foreign Subsidiaries shall not exceed $10,000,000 in the aggregate.

        The Series B indenture also allows investments as "Permitted Investments" in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10,000,000 for all such Investments from and after March 24, 1999. This amount is increased from time to time (1) to the extent any return of capital is received by us or a Restricted Subsidiary on an Investment previously made in reliance on this clause after March 24, 1999, in each case, up to, but not exceeding, the amount of the original Investment but only to the extent such return of capital is excluded from Consolidated Net Income and (2) by 100% of the aggregate net proceeds of any equity contribution received after March 24, 1999 by us (other than in return for Disqualified Capital Stock) from a holder of our Capital Stock, net of any amounts thereof used to calculate amounts available for Restricted Payments or previously relied upon to make any Permitted Investments pursuant to this clause. In the Series D indenture, clause (2) above also includes 100% of the aggregate net proceeds of any issuance or sale of Capital Stock (other than Disqualified Capital Stock). The Series D indenture clarifies that equity contributions and stock issuances are the same by providing that clause (2) above also increases by 100% of the aggregate net proceeds of any issuance or sale of Capital Stock (other than Disqualified Capital Stock).

        In addition to the differences described above, there are a number of technical differences between the Series B indenture and the Series D indenture and certain of the definitions in the Series D indenture have been updated.

DESCRIPTION OF THE NOTES

        We issued the Series C notes and will issue the Series D notes under an indenture dated March 27, 2003 (the "Indenture"), among us, the Initial Subsidiary Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The following is a summary of the material terms and provisions of the Series D notes. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Series D notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. To obtain a copy of the Indenture, refer to the "Where You Can Find More Information" section of this prospectus. You can find definitions of certain capitalized terms used in the following summary under "—Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this "Description of the Notes," the term "United" means United Industries Corporation, exclusive of its subsidiaries and, except as otherwise required by the context, references to the "notes" refer to the Series D notes offered by this prospectus.

General

        The notes will be general unsecured obligations of United, ranking subordinate in right of payment to all Senior Indebtedness of United, pari passu with all senior subordinated indebtedness of United, and senior in right of payment to all current and future subordinated indebtedness of United.

        The notes will be unconditionally guaranteed, on a senior subordinated basis, by all of our existing subsidiaries and certain of our future domestic Restricted Subsidiaries as described under the covenant described under "Limitation on Creation of Subsidiaries."

Maturity, Interest and Principal

        United will issue notes in this exchange offer in an aggregate principal amount of up to $235,000,000. The notes will mature on April 1, 2009. Subject to the covenants described below under "Covenants," United may issue additional notes under the Indenture. The notes offered hereby and any additional notes subsequently issued would be treated as a single series for all purposes under the Indenture.

        The notes will bear interest at a rate of 9 7/8% per annum, which will be payable semiannually in arrears on each April 1 and October 1, commencing April 1, 2003, to holders of record of the notes at the close of business on the immediately preceding March 15 and September 15, respectively. Interest on the notes will accrue from the most recent date to which interest has been paid.

Optional Redemption

        The notes are not redeemable before April 1, 2004. On one or more occasions thereafter, United may redeem the notes, in whole or in part, at the following redemption prices, expressed as a percentage of principal amount, if redeemed during the twelve-month period beginning on April 1 of each year listed below:

Year	Percentage
2004	104.938%
2005	103.292%
2006	101.646%
2007 and thereafter	100.000%

        In addition, United must pay all accrued and unpaid interest on the notes redeemed.

        In the event that United chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed; or

  (2)
  on a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder at its registered address. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless United fails to redeem any such note.

Asset Drop-Down

        The Equity Investor, in its sole discretion, may cause United to form and contribute all or substantially all of its assets to a newly-created Wholly-Owned Subsidiary (the "New Operating Company"), at which time the New Operating Company would assume all or substantially all of the liabilities of United (including the notes) (collectively, the "Asset Drop-Down"). As a result of the Asset Drop-Down, United would become a holding company (as such, the "Holding Company") that directly owns, and the primary asset of which would be, all of the equity interests in the New Operating Company. The New Operating Company would conduct all of the operations that were previously conducted by United and for purposes of this "Description of the Notes" and the indenture, the New Operating Company would be "United." The Asset Drop-Down will be carried out, if at all, in compliance with the "Merger, Consolidation or Sale of Assets" provisions described below, and the notes will continue to be guaranteed by Restricted Subsidiaries of the New Operating Company as described below under "Guarantees."

Subordination

        The indebtedness represented by the notes and the Guarantees will be subordinate in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness of United and Guarantor Senior Indebtedness, respectively, and pari passu with all other senior subordinated indebtedness of United and the Guarantors, respectively, including the Series B notes and the guarantees thereof. As of April 23, 2003, the principal amount of outstanding Senior Indebtedness of United, on a consolidated basis, was $203.2 million and United could incur substantial additional Indebtedness, which could be Senior Indebtedness.

        The holders of Senior Indebtedness of United will be entitled to receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness of United (including Accrued Bankruptcy Interest) and all outstanding Letter of Credit Obligations cash collateralized before the holders of the notes will be entitled to receive any payment with respect to the notes in the event of any distribution to creditors of United:

  (1)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to United or to its creditors, as such, or to its assets;

  (2)
  in a liquidation or dissolution or other winding-up of United;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshalling of assets or liabilities of United (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings").

        For purposes of this section, all Senior Indebtedness now or hereafter existing and all Obligations relating thereto will not be deemed to have been paid in full unless and until all of the Obligations of any holder thereof have been indefeasibly paid in full in cash (including, without limitation, all Accrued Bankruptcy Interest) and all of the commitments thereunder have been terminated and, in the case of Letter of Credit Obligations, such Obligations have been fully drawn and paid in full in cash or 100% cash collateralized.

        As a result of such subordination, in the event of any Bankruptcy Proceeding, holders of the notes may recover less ratably than creditors of United who are holders of Senior Indebtedness.

        No payment may be made on the notes following (1) a Payment Default on Designated Senior Indebtedness or (2) a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness. Any such prohibition shall continue until the Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured.

        Upon a Non-Payment Event of Default on Designated Senior Indebtedness, no payment may be made on the notes for a period (a "Payment Blockage Period") beginning on the date the Trustee receives written notice from the Representative of the Non-Payment Event of Default until (subject to any blockage under the preceding paragraph) the earliest of

  •
  more than 179 days have elapsed since the Trustee received the notice,

  •
  the Non-Payment Event of Default has been cured or waived in writing or ceased to exist or such Designated Senior Indebtedness has been paid in full or

  •
  the Payment Blockage Period has been terminated by written notice to United or the Trustee from the Representative.

        No Payment Blockage Period can extend beyond 179 days from the date the Trustee receives the notice (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, that no additional Payment Blockage Period can extend beyond the Initial Blockage Period. After the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 days after the Initial Blockage Period. No event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the first day of any Payment Blockage Period can serve as the basis for a second Payment Blockage Period, unless such event of default has been cured or waived for at least 90 days.

        Each Guarantee will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all Guarantor Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the notes to all Senior Indebtedness of United.

        If United or any Guarantor fails to make any payment on the notes or any Guarantee when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture. See "Events of Default."

        By accepting these notes, each holder agrees to be bound by such provisions and, if any such holder fails to file a proper proof of claim of debt in any Bankruptcy Proceeding with respect to United at least 30 days before the time to file such proofs of claim expires, authorizes the Representative to file an appropriate claim on behalf of such holder. The subordination provisions of the Indenture cannot be amended without the consent of all holders of Senior Indebtedness unless such amendment could not adversely affect such holders.

Certain Covenants

        The Indenture will contain, among others, the following covenants:

Limitation on Additional Indebtedness

        United will not, and will not permit any Restricted Subsidiary of United to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness and including Disqualified Capital Stock); provided that United or any of the Guarantors may incur Indebtedness (including Acquired Indebtedness or Disqualified Capital Stock) if

  •
  after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, United's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 and

  •
  no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

        Notwithstanding the foregoing, United and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither United nor any Guarantor will incur any Permitted Indebtedness that ranks junior in right of payment to the notes or any Guarantee, as the case may be, that has a maturity or mandatory sinking fund payment prior to the maturity of the notes.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, United will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of the clauses in the definition of Permitted Indebtedness or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on Other Senior Subordinated Debt

        United will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the notes and the Guarantees, as the case may be) that is both:

  (1)
  subordinate in right of payment to any Senior Indebtedness of United or any Guarantor Senior Indebtedness, as the case may be, and

  (2)
  senior in right of payment to the notes or the Guarantees, as the case may be.

        For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the notes or the Guarantees, as the case may be, if it is not pari passu with or subordinated in right of payment to the notes or such Guarantees.

Limitation on Restricted Payments

        United will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

  (2)
  immediately after giving pro forma effect to such Restricted Payment, United could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Additional Indebtedness" covenant; and

  (3)
  immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after March 24, 1999 does not exceed the sum of:

  (a)
  50% of the cumulative Consolidated Net Income of United subsequent to March 24, 1999 (or minus 100% of any cumulative deficit in Consolidated Net Income during such period) plus

  (b)
  100% of the aggregate Net Proceeds and the fair market value of securities or other property received by United from the issue or sale, after March 24, 1999, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of United issued to any Subsidiary of United) of United or any Indebtedness or other securities of United convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of United which have been so converted or exercised or exchanged, as the case may be, net of any amounts thereof previously relied upon or to be relied upon to make any Permitted Investments pursuant to clause (15) of the definition thereof, plus

  (c)
  without duplication of any amounts included in clauses (a) and (b) above, 100% of the aggregate net proceeds of any equity contribution received by United (other than in return for Disqualified Capital Stock) from a holder of United's Capital Stock, net of any amounts thereof previously relied upon or to be relied upon to make any Permitted Investments pursuant to clause (15) of the definition thereof, plus

  (d)
  to the extent the Bayer Stock is repurchased by United, an amount equal to the Net Proceeds or fair market value of securities or other property received by United from the issue and sale of the Bayer Stock to the extent such Bayer Stock then constitutes Disqualified Capital Stock and is therefor excluded under clause (b) above, plus

  (e)
  $7,500,000.

        For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined, in good faith, by the Board of Directors of United.

        The sum of amounts provided under clauses (3)(a), (b), (c) and (e) above through December 31, 2002 was in excess of $105 million, although United has made no Restricted Payments.

        The provisions of this covenant will not prohibit:

    (i)
    the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

    (ii)
    the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of United or Indebtedness subordinated to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of United) of other shares of Capital Stock of United (other than Disqualified Capital Stock);

    (iii)
    the redemption or retirement of Indebtedness of United or any Guarantor subordinated to the notes or any Guarantee in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any

      Indebtedness owed to a Subsidiary) of United or any Guarantor that is Refinancing Indebtedness;

    (iv)
    the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of United) of other shares of Disqualified Capital Stock;

    (v)
    so long as no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such payment, the purchase, redemption or other acquisition for value of shares of Capital Stock of United or, in the event of the Asset Drop-Down, the Holding Company (other than Disqualified Capital Stock) or options on such shares held by United's or its Subsidiaries' (or, in the event of the Asset Drop-Down, the Holding Company's) officers, employees or directors or former officers, employees or directors (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sale or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions or payments made, pursuant to this clause shall not exceed $3,000,000 in any fiscal year (provided, that United may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such distributions permitted to have been made, but not made, in any preceding fiscal year) or $15,000,000 in the aggregate from and after March 24, 1999, provided that the foregoing amounts shall be increased by (a) the amount of any payments after March 24, 1999 by officers, employees or directors of the Holding Company, United or a Subsidiary thereof for the purchase of Capital Stock of United (other than in connection with the Recapitalization) or, in the event of the Asset Drop-Down, the Holding Company except to the extent such payments consist of proceeds from loans by United or a Subsidiary thereof and (b) the amount of any cash capital contributions after March 24, 1999 to United by THL or any Affiliate thereof used by United to purchase, redeem or otherwise acquire for value shares of such capital stock;

    (vi)
    the payment of THL Fees;

    (vii)
    so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate to enable United to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

    (viii)  Restricted Payments made pursuant to the Recapitalization Agreement;

    (ix)
    United or any Restricted Subsidiary from purchasing all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of United which Capital Stock or other ownership interests were not theretofore owned by United or a Subsidiary of United, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary that is not a Foreign Subsidiary;

    (x)
    the payment of distributions (A) to the Equity Investor solely for the purpose of enabling the Equity Investor to pay its reasonable, ordinary course operating and administrative expenses and taxes in any fiscal year in an amount not to exceed $250,000, and (B) in the event of the Asset Drop-Down, to the Holding Company for the purpose of enabling the Holding Company to pay its reasonable, ordinary course operating and administrative expenses, the amount of which distributions pursuant to subclauses (A) and (B) of this clause (x) in any fiscal year in an amount not to exceed $500,000; and

    (xi)
    in the event of the Asset Drop-Down, the payment of distributions to the Holding Company solely for the purpose of enabling the Holding Company to pay taxes attributable to the operations of the New Operating Company and its Subsidiaries to the extent such taxes are actually owed and the Holding Company is permitted or required to make such payments.

        Notwithstanding the foregoing,

  •
  the amount of any payments made in reliance on clause (i) and clause (v) above shall reduce the amount otherwise available for Restricted Payments pursuant to subparagraphs (1)-(3) above and

  •
  in the event of the Asset Drop-Down, the amount of any payments that could otherwise have been made in reliance on clauses (v), (vi), (vii), and (x)(A) may be paid for the respective purposes set forth therein by the New Operating Company as dividends or distributions to the Holding Company.

        Not later than the date of making any Restricted Payment, United shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth in reasonable detail the basis upon which the calculations required by this covenant were computed (including without limitation the date, amount and nature of any purchase or contribution referred to in clauses (3)(b) or (c) above), which calculations may be based upon United's latest available financial statements, and, to the extent that the absence of a Default or an Event of Default is a condition to the making of such Restricted Payment, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Limitations on Investments

        United will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (1) a Permitted Investment or (2) an Investment that is made as a Restricted Payment in compliance with the "Limitation on Restricted Payments" covenant, after the Issue Date.

Limitations on Liens

        United will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of United or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the notes or any Guarantee unless:

  (1)
  if such Lien secures Indebtedness which is pari passu with the notes or such Guarantee, then the notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or

  (2)
  if such Lien secures Indebtedness which is subordinated to the notes or such Guarantee, any such Lien shall be subordinated to the Lien granted to the Holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes or such Guarantee, as the case may be.

Limitation on Transactions with Affiliates

        United will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which United or any of its Restricted Subsidiaries owns a minority interest) (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date hereof if such extension, renewal, replacement, waiver or other modification is more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date unless

  (1)
  such Affiliate Transaction is between or among United and/or its Restricted Subsidiaries and/or, in the event of the Asset Drop-Down, the Holding Company; or

  (2)
  the terms of such Affiliate Transaction are fair and reasonable to United or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by United or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

        In any Affiliate Transaction involving an amount or having a value in excess of $2,000,000 which is not permitted under clause (1) above, United must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction with a value in excess of $10,000,000 which is not permitted under clause (1) above (other than any sale by United of its Capital Stock that is not Disqualified Capital Stock), United must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm. The limitations set forth in this and the preceding paragraph will not apply to:

  (1)
  any Restricted Payment that is not prohibited by the "Limitation on Restricted Payments" covenant or Permitted Investment permitted by the "Limitation on Investments" covenant,

  (2)
  any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date,

  (3)
  any transaction, compensation or agreement, approved by the Board of Directors of United, with an officer or director of, or consultant to, United or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business,

  (4)
  any transaction permitted by the provisions described under "Merger, Consolidation or Sale of Assets,"

  (5)
  any transaction (a) between United and any THL Group Member solely in its capacity as a holder or buyer of United's Capital Stock or (b) in the event of the Asset Drop-Down, between the New Operating Company and the Holding Company, solely in its capacity as a holder or buyer of the New Operating Company's Capital Stock, provided that any such transaction described in this clause (5) is not otherwise prohibited by the Indenture, or

  (6)
  in the event of the Asset Drop-Down, any commercially reasonable transaction between the New Operating Company and the Holding Company solely in its capacity as a holder or buyer of the New Operating Company's Indebtedness provided that any such transaction is not otherwise prohibited by the Indenture.

Limitation on Creation of Subsidiaries

        United will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than:

  (1)
  a Restricted Subsidiary that is acquired or created in connection with an acquisition by United or

  (2)
  an Unrestricted Subsidiary;

provided, however, that each Restricted Subsidiary that is not a Foreign Subsidiary acquired or created pursuant to clause (1) will at the time it has either assets or stockholder's equity in excess of $200,000 execute a guarantee in the form attached to the Indenture, pursuant to which such Restricted Subsidiary will become a Guarantor, which Guarantee shall be subordinated to all Guarantor Senior Indebtedness of such Restricted Subsidiary to the same extent as the notes are subordinated to United's Senior Indebtedness. Notwithstanding the foregoing, any such Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) in accordance with the Indenture.

Limitation on Certain Asset Sales

        United will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  United or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the equity interests, property or assets constituting such Asset Sale (as determined in good faith by the Board of Directors of United, and evidenced by a board resolution);

  (2)
  not less than 75% of the consideration received by United or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; and

  (3)
  the Asset Sale Proceeds received by United or such Restricted Subsidiary are applied:

  (a)
  first, to the extent United elects, or is required, to prepay, repay or purchase debt or to reduce an unused commitment to lend under any then existing Senior Indebtedness of United or any Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale, but only to the extent that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid or be applied to secure Letter of Credit Obligations; and

  (b)
  second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent United elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of United or such Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or United or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 365 days following the receipt of such Asset Sale Proceeds.

        Pending the final application of any such Available Asset Sale Proceeds, United or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility or otherwise invest such Available Asset Sale Proceeds in any manner not prohibited under the Indenture.

        If, on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10,000,000, United shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase (an "Excess Proceeds Offer") the notes from the holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of asset sales to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Available Asset Sale Proceeds. The offer price in any Excess Proceeds Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase and will be payable in cash. If United is required to make an Excess Proceeds Offer, United will mail, within 30 days following the Reinvestment Date, a notice to the holders of the notes stating, among other things:

  (1)
  that holders of notes and such other pari passu Indebtedness have the right to require United to apply the Available Asset Sale Proceeds to repurchase such notes and other pari passu Indebtedness at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

  (2)
  the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

  (3)
  the instructions, determined by United, that each holder must follow in order to have such notes repurchased; and

  (4)
  the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.

        The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement.

        United will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds Offer is not fully subscribed, United may retain that portion of the Available Asset Sale Proceeds not required to repurchase notes and other pari passu Indebtedness and use such portion for general corporate purposes, and such retained portion shall not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase notes. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Excess Proceeds Offer exceeds the amount of Available Asset Sale Proceeds required to be applied to such Excess Proceeds Offer, the notes and such other pari passu Indebtedness to be purchased will be purchased on a pro rata basis.

Limitation on Preferred Stock of Restricted Subsidiaries

        United will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to United or a Restricted Subsidiary) or, other than with respect to an acquired Guarantor, permit any Person (other than United or a Restricted Subsidiary) to hold any such Preferred Stock unless United or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the "Limitation on Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Subsidiaries

        United will not:

  (1)
  sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary (other than Liens under the Senior Credit Facility or under the terms of any Designated Senior Indebtedness and Liens not prohibited by the "Limitations on Liens" covenant) other than to United or another Restricted Subsidiary or

  (2)
  permit any of its Subsidiaries to issue any Capital Stock (other than director's qualifying shares) other than (a) to United or a Wholly-Owned Subsidiary of United or (b) to any other shareholder of such Subsidiary (including to another Subsidiary) in an amount not to exceed such shareholders' proportionate share of any dividend, distribution or other issuance to all shareholders.

        The foregoing restrictions will not apply to an Asset Sale made in compliance with the "Limitation on Certain Asset Sales" covenant or the issuance of Preferred Stock in compliance with the "Limitation on Preferred Stock of Restricted Subsidiaries" covenant.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        United will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of United to:

  (1)
  (a)     pay dividends or make any other distributions to United or any Restricted Subsidiary of United (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits or

  (b)
  repay any Indebtedness or any other obligation owed to United or any Restricted Subsidiary of United,

  (2)
  make loans or advances or capital contributions to United or any of its Restricted Subsidiaries or

  (3)
  transfer any of its properties or assets to United or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

  (a)
  encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date or no more restrictive in any material respect (including without limitation pursuant to the Senior Credit Facility or Series B Indenture),

  (b)
  the Indenture, the notes and the Guarantees,

  (c)
  applicable law,

  (d)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired,

  (e)
  any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries,

    (f)
    customary non-assignment provisions in leases, licenses or other agreements entered in the ordinary course of business and consistent with past practices,

    (g)
    Refinancing Indebtedness; provided that such payment restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

    (h)
    customary restrictions in security agreements or mortgages or other similar agreements securing Indebtedness of United or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or

    (i)
    customary restrictions with respect to a Restricted Subsidiary of United pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

Limitation on Sale and Lease-Back Transactions

        United shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

  (1)
  the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of United, and

  (2)
  United or such Restricted Subsidiary, as the case may be, could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the "Limitation on Additional Indebtedness" covenant.

Payments for Consent

        Neither United nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Change of Control Offer

        In the event of a Change of Control, United will be obligated to make an offer to purchase (the "Change of Control Offer") the outstanding notes at a purchase price equal to 101% of the principal amount thereof together with any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

        Within 30 days following the first date on which United has knowledge of any Change of Control, United will send by first-class mail, postage prepaid, to the Trustee and to each holder of the notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

  (1)
  that the Change of Control Offer is being made pursuant to this covenant and that all notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

  (2)
  the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

  (3)
  that any note not tendered will remain outstanding and continue to accrue interest;

  (4)
  that, unless United defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

  (5)
  that holders accepting the offer to have their notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

  (6)
  that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

  (7)
  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, provided that each note purchased and each such new note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

  (8)
  any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

        On the Change of Control Payment Date, United will, to the extent lawful:

  (1)
  accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

  (2)
  deposit at the paying office established by United money sufficient to pay the purchase price of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee notes so accepted together with an Officers' Certificate stating the notes or portions thereof tendered to United.

        The Indenture will require that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described above, but in any event within 30 days following the first date on which United has knowledge of any Change of Control, United covenants to

  (1)
  repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer; or

  (2)
  obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the notes as described above.

        United will be deemed to have knowledge of all filings with the SEC. United must first comply with the covenant described in the preceding paragraph before it shall be required to purchase notes in the event of a Change of Control; provided that United's failure to comply with the covenant described in the preceding paragraph constitutes an Event of Default described in clause (3) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the notes may not be able to compel United to purchase the notes unless United is able at the time to refinance all of the obligations under or in respect of the Senior Credit Facility or obtain requisite consents under the Senior Credit Facility. Failure by United to make a Change of Control Offer when required by the Indenture constitutes a default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

        The Indenture will require that:

  (1)
  if United or any Subsidiary thereof has issued any outstanding (a) Indebtedness that is subordinate in right of payment to the notes; or (b) Preferred Stock, and United or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, United shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as United shall have paid the Change of Control Purchase Price in full to the holders of notes that have accepted United's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the notes and

  (2)
  United will not issue Indebtedness that is subordinate in right of payment to the notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the notes in the event of a Change in Control under the Indenture.

        In the event that a Change of Control occurs and the holders of notes exercise their right to require United to purchase notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, United will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Merger, Consolidation or Sale of Assets

        United will not, nor will it permit any Guarantor to, consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless (in the case of United or any Guarantor):

  (1)
  United or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than United or such Guarantor) formed by such consolidation or into which United or such Guarantor, as the case may be, is merged or to which the properties and assets of United or such Guarantor, as the case may be, are transferred shall be a corporation, a limited liability company or a limited partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume in writing all of the obligations of United or such Guarantor, as the case may be, under the notes and the Indenture or Guarantee, as applicable, and the obligations under the Indenture shall remain in full force and effect; provided that at any time United or its successor is a limited partnership or limited liability company there shall be a co-issuer of the notes that is a corporation;

  (2)
  immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (3)
  unless the merger or consolidation is with, or the transfer of all or substantially all its assets is to, a Wholly-Owned Subsidiary, immediately after giving effect to such transaction on a pro forma basis United or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

        Nothing in this "Merger, Consolidation or Sale of Assets" provision will prohibit the consolidation, merger or transfer of all or substantially all the assets of any Guarantor that is otherwise permitted by and conducted in accordance with the other applicable provisions of the Indenture. In connection with any consolidation, merger or transfer of assets contemplated by this provision, United will deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental Indenture in respect thereof comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Guarantees

        Payment of the principal of, premium, if any, and interest on, the notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Initial Subsidiary Guarantors, which are the only Restricted Subsidiaries of United existing on the Issue Date. In addition, each future Restricted Subsidiary of United other than a Foreign Subsidiary at the time it has either assets or stockholder's equity in excess of $200,000 will unconditionally guarantee, jointly and severally, the payment of the principal of, premium, if any, and interest on, the notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries." On the date of the Indenture, all Subsidiaries of United will be Guarantors.

        The Guarantee of a Guarantor:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness of the Guarantor; and

  •
  is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor, including the Guarantor's Guarantee of the Series B notes.

        The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

        A Guarantor shall be released from all of its obligations under its Guarantee if (a) at least 80% of its Capital Stock is sold (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of United in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," provided that such release shall not be effective unless and until such Guarantor is similarly released from its guarantee under the Senior Credit Facility and the Series B Indenture (if any), (b) the Guarantor merges with or into or consolidates with United or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and (c) United properly designates the Guarantor as an Unrestricted

Subsidiary in accordance with the terms of the Indenture, and, in each case, such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Events of Default

        The following events will be defined in the Indenture as "Events of Default":

  (1)
  default in payment of any principal of, or premium, if any, on the notes whether at maturity, upon acceleration or redemption or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

  (2)
  default for 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture) in payment of any interest on the notes;

  (3)
  default by United or any Guarantor in the observance or performance of any other covenant in the notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding (except in the case of the consummation of a transaction governed by the "Merger, Consolidation or Sale of Assets" provision in violation of the terms thereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  default in the payment at final maturity of principal in an aggregate amount of $10.0 million or more with respect to any Indebtedness of United or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $10.0 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

  (5)
  any final judgment or judgments which can no longer be appealed or stayed for the payment of money in excess of $10.0 million (net of amounts covered by insurance for which coverage is not being challenged or denied) is rendered against United or any Restricted Subsidiary thereof, and shall not be discharged, paid or otherwise satisfied for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

  (6)
  certain events involving bankruptcy, insolvency or reorganization of United or any Restricted Subsidiary thereof; and

  (7)
  any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies in writing its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

        The Indenture will provide that the Trustee may withhold notice to the holders of the notes of any default (except in payment of principal or premium, if any, or interest on the notes) if the Trustee considers it to be in the best interest of the holders of the notes to do so.

        The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of United) shall have occurred and be continuing, then the Trustee by notice to United or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by written notice to United and the Trustee may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued but unpaid interest to the date of acceleration and

  (1)
  such amounts shall become immediately due and payable or

  (2)
  if there are any amounts outstanding under or in respect of the Senior Credit Facility or any commitments remain in effect under the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by United and the Representative of notice of the acceleration of the notes;

provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all existing Events of Default, other than nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of United shall occur, the principal, premium, if any, and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes.

        The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

        No holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such note on or after the respective due dates expressed in such note.

Defeasance and Covenant Defeasance

        The Indenture will provide that United may elect either

  (1)
  to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) ("defeasance"); or

  (2)
  to be released from their obligations with respect to the notes under certain covenants contained in the Indenture and described above under "Certain Covenants" ("covenant defeasance") upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, United has delivered to the Trustee an opinion of counsel:

  (a)
  to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

    (b)
    describing either a private ruling concerning the notes or a published ruling of the Internal Revenue Service, to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Modification of Indenture

        From time to time, United, the Guarantors and the Trustee may, without the consent of holders of the notes, amend the Indenture or the notes or supplement the Indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, consummating the Asset Drop-Down, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. The Indenture contains provisions permitting United, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the Indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby,

  (1)
  reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the notes;

  (2)
  reduce the rate of or change the time for payment of interest on any note;

  (3)
  reduce the principal of or premium on or change the stated maturity of any note;

  (4)
  waive a default in the payment of the principal of, interest on, or redemption payment with respect to any note;

  (5)
  make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

  (6)
  make any change in provisions of the Indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

  (7)
  amend, change or modify in any material respect the obligation of United to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

  (8)
  affect the ranking of the notes or the Guarantees in a manner adverse to the holders;

  (9)
  change any provision of the Indenture relating to the redemption of notes; or

  (10)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Reports to Holders

        So long as United is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the SEC and to the holders of the notes. The Indenture will provide that even if United is entitled under the Exchange Act not to furnish such information to the SEC or to the holders of the notes, it will nonetheless continue to furnish such information to the SEC and holders of the notes.

Compliance Certificate

        United will deliver to the Trustee on or before 100 days after the end of United's fiscal year and on or before 55 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

The Trustee

        The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the notes. The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The Trustee is also a trustee under the Series B Indenture.

Transfer and Exchange

        Holders of the notes may transfer or exchange the notes in accordance with the Indenture. The Registrar under the Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any note selected for redemption. Also, the Registrar is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

        The registered holder of a note may be treated as the owner of it for all purposes.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. We refer you to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

        "Accrued Bankruptcy Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding, whether voluntary or involuntary, against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such proceeding.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of the outstanding equity interests on, or assets from, such Person.

        "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which

  (1)
  the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and

  (2)
  the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

        "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Asset Acquisition" means

  (1)
  an Investment by United or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into United or any Restricted Subsidiary or

  (2)
  the acquisition by United or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Drop-Down" means the transaction described under "Asset Drop-Down" above.

        "Asset Sale" means the sale, transfer or other disposition (including any Sale and Lease-Back Transaction), other than to United or any of its Restricted Subsidiaries, in any single transaction or series of related transactions having a fair market value in excess of $2,000,000 of

  (1)
  any Capital Stock of or other equity interest in any Restricted Subsidiary of United or

  (2)
  any other property or assets of United or of any Restricted Subsidiary thereof; provided that Asset Sales shall not include:

  (a)
  sales, leases, conveyances, transfers or other dispositions to United or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary;

  (b)
  the contribution of any assets to a joint venture, partnership or other Person (which may be a Subsidiary) to the extent such contribution constitutes a Permitted Investment (other than by operation of clause (4) of the definition thereof);

  (c)
  the sale, transfer or other disposition of all or substantially all of the assets of United or any Guarantor as permitted under the "Merger, Consolidation or Sale of Assets" provision;

  (d)
  the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

  (e)
  the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

  (f)
  the licensing of intellectual property;

  (g)
  disposals or replacements of obsolete equipment in the ordinary course of business;

    (h)
    leases or subleases to third persons not interfering in any material respect with the business of United or any of its Restricted Subsidiaries;

    (i)
    a disposition of Temporary Cash Investments or goods held for sale in the ordinary course of business consistent with past practices of United;

    (j)
    a disposition that constitutes a Change of Control; and

    (k)
    any foreclosures on assets.

        "Asset Sale Proceeds" means, with respect to any Asset Sale,

  (1)
  cash received by United or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

  (a)
  provision for all income or other taxes measured by or resulting from such Asset Sale,

  (b)
  payment of all brokerage commissions, underwriting and other fees (including legal and accounting fees) and expenses (including relocation expenses) related to such Asset Sale,

  (c)
  any consideration for an Asset Sale (which would otherwise constitute Asset Sale Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (c) will become Asset Sale Proceeds at such time and to the extent such amounts are released to United or a Restricted Subsidiary,

  (d)
  repayment of Indebtedness that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be repaid in connection with such Asset Sale (in order to obtain a consent required in connection therewith),

  (e)
  provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and

  (f)
  deduction of appropriate amounts to be provided by United or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by United or a Restricted Subsidiary after such Asset Sale, including, without limitation, severance, healthcare, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and

  (2)
  promissory notes and other non-cash consideration received by United or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

        "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

  (1)
  the fair value of the property subject to such arrangement (as determined by the Board of Directors) and

  (2)
  the present value of the total obligations (discounted at the rate borne by the notes, compounded annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

        "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b) of the first paragraph of "Limitation on Certain Asset Sales," and that have not previously been the basis for an Excess Proceeds Offer in accordance with the third paragraph of "Limitation on Certain Asset Sales."

        "Bayer Stock" means the 3,072,000 shares of Class A voting common stock and the 3,072,000 shares of Class B nonvoting common stock issued pursuant to that certain Exchange Agreement dated as of June 14, 2002 or Capital Stock (other than Disqualified Capital Stock) issued with respect thereto in a reorganization or recapitalization of United.

        "Board of Directors" means

  (1)
  in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor,

  (2)
  in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor), and

  (3)
  in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

        "Business Day" means any day except a Saturday, Sunday or other day on which (1) commercial banks in the City of New York are authorized or required by law to close or (2) the New York Stock Exchange is not open for trading.

        "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

        "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        "Change of Control" means, at any time after the Issue Date, the occurrence of one or more of the following events:

  (1)
  any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (directly or indirectly) (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Common Stock of United,

  (2)
  there shall be consummated any consolidation or merger of United in which United is not the continuing or surviving corporation or pursuant to which the Common Stock of United would be converted into cash, securities or other property, other than a merger or consolidation of United in which either a THL Group Member or the holders of the Common Stock of United outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or

  (3)
  during any period of two consecutive years commencing after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of United (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of United has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of United.

        "Commodity Hedge Agreement" shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

        "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

  (1)
  vote in the election of directors of such Person or

  (2)
  if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which financial statements are available to (b) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

  (2)
  any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

  (3)
  with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization, which shall be deemed to have taken place on the first day of such Four Quarter Period; and

  (4)
  any asset sales or asset acquisitions (including any EBITDA attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income")) that have been made by any Person that has become a Restricted Subsidiary of United or has been merged with or into United or any Restricted Subsidiary of United during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of United or subsequent to such Person's merger into United, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum of

  (1)
  Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business), plus

  (2)
  without duplication, the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person or any Restricted Subsidiary, determined on a consolidated basis (other than dividends paid in Capital Stock (other than Disqualified Capital Stock) or dividends that accumulate and compound as if paid in kind) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount (other than any such discount arising from the issuance of warrants to purchase Common Stock to purchasers of United's debt securities simultaneously with the issuance thereof) or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of United), less the amortization of deferred financing costs.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

  (1)
  the Net Income of any

  (a)
  Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) and

  (b)
  Unrestricted Subsidiary

    shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Restricted Subsidiary,

  (2)
  the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes or as permitted under "Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries") shall be excluded to the extent of such restriction or limitation,

  (3)
  (a) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (b) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,

  (4)
  extraordinary, unusual and non-recurring gains and losses (including any related tax effects on such Person) shall be excluded,

  (5)
  income or loss attributable to discontinued operations (including without limitation operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded,

  (6)
  to the extent not otherwise excluded in accordance with GAAP, the Net Income of any Restricted Subsidiary in an amount that corresponds to the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period, directly or indirectly, by such Person shall be excluded,

  (7)
  dividends, distributions and any other payments constituting return of capital from Investments shall in any event be excluded to the extent used to increase the amount available for Investment under clause (15) of the definition of "Permitted Investments" in accordance with the terms thereof,

  (8)
  non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, shall be excluded, and

  (9)
  without duplication, any charges related to the Recapitalization shall be excluded.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect against fluctuations in currency values.

        "Default" means any condition or event that is, or with the passing of time or giving of any notice expressly required under the Indenture (or both) would be, an Event of Default.

        "Designated Senior Indebtedness," as to United or any Guarantor, as the case may be, means

  (1)
  so long as Indebtedness under or in respect of the Senior Credit Facility is outstanding or has commitments for the extension of credit, such Senior Indebtedness and

  (2)
  any other Senior Indebtedness

  (a)
  which at the time of determination exceeds $25,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility,

  (b)
  which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person, and

  (c)
  as to which the Trustee has been given written notice of such designation and, so long as there is a Representative with respect to the Senior Credit Facility, such Representative shall have concurred in such designation.

        "Disqualified Capital Stock" means any Capital Stock of United or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event,

  (1)
  matures on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness; or

  (2)
  is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness; or

  (3)
  is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness;

provided that Capital Stock of United that is held by a current or former employee of United subject to a put option and/or a call option with United triggered by the termination of such employee's employment with United and/or United's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option; provided further, for the avoidance of doubt, to the extent the Bayer Stock is Disqualified Capital Stock, from and after the date on which such Bayer Stock is no longer redeemable at the option of the holder prior to the maturity date of the Notes, such Bayer Stock shall be deemed to be converted into Capital Stock that is not Disqualified Capital Stock for purposes of clause 3(b) of the "Limitation on Restricted Payments" covenant. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include (a) any Preferred Stock of a Restricted Subsidiary of United and (b) any Preferred Stock of United, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, United is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the notes; provided, however, that Capital Stock of United or any Restricted Subsidiary that is issued with the benefit of provisions requiring (i) a change of control offer or asset sale proceeds offer to be made for such Capital Stock in the event of a change of control of or asset sale by United or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control" or "Limitation on Certain Asset Sales," as the case may be or (ii) payment of dividends or redemption only after the notes have been fully paid, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

        "EBITDA" means, for any Person, for any period, an amount equal to

  (1)
  the sum of

  (a)
  Consolidated Net Income for such period, plus

  (b)
  the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

  (c)
  Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus

  (d)
  depreciation for such period on a consolidated basis, plus

  (e)
  amortization of intangibles for such period on a consolidated basis, plus

  (f)
  any other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or a reserve for a cash expense in any period subsequent to the period for which EBITDA is being calculated) reducing or not included in the definition of Consolidated Net Income for such period, plus

  (g)
  without duplication, all cash and non-cash expenses and restructuring charges arising in connection with the Recapitalization, minus

  (2)
  all non-cash items increasing Consolidated Net Income for such period,

all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to United each of the foregoing items shall be determined on a consolidated basis with respect to United and its Restricted Subsidiaries only; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than in a Subsidiary which under GAAP is consolidated) of such Person shall be included only

  (1)
  to the extent cash income has been received by such Person with respect to such Investment, or

  (2)
  if the cash income derived from such Investment is attributable to Temporary Cash Investments.

        "Equity Investor" means UIC Holdings, L.L.C., a Delaware limited liability company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Foreign Subsidiary" means a Restricted Subsidiary of United that is organized in a jurisdiction other than the United States of America or a state thereof or the District of Columbia; provided that for purposes of the "Limitation on Creation of Subsidiaries" covenant, if a Restricted Subsidiary guarantees, grants a lien or enters into a similar agreement for the benefit of any Indebtedness of United or any other Restricted Subsidiary (other than a Foreign Subsidiary), such Restricted Subsidiary will not be deemed to be a Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

        "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of United with respect to the notes by each Guarantor, if any, pursuant to the terms of the Indenture.

        "Guarantor" means each Initial Subsidiary Guarantor and each other U.S. Restricted Subsidiary of United that hereafter becomes a Guarantor pursuant to the Indenture, and "Guarantors" means such entities, collectively.

        "Guarantor Representative" means

  (1)
  so long as the Senior Credit Facility remains outstanding or any commitments thereunder remain in effect, the agent (or if there is more than one agent therefor, the administrative agent for the lender parties thereunder) and

  (2)
  thereafter the agent, indenture trustee, other trustee or other representative for any Guarantor Senior Indebtedness.

        "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, Accrued Bankruptcy Interest) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts and Obligations incurred or owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with,

  (1)
  any Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of United or any of its Subsidiaries, in each case, under the Senior Credit Facility,

  (2)
  all obligations of such Guarantor with respect to any Interest Rate Agreement,

  (3)
  all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

  (4)
  all other Indebtedness of such Guarantor which does not expressly provide that it is to rank pari passu with or subordinate to its Guarantee and

  (5)
  all deferrals, renewals, extensions, refinancings, replacements and refundings in whole or in part of, and amendments, modifications, restatements and supplements to, any of the Indebtedness described above.

        Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness of a Guarantor will not include

  (1)
  Indebtedness of such Guarantor to United or any of its Subsidiaries (except to the extent such Indebtedness is pledged as security under the Senior Credit Facility),

  (2)
  Indebtedness represented by the Guarantees,

  (3)
  Indebtedness represented by such Guarantor's guarantee of the Series B notes and any other Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other item of Indebtedness of such Guarantor (although this clause (3) shall not apply to the subordination of liens or security interests covering property or assets securing Guarantor Senior Indebtedness),

  (4)
  any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or

  (5)
  liability for federal, state, local or other taxes owed or owing by such Guarantor.

        "Holding Company" means the parent company of the New Operating Company following the Asset Drop-Down.

        "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by United in the ordinary course of business, and other accrued liabilities and expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

  (1)
  any Capitalized Lease Obligations,

  (2)
  obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets),

  (3)
  guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor),

  (4)
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons),

  (5)
  Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, other than any Bayer Stock that may be Disqualified Capital Stock, and

  (6)
  obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

  (1)
  that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and

  (2)
  that Indebtedness shall not include any liability for federal, state, local or other taxes.

        Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of United or any Restricted Subsidiary for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

        "Individual Investors" means the Persons who made the Management Contribution and, without duplication, the Persons who hold the Retained Equity as of March 24, 1999.

        "Initial Subsidiary Guarantor" means Schultz Company, a Missouri corporation, Ground Zero Inc., a Missouri corporation, Sylorr Plant Corporation, a Delaware corporation, and WPC Brands, Inc., a Wisconsin corporation, each of the Restricted Subsidiaries of United existing on the Issue Date.

        "Interest Rate Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

        "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by United in connection with an acquisition of assets which is otherwise permitted by the terms of the Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purposes of the "Limitation on Restricted Payments" covenant, "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary. If United or any Restricted Subsidiary of United sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of United such that, after giving effect to any such sale or disposition, United no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, United shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the date the notes are first issued by United and authenticated by the Trustee under the Indenture.

        "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of United or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Senior Indebtedness which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

        "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by United in the ordinary course of business), security interest, lien, charge, easement or encumbrance of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

        "Net Proceeds" means:

  (1)
  in the case of any sale of Capital Stock by any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and

  (2)
  in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of such Person which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by United in connection therewith).

        "New Operating Company" means the newly-formed Wholly-Owned Subsidiary of United participating in the Asset Drop-Down.

        "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles (or, in the case of certain of the events described in clause (6) under "Events of Default," with the passage of time would entitle) one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

        "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses and liabilities payable under the documentation governing such Indebtedness.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture and delivered to the Trustee.

        "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other Obligations payable in connection with Designated Senior Indebtedness.

        "Permitted Holders" means, collectively,

  (1)
  United and, in the event of the Asset Drop-Down, the Holding Company,

  (2)
  any THL Group Member,

  (3)
  the Individual Investors, each of the spouses, children (adoptive or biological) or other lineal descendants of the Individual Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder, and

  (4)
  any underwriter during the course of an underwritten public offering until completion of the initial distribution thereof.

        "Permitted Indebtedness" means:

  (1)
  Indebtedness of United or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an amount not to exceed the sum of (a) $225,000,000 plus (b) the greater of (i) $110,000,000 or (ii) the aggregate of 80% of the accounts receivable and 50% of the inventory of United and its consolidated Restricted Subsidiaries, which sum shall be reduced by any mandatory prepayments actually made thereunder required as a result of any Asset Sale or similar sale of assets (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) and any scheduled payments actually made thereunder;

  (2)
  Indebtedness under the notes and the Guarantees;

  (3)
  Indebtedness of Foreign Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding;

  (4)
  Indebtedness represented by the Series B notes and Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date (including, for purposes of this clause (4), Capitalized Lease Obligations in an amount not to exceed $10,000,000 incurred in the leasing of an aircraft for use by United);

  (5)
  Indebtedness of United to any Restricted Subsidiary of United and Indebtedness of any Restricted Subsidiary of United to United or another Restricted Subsidiary of United; provided that (a) if United or any Guarantor is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the payment in full to all obligations in respect of the notes and the Guarantee of such Guarantor on terms substantially in the form provided in the Indenture and (b)(i) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than United or a Restricted Subsidiary of United, and (ii) any sale or transfer of any such Indebtedness to a Person other than United or a Restricted Subsidiary of United, shall be deemed to constitute an incurrence of Indebtedness by United or such Restricted Subsidiary not permitted by this clause (5);

  (6)
  Interest Rate Agreements;

  (7)
  Refinancing Indebtedness;

  (8)
  Indebtedness under Commodity Hedge Agreements and Currency Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

  (9)
  Indebtedness consisting of guarantees made in the ordinary course of business by United or its Restricted Subsidiaries of obligations of United or any of its Restricted Subsidiaries, which obligations are not otherwise prohibited under the Indenture;

  (10)
  contingent obligations of United or its Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with an Asset Sale; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by United and its Subsidiaries in connection with such Asset Sale;

  (11)
  Indebtedness incurred in respect of performance, surety and other similar bonds and completion guarantees provided by United and the Restricted Subsidiaries in the ordinary course of business, and extensions, refinancings and replacements thereof;

  (12)
  Indebtedness incurred by United or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation or other similar claims;

  (13)
  Purchase Money Indebtedness and Capitalized Lease Obligations of United and its Subsidiaries incurred to acquire, construct or improve property and assets in the ordinary course of business and any refinancings, renewals or replacements of any such Purchase Money Indebtedness or Capitalized Lease Obligation (subject to the limitations on the principal amount thereof set forth in this clause (13)), the principal amount of which Purchase Money Indebtedness and Capitalized Lease Obligations shall not in the aggregate at any one time outstanding exceed $15,000,000; and

  (14)
  additional Indebtedness of United or any of its Restricted Subsidiaries (other than Indebtedness specified in clauses (1) through (13) above) not to exceed $25,000,000 in the aggregate at any one time outstanding.

        "Permitted Investments" means, for any Person, Investments made on or after March 24, 1999 consisting of:

  (1)
  Investments by United, or by a Restricted Subsidiary thereof, in United or a Restricted Subsidiary, except that investments in Foreign Subsidiaries under this clause (1) shall not exceed $10,000,000 in the aggregate;

  (2)
  Temporary Cash Investments;

  (3)
  Investments by United, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of United, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, United or a Restricted Subsidiary thereof or (c) such business or assets are owned by United or a Restricted Subsidiary;

  (4)
  an Investment that is made by United or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to United or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Certain Asset Sales";

  (5)
  Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

  (6)
  Investments consisting of (a) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding, (b) loans to employees of United or its Subsidiaries for the sole purpose of purchasing equity of United, (c) extensions of trade credit in the ordinary course of business, and (d) prepaid expenses incurred in the ordinary course of business;

  (7)
  without duplication, Investments consisting of Indebtedness permitted pursuant to clause (5) of the definition of "Permitted Indebtedness";

  (8)
  Investments existing on the Issue Date;

  (9)
  Investments of United under Interest Rate Agreements;

  (10)
  Investments under Commodity Hedge Agreements and Currency Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

  (11)
  Investments consisting of endorsements for collection or deposit in the ordinary course of business;

  (12)
  Investments in suppliers or customers that are in bankruptcy, receivership or similar proceedings or as a result of foreclosure on a secured Investment in a third party received in exchange for or cancellation of an existing obligation of such supplier or customer to United or a Restricted Subsidiary;

  (13)
  Investments to the extent paid for with Capital Stock (other than Disqualified Capital Stock) of United;

  (14)
  Investments in joint venture arrangements (which may be structured as corporations, partnerships, trusts, limited liability companies or other Persons), or in a Person which as a result of such Investment becomes a joint venture arrangement, in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10,000,000 for all such Investments from and after March 24, 1999; and

  (15)
  Investments (other than Investments specified in clauses (1) through (14) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10,000,000 for all such Investments from and after March 24, 1999; provided that the amount available for Investments to be made pursuant to this clause (15) shall be increased from time to time (a) to the extent any return of capital is received by United or a Restricted Subsidiary on an Investment previously made in reliance on this clause (15) after March 24, 1999, in each case, up to, but not exceeding, the amount of the original Investment but only to the extent such return of capital is excluded from Consolidated Net Income and (b) by 100% of the aggregate net proceeds of any equity contribution received after March 24, 1999 by United (other than in return for Disqualified Capital Stock) from a holder of United's Capital Stock or the issuance or sale of Capital Stock (other than Disqualified Capital Stock) net of any amounts thereof used to calculate amounts available for Restricted Payments pursuant to clause (3) under "Limitation on Restricted Payments" or previously relied upon to make any Permitted Investments pursuant to this clause (15).

        Not later than the date of making of any Permitted Investment made in reliance on clause (15) above that includes proceeds described in clause (b) thereof, United shall deliver to the Trustee an Officers' Certificate stating that such Permitted Investment is permitted and setting forth in reasonable detail the date, amount and nature of the purchase or contribution being relied upon.

        "Permitted Liens" means

  (1)
  Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of United or at the time such corporation is merged into United or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of United or merging into United or any of its Restricted Subsidiaries,

  (2)
  Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,

  (3)
  Liens in favor of United or any of its Restricted Subsidiaries, and

  (4)
  Liens existing on the Issue Date.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

        "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance (within 90 days from incurrence) the cost (including the cost of construction or improvement) of an item of Property acquired in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of

  (1)
  100% of such cost and

  (2)
  reasonable fees and expenses of such Person incurred in connection therewith.

        "Recapitalization" means the transactions described in the Recapitalization Agreement.

        "Recapitalization Agreement" means the Agreement and Plan of Recapitalization, Purchase and Redemption dated as of December 24, 1998 (as amended by Amendment No. 1 dated January 20, 1999 and Amendment No. 2 dated January 25, 1999) by and among the Sellers named therein, United and the Equity Investor.

        "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

        "Refinancing Indebtedness" means Indebtedness that is issued in exchange for, or refunds, refinances, renews, replaces, defeases or extends, in whole or in part, any Indebtedness of United or a Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by United or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that:

  (1)
  the Refinancing Indebtedness is pari passu with or subordinated to the notes or the Guarantees to at least the same extent as the Indebtedness being exchanged for, refunded, refinanced, renewed, replaced, defeased or extended, if at all,

  (2)
  the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the notes,

  (3)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes,

  (4)
  such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and

  (5)
  such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that United or a Wholly-Owned Subsidiary thereof may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of United or any other Wholly-Owned Subsidiary of United.

        "Representative" means (a) so long as the Senior Credit Facility remains outstanding or any commitments thereunder remain in effect, the agent (or if there is more than one agent therefor, the administrative agent for the lender parties thereunder) and (b) thereafter the agent, indenture trustee, other trustee or other representative for any Senior Indebtedness.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution or payment on Capital Stock of United or any Restricted Subsidiary of United or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of United or any Restricted Subsidiary of United (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock) and (b) in the case of Restricted Subsidiaries of United, dividends or distributions payable to United or to a Wholly-Owned Subsidiary of United),

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of United or any of its Restricted Subsidiaries (other than Capital Stock owned by United or a Wholly-Owned Subsidiary of United, excluding Disqualified Capital Stock),

  (3)
  the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes or any Guarantee other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition),

  (4)
  the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment,

  (5)
  any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by United therein and

  (6)
  forgiveness of any Indebtedness of an Affiliate of United (other than a Restricted Subsidiary) to United or a Restricted Subsidiary.

        For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined by United's Board of Directors.

        "Restricted Subsidiary" means a Subsidiary of United other than an Unrestricted Subsidiary. The Board of Directors of United may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if:

  (1)
  immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), United could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant and

  (2)
  no Default or Event of Default shall have occurred and be continuing.

        United shall deliver an Officers' Certificate to the Holders upon designating any Unrestricted Subsidiary as a Restricted Subsidiary.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by United or any Restricted Subsidiary of United of any real or tangible personal Property, which Property has been or is to be sold or transferred by United or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "S&P" means Standard & Poor's Corporation and its successors.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Credit Facility" means the Credit Agreement, dated as of January 20, 1999, among United, the banks, financial institutions and other institutional lenders from time to time party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), as the Swing Line Bank and the Initial Issuing Bank thereunder, Bank of America, N.A. (formerly known as NationsBanc), Montgomery Securities LLC and Morgan Stanley Senior Funding, Inc., as the Co-Arrangers therefor, Canadian Imperial Bank of Commerce, as Documentation Agent therefor, Morgan Stanley Senior Funding, Inc., as Syndication Agent thereunder, NationsBanc Montgomery Securities LLC, as Lead Arranger and Book Manager therefor, and NationsBank, N.A., as Administrative Agent for the lender parties thereunder, together with all "Loan Documents" as defined therein and all other documents related thereto (including, without limitation, any notes, guarantee agreements, security documents and Interest Rate Agreements), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of United as additional borrowers or guarantors thereunder), in whole or in part, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or other party thereto.

        "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, Accrued Bankruptcy Interest) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts and Obligations incurred or owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

  (1)
  all Indebtedness of United under the Senior Credit Facility,

  (2)
  all obligations of United with respect to any Interest Rate Agreement,

  (3)
  all obligations of United to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

  (4)
  all other Indebtedness of United which does not expressly provide that it is to rank pari passu with or subordinate to the notes and

  (5)
  all deferrals, renewals, extensions, refinancings, replacements and refundings in whole or in part of, and amendments, modifications, restatements and supplements to, any of the Indebtedness described above.

        Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

  (1)
  Indebtedness of United to any of its Subsidiaries, except to the extent such Indebtedness is pledged as security under the Senior Credit Facility,

  (2)
  Indebtedness represented by the notes,

  (3)
  Indebtedness represented by the Series B notes and any other Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other item of Indebtedness of United (although this clause (3) shall not apply to the subordination of liens or security interests covering property or assets securing Senior Indebtedness),

  (4)
  any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or

  (5)
  liability for federal, state, local or other taxes owed or owing by United.

        "Series B Indenture" means an indenture, dated as of March 24, 1999, between United and State Street Bank and Trust Company (n/k/a U.S. Bank National Association).

        "Series B notes" means 9 7/8% Series B Senior Subordinated Notes due 2009 of United issued under the Series B Indenture.

        "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

  (1)
  in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

  (2)
  in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

        "Temporary Cash Investments" means

  (1)
  Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, unless such obligations are deposited by United to defease any Indebtedness of United;

  (2)
  Investments in certificates of deposit and time deposits issued by a lender under the Senior Credit Facility or by a bank (or subsidiary of a bank holding company) organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than $500,000,000 and rated at the time of investment at least A by S&P and A-2 by Moody's maturing within 365 days of purchase;

  (3)
  commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with a maturity of not more than 180 days from the date of acquisition thereof;

  (4)
  debt securities issued or unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof, rated at least "A" by S&P or Moody's; or

  (5)
  Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (1), (2), (3) or (4).

        "THL" means Thomas H. Lee Partners, L.P., Thomas H. Lee Equity Fund IV, L.P. and Thomas H. Lee Equity Fund V, L.P.

        "THL Fees" means

  (1)
  management fees under the management agreement between United and THL and its Affiliates and successors and assigns that do not exceed $750,000 per year and the reimbursement of expenses pursuant thereto, provided that the amount of such management fees paid per year shall increase to $1,500,000 if at the time of such payment United could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant and

  (2)
  one time fees to THL in connection with each acquisition of a company or a line of business by United or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1% of the aggregate consideration paid by United and its Subsidiaries for any such acquisition.

        "THL Group Member" means THL and any Affiliate thereof (including any equity fund advised by any such Affiliate) (other than any of their portfolio companies).

        "Unrestricted Subsidiary" of any Person means

  (1)
  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, United or any other Subsidiary of United that is not a Subsidiary of the Subsidiary to be so designated; provided that

  (1)
  such designation complies with the "Limitation on Restricted Payments" covenant and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of United or any of its Restricted Subsidiaries (other than guarantees to be released upon such designation).

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

  (1)
  immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, United is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Additional Indebtedness" covenant and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors shall be evidenced by the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        The Trustee shall be given prompt notice by United of each board resolution of United under this provision, together with a copy of each such resolution adopted.

        "Wholly-Owned Subsidiary" of a specified Person means any Subsidiary (or, if such specified Person is United, a Restricted Subsidiary), all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by such Person.

Book-Entry, Delivery and Form

The Global Notes

        Initially, the notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Series D notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

        All interests in the Global Notes, including those held through Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, S.A. ("Clearstream"), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and, are subject to change by them from time to time. United does not take any responsibility for these operations or procedures, and noteholders are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised United that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        United expects that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such Global Note, United understands that under existing industry practice, in the event that United requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither United nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the Indenture. Under the terms of the Indenture, United and the Trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither United nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Security by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither United nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        If (1) United notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (2) United, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture or (3) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto. Transfers of Certificated Notes must be made in compliance with any transfer restrictions.

        Neither United nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Series D notes, but does not purport to be a complete analysis of all the potential tax considerations. Except as otherwise required by the context, references to the "notes" refer to the Series D notes offered by this prospectus. This summary is based upon the Internal Revenue Code of 1986, the Treasury Department regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the notes, who purchase notes at their original issue price for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code ("Holders"). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

        Because the consequences of holding notes may be impacted by the particular set of facts and circumstances that apply to a noteholder, we recommend that each noteholder consult their tax advisors concerning the U.S. federal income taxation and other tax consequences to them of acquiring, owning, exchanging and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

U.S. Federal Income Taxation of U.S. Holders

        The following summary is limited to the U.S. federal income tax consequences relevant to a Holder that is (1) a citizen or individual resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (4) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust (a "U.S. Holder").

        A "Non-U.S. Holder" is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding the notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or non-U.S. Holders depending on whether (1) the partner is a U.S. or a non-U.S. person, and (2) the partnership is or is not engaged in a U.S. trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you are encouraged to consult your tax advisor about the U.S. federal income tax consequences of holding and disposing of the notes.

Payment of Interest

        The semi-annual payments of interest on the notes will be "qualified stated interest," and will generally be includable in the income of a U.S. Holder in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes

        Upon the sale, exchange, redemption or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) such Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder, less any principal payments received by such Holder.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

Exchange of Notes

        The exchange of Series B or C notes for Series D notes in the exchange offer will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of a Series D note in exchange for Series B or C notes in the exchange offer, the U.S. Holder's basis in the Series D note received in the exchange offer will be the same as its basis in the corresponding Series B or C note immediately before the exchange and the U.S. Holder's holding period in the Series D note will include its holding period in the Series B or C note.

        We are obligated to pay additional interest on the Series C notes under certain circumstances described under "The Exchange Offer—Purpose and Effect of the Exchange Offer." Although the matter is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders are encouraged to consult their own tax advisors about payments of additional interest.

U.S. Federal Income Taxation of Non-U.S. Holders

Payment of Interest

        Subject to the discussion of backup withholding below, payments of principal and interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

  (1)
  the Non-U.S Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership;

  (3)
  the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

  (4)
  either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a

    "U.S. person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof (the "Portfolio Interest Exemption").

        If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

  (1)
  IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty (a "Treaty Exemption"), or

  (2)
  IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner.

        The certification requirement described above also may require a non-U.S. Holder that provides an IRS form, or that claims a Treaty Exemption, to provide its U.S. taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

  (1)
  the certification described above be provided by the partners, and

  (2)
  the partnership provide certain information, which may include a U.S. taxpayer identification number.

        Further, a look-through rule will apply in the case of tiered partnerships.

        We encourage you to consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

        If interest on the note is effectively connected with a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such foreign corporation's earnings and profits.

Disposition of Notes

        No withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or disposition of a note.

        A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless (1) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, (2) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates or (3) such gain or income is effectively connected with a U.S. trade or business.

Exchange of Notes

        The exchange of Series B or C notes for Series D notes in the exchange offer will not constitute a taxable event for a Non-U.S. Holder for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

        For each calendar year in which the notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

        In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold a tax at a rate of up to 30% of each payment of interest and principal (and premium or liquidated damages, if any) on the notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Non-U.S. Holders

        Under current Treasury Regulations, U.S. backup withholding tax will not apply to payments on a note to a Non-U.S. Holder if the statement described in "U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest" is duly provided by such Holder or the Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established.

        Generally, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless the broker is (1) a U.S. person; (2) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States; (3) a controlled foreign corporation for U.S. federal income tax purposes; or (4) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (1), (2), (3) or (4) of the preceding sentence will generally not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in "U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest" or otherwise establishes an exemption.

PLAN OF DISTRIBUTION

        Each participating broker-dealer that receives Series D notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series D notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sales of the Series D notes by participating broker-dealers. Series D notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series D notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such Series D notes. Any participating broker-dealer that resells the Series D notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series D notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series D notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

LEGAL MATTERS

        Certain legal matters relating to the issuance of the Series D notes and the related guarantees will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois. Certain legal matters relating to the issuance of the guarantees of the Series D notes by Ground Zero Inc. and Schultz Company will be passed upon by Thompson Coburn LLP. Certain legal matters relating to the issuance of the guarantees of the Series D notes by WPC Brands, Inc. will be passed upon by Reinhart Boerner Van Deuren S.C.

EXPERTS

        Our consolidated financial statements as of December 31, 2002 and December 31, 2001, and for each of the three years in the period ended December 31, 2002, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's addition of certain guarantor information as described in Note 25 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of the Schultz Company and its subsidiary as of September 30, 2001, and for the year then ended, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. In this document, we "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below as well as all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this exchange offer is completed:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended on April 17, 2003 and May 1, 2003; and

  (b)
  our Current Reports on Form 8-K filed March 20, 2003 and March 27, 2003.

        We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the Series D notes remain outstanding, we will furnish the holders of the Series D notes and file with the SEC, unless the SEC will not accept the filing, following the consummation of the exchange offer, all annual, quarterly and current reports that we are or would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

        You can also inspect, read and copy these reports and other information at the public reference facilities the SEC maintains at: Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports and other information regarding companies that file electronically with it.

        In addition, we will provide you without charge copies of our annual, quarterly and current reports incorporated by reference in this prospectus (other than exhibits to such reports unless such exhibits are specifically incorporated by reference therein), our Series D notes and the Series D indenture. You may request copies of these reports and documents by contacting us at: United Industries Corporation, 2150 Schuetz Road, St. Louis, Missouri 63146, Attention: Legal Department; (314) 427-0780. If you would like to request any of these reports or documents, please do so at least five days before you make your decision to exchange your notes.

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of
United Industries Corporation and Subsidiaries:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of cash flows, and of changes in stockholders' deficit present fairly, in all material respects, the financial position of United Industries Corporation and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The Company has revised its financial statements to include the information set forth in Note 25 that is required by Rule 3-10 of Securities and Exchange Commission Regulation S-X regarding the guarantee of the Company's Senior Subordinated Notes by the Company's subsidiaries.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
February 12, 2003, except for Note 25 which is as of April 29, 2003

UNITED INDUSTRIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,
	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$10,318	$—
Accounts receivable, less allowance for doubtful accounts of $3,171 and $1,147, respectively	23,321	21,585
Inventories	87,762	49,092
Prepaid expenses and other current assets	11,350	6,491

Total current assets	132,751	77,168

Equipment and leasehold improvements, net	34,218	27,930
Deferred tax asset	105,141	112,505
Goodwill and intangible assets, net	100,868	43,116
Other assets, net	13,025	11,837

Total assets	$386,003	$272,556

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and capital lease obligation	$9,665	$5,711
Accounts payable	27,063	23,459
Accrued expenses	45,221	34,006
Short-term borrowings	—	23,450

Total current liabilities	81,949	86,626

Long-term debt, net of current maturities	391,493	318,386
Capital lease obligation, net of current maturities	3,778	4,221
Other liabilities	5,019	7,740

Total liabilities	482,239	416,973

Commitments and contingencies
Stockholders' deficit:
Preferred stock (37,600 shares of $0.01 par value Class A issued and outstanding, 40,000 shares authorized)	—	—
Common stock (33.1 million shares each of $0.01 par value Class A and Class B issued and outstanding, 43.6 million shares of each authorized at December 31, 2002; 27.7 million shares of each issued and outstanding and 37.6 million shares of each authorized at December 31, 2001)	664	556
Warrants and options	11,745	11,745
Additional paid-in capital	210,480	152,943
Accumulated deficit	(287,592)	(306,048)
Common stock subscription receivable	(25,761)	—
Common stock repurchase option	(2,636)	—
Common stock held in grantor trust	(2,700)	(2,700)
Loans to executive officer	(404)	(400)
Accumulated other comprehensive loss	(32)	(513)

Total stockholders' deficit	(96,236)	(144,417)

Total liabilities and stockholders' deficit	$386,003	$272,556

See accompanying notes to consolidated financial statements.

UNITED INDUSTRIES CORPORATION AND SUBISIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Dollars in thousands)

	Years Ended December 31,
	2002	2001	2000
CONSOLIDATED STATEMENTS OF OPERATIONS:
Net sales before promotion expense	$521,286	$297,776	$288,618
Promotion expense	41,296	24,432	22,824

Net sales	479,990	273,344	265,794

Operating costs and expenses:
Cost of goods sold	305,644	148,371	146,229
Selling, general and administrative expenses	113,162	74,689	69,099
Facilities and organizational rationalization	—	5,550	—
Dursban related expenses	—	—	8,000

Total operating costs and expenses	418,806	228,610	223,328

Operating income	61,184	44,734	42,466
Interest expense, net	32,410	35,841	40,973

Income before income tax expense	28,774	8,893	1,493
Income tax expense	3,438	2,167	134

Net income	$25,336	$6,726	$1,359

Preferred stock dividends	$6,880	$2,292	$320

Net income available to common stockholders	$18,456	$4,434	$1,039

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME:
Net income	$25,336	$6,726	$1,359
Other comprehensive income, net of tax:
Income (loss) on interest rate swap	513	(513)	—
Loss on derivative hedging instruments	(32)	—	—

Comprehensive income	$25,817	$6,213	$1,359

See accompanying notes to consolidated financial statements.

UNITED INDUSTRIES CORPORATION AND SUBISIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2002	2001	2000
Cash flows from operating activities:
Net income	$25,336	$6,726	$1,359
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	10,240	4,918	5,261
Amortization of deferred financing fees	3,280	2,691	2,420
Deferred income tax expense	3,438	2,167	134
Noncash reduction of capital lease obligation	—	—	(1,182)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	26,579	(1,641)	(779)
Inventories	(19,894)	(2,085)	6,236
Prepaid expenses and other current assets	(3,283)	(134)	(716)
Other assets	5,995	9	(137)
Accounts payable and accrued expenses	(6,162)	11,126	(7,869)
Facilities and organizational rationalization charge	(3,216)	5,158	—
Dursban related expenses	(82)	(5,984)	6,066
Other operating activities, net	(4,373)	2,084	—

Net cash flows from operating activities	37,858	25,035	10,793

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(6,450)	(7,916)	(3,950)
Purchase of facilities and equipment from Pursell	(4,000)	—	—
Payments for purchase of fertilizer brands	—	(37,500)	—
Payments for Schultz merger, net of cash acquired	(38,300)	—	—
Payments for WPC Brands acquisition, net of cash acquired	(19,500)	—	—

Net cash flows used for investing activities	(68,250)	(45,416)	(3,950)

Cash flows from financing activities:
Proceeds from additional term debt	90,000	8,450	15,000
Repayment (borrowings) on cash overdraft	(5,620)	945	4,103
Repayment of debt assumed in Schultz merger	(20,577)	—	—
Repayment of borrowings on term debt	(14,943)	(10,983)	(26,888)
Repayments of short-term borrowings	(23,450)	—	—
Payments for debt issuance costs	(4,700)	—	(1,883)
Proceeds from issuance of common stock	17,500	—	—
Payments received for common stock subscription receivable	2,500	—	—
Payments for treasury stock redemption costs	—	—	(12,175)
Proceeds from issuance of preferred stock	—	21,969	15,000

Net cash flows from (used for) financing activities	40,710	20,381	(6,843)

Net increase in cash and cash equivalents	10,318	—	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$10,318	$—	$—

Noncash financing activities:
Common stock issued related to Schultz merger	$6,000	$—	$—

Common stock issued related to Bayer agreements	$30,720	$—	$—

Debt assumed in Schultz merger	$20,577	$—	$—

Preferred stock dividends accrued	$6,880	$2,292	$320

Execution of capital lease	$—	$—	$5,344

See accompanying notes to consolidated financial statements.

UNITED INDUSTRIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(Dollars in thousands)

	Class A Nonvoting Preferred Stock		Class A Voting Common Stock		Class B Nonvoting Common Stock
							Warrants and Options				Common Stock Subscription Receivable	Common Stock Repurchasing Option	Common Stock Held Grantor Trust		Accumulated Other Comprehensive Loss
									Additional Paid-in Capital	Accumulated Deficit				Loans to Executive Officer		Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2000	—	$—	27,650,000	$277	27,650,000	$277	—	$—	$126,865	$(311,521)	$—	$—	$(2,700)	$—	$—	$(186,802)
Net income	—	—	—	—	—	—	—	—	—	1,359	—	—	—	—	—	1,359
Issuance of preferred stock and common stock warrants	15,000	—	—	—	—	—	3,200	2,784	12,216	—	—	—	—	—	—	15,000
Preferred stock dividends	—	—	—	—	—	—	—	—	—	(320)	—	—	—	—	—	(320)

Balance at December 31, 2000	15,000	—	27,650,000	277	27,650,000	277	3,200	2,784	139,081	(310,482)	—	—	(2,700)	—	—	(170,763)
Net income	—	—	—	—	—	—	—	—	—	6,726	—	—	—	—	—	6,726
Issuance of common stock	—	—	71,000	1	71,000	1	—	—	(2)	—	—	—	—	—	—	—
Issuance of common stock options	—	—	—	—	—	—	600	456	—	—	—	—	—	—	—	456
Issuance of preferred stock and common stock warrants	22,600	—	—	—	—	—	6,300	8,505	13,464	—	—	—	—	—	—	21,969
Preferred stock dividends	—	—	—	—	—	—	—	—	—	(2,292)	—	—	—	—	—	(2,292)
Loan to executive officer	—	—	—	—	—	—	—	—	400	—	—	—	—	(400)	—	—
Unrealized loss on interest rate swap, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(513)	(513)

Balance at December 31, 2001	37,600	—	27,721,000	278	27,721,000	278	10,100	11,745	152,943	(306,048)	—	—	(2,700)	(400)	(513)	(144,417)
Net income	—	—	—	—	—	—	—	—	—	25,336	—	—	—	—	—	25,336
Issuance of common stock for Schultz acquisition and related financing	—	—	2,290,000	24	2,290,000	24	—	—	22,866	—	—	—	—	—	—	22,914
Issuance of common stock	—	—	60,000	—	60,000	—	—	—	600	—	—	—	—	—	—	600
Issuance of common stock to Bayer	—	—	3,072,000	30	3,072,000	30	—	—	30,430	—	(27,321)	(2,636)	—	—	—	533
Amendment to Bayer agreement	—	—	—	—	—	—	—	—	3,641	—	—	—	—	—	—	3,641
Proceeds for subscription receivable, net of interest	—	—	—	—	—	—	—	—	—	—	1,560	—	—	—	—	1,560
Preferred stock dividends	—	—	—	—	—	—	—	—	—	(6,880)	—	—	—	—	—	(6,880)
Loan to executive officer	—	—	—	—	—	—	—	—	—	—	—	—	—	(52)	—	(52)
Payment on loan to executive officer	—	—	—	—	—	—	—	—	—	—	—	—	—	48	—	48
Realized loss on interest rate swap, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	513	513
Changes in fair value of derivative hedging instruments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32)	(32)

Balance at December 31, 2002	37,600	$—	33,143,000	$332	33,143,000	$332	10,100	$11,745	$210,480	$(287,592)	$(25,761)	$(2,636)	$(2,700)	$(404)	$(32)	$(96,236)

See accompanying notes to consolidated financial statements.

UNITED INDUSTRIES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except share data)

Note 1—Description of Business

        Under a variety of brand names, the Company manufactures and markets one of the broadest lines of pesticides in the industry, including herbicides and indoor and outdoor insecticides, as well as insect repellents, fertilizer, growing media and soils. Our value brands are targeted toward consumers who want products and packaging that are comparable or superior to, and at lower prices than, premium price brands, while our opening price point brands are designed for conscious consumers who want quality products. Our products are marketed to mass merchandisers, home improvement centers, hardware chains, nurseries and garden centers.

        As described further in Note 18, the Company's operations are divided into three business segments: Lawn and Garden, Household and Contract. The Company's lawn and garden brands include, among others, Spectracide®, Garden Safe®, Real-Kill® and No-Pest® in the controls category, as well as Sta-Green®, Vigoro®, Schultz® and Bandini® brands in the lawn and garden fertilizer and growing media categories. The Company's household brands include, among others, Hot Shot®, Cutter® and Repel®. The Contract segment represents non-core products and includes various compounds and chemicals such as, among others, charcoal, water purification tablets, first-aid kits, barbeque sauce, fish attractant, cleaning solutions and automotive products.

Note 2—Summary of Significant Accounting Policies

Basis of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated during consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. These investments are recorded at cost which approximates market value.

Inventories

        Inventories are reported at the lower of cost or market. Cost is determined using a standard costing system that approximates the first-in, first-out method and includes raw materials, direct labor and overhead. An allowance for potentially obsolete or slow-moving inventory is recorded based on the Company's analysis of inventory levels and future sales forecasts. In the event that estimates of future usage and sales differ from actual results, the allowance for obsolete or slow-moving inventory may be adjusted. For the years ended December 31, 2002, 2001 and 2000, amounts recorded for potentially obsolete or slow-moving inventory were $5.4 million, $2.7 million and $0.3 million, respectively. As of

December 31, 2002 and 2001, the allowance for potentially obsolete or slow-moving inventory was $5.8 million and $2.7 million, respectively.

Capitalized Software Costs

        Capitalized software costs are included in equipment and leasehold improvements in the accompanying consolidated balance sheets. Once the underlying assets are placed into service, costs are amortized using the straight-line method over periods of related benefit ranging from three to five years. As of December 31, 2002 and 2001, the Company had $4.4 million and $3.5 million, respectively, in unamortized capitalized software costs related primarily to the Company's enterprise resource planning (ERP) implementation, including capitalized internal costs in 2002 of $0.4 million. No internal costs were capitalized in 2001. The Company expects to place certain modules of the ERP system into service and begin recognizing amortization expense thereon in the fourth quarter of 2003 and finalize the implementation in 2004. Related amortization expense was $0.1 million during each of the years ended December 31, 2002, 2001 and 2000.

Equipment and Leasehold Improvements

        Expenditures for equipment and leasehold improvements and those that substantially increase the useful lives of assets are capitalized and recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any related gains or losses are reflected in earnings. Depreciation is recorded using the straight-line method over management's estimate of the useful lives of the related assets. Machinery and equipment are depreciated over periods ranging from three to twelve years. Office furniture and equipment are depreciated over periods ranging from five to ten years. Automobiles and trucks are depreciated over periods ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the useful life of the related asset which generally ranges from five to thirty-nine years. Property held under capital lease is amortized over the term of the lease.

Goodwill and Intangible Assets

        The Company has acquired intangible assets or made acquisitions in the past that resulted in the recording of goodwill or intangible assets. Under generally accepted accounting principles previously in effect, these assets were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from operating earnings on an undiscounted basis over their useful lives. Beginning in 2002, the Company ceased to amortize goodwill but evaluates it annually for impairment as part of its annual planning process, or if events or changes in circumstances indicate the carrying amount may not be recoverable. If recovery is not reasonably assured, an appropriate adjustment using current market values, estimates of discounted future cash flows and other methods is made. Prior to 2002, goodwill was amortized using the straight-line method over 40 years and recorded in selling, general and administrative expenses (see Note 7).

Long-Lived Assets

        On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long lived assets to be disposed of and supersedes SFAS

No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with SFAS No. 144, the Company periodically evaluates the recoverability of long-lived assets, including equipment and leasehold improvements for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If a review indicates that the carrying value of such asset is not recoverable based on its undiscounted future cash flows, a loss is recognized for the difference between the fair value of the asset and its carrying value. Adoption of SFAS No. 144 did not have a material impact on the Company's consolidated financial statements.

Derivative Instruments and Hedging Activities

        The Company periodically uses interest rate and commodity price derivative hedging instruments to reduce fluctuations in cash flows. Using these agreements, the Company agrees to exchange, at specified intervals, the difference between fixed and variable amounts calculated by reference to an agreed-upon notional amount or index. Derivative hedging instruments are recorded in the consolidated balance sheets as assets or liabilities, as applicable, measured at fair value. The Company does not enter into derivatives or other hedging arrangements for trading or speculative purposes.

Revenue Recognition

        Net sales represent gross sales less any applicable customer discounts from list price, customer returns and promotion expense through cooperative programs with retailers. The provision for customer returns is based on historical sales returns and analysis of credit memo and other relevant information. If the historical or other data used to develop these estimates do not properly reflect future returns, net sales may need to be adjusted. Sales reductions related to returns were $7.4 million, $6.5 million and $7.6 million for the years ended December 31, 2002, 2001 and 2000, respectively. Amounts included in the allowance for doubtful accounts for product returns were $2.0 million and $0.4 million as of December 31, 2002 and 2001, respectively.

Promotion Expense

        The Company advertises and promotes its products through national and regional media. Products are also advertised and promoted through cooperative programs with retailers. Advertising and promotion costs are expensed as incurred, although costs incurred during interim periods are generally expensed ratably in relation to revenues. Management develops an estimate of the amount of costs that have been incurred by the retailers under cooperative programs based on an analysis of specific programs offered to retailers and historical information. Actual costs incurred may differ significantly from estimates if factors such as the level of participation and success of the retailers' programs or other conditions differ from expectations. Promotion expense, including cooperative programs with customers, is recorded as a reduction of sales and was $41.3 million, $24.4 million and $22.8 million for the years ended December 31, 2002, 2001 and 2000, respectively. Accrued advertising and promotion expense was $16.4 million and $12.1 million as of December 31, 2002 and 2001, respectively. In addition, advertising costs are incurred irrespective of promotions. Such costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations and were $3.3 million, $1.3 million and $2.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Research and Development

        Research and development costs are expensed as incurred and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. For the years ended December 31, 2002, 2001 and 2000, research and development costs were $1.3 million, $2.4 million and $1.0 million, respectively.

Shipping and Handling Costs

        Certain shipping and handling costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. These costs primarily comprise personnel and other general and administrative costs associated with the Company's distribution facilities, and to a lesser extent, some costs related to goods shipped between the Company's facilities. For the years ended December 31, 2002, 2001 and 2000, these costs were $15.7 million, $13.4 million and $12.9 million, respectively. The remaining shipping and handling costs comprise those costs associated with goods shipped to customers and supplies received from vendors and are included in cost of goods sold in the accompanying consolidated statements of operations.

Stock-Based Compensation

        The Company accounts for stock options issued to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and applies the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123." Under APB No. 25 and related interpretations, compensation expense is recognized using the intrinsic value method for the difference between the exercise price of the options and the estimated fair value of the Company's common stock on the date of grant. See Note 19 for information regarding stock option activity during the years ended December 31, 2002, 2001 and 2000.

        The following table presents net income, as reported, using the intrinsic value method and stock-based compensation included therein, stock-based compensation expense that would have been recorded using the fair value method and pro forma net income that would have been reported had the fair value method been applied:

	Years Ended December 31,
	2002	2001	2000
Net income, as reported	$25,336	$6,726	$1,359
Stock-based compensation expense includedin net income, as reported, net of tax	—	—	—
Stock-based compensation expense using the fair method, net of tax	2,709	251	492
Pro forma net income	22,627	6,475	867

Income Taxes

        Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting basis and the tax basis of assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled. Management judgment is required to determine income tax expense, deferred tax assets and any related valuation allowance and deferred tax liabilities. The Company has recorded a valuation allowance of $104.1 million as of December 31, 2002 due to uncertainties related to the ability to utilize some of the deferred tax assets, primarily consisting of certain net operating loss carryforwards generated in 1999 through 2002 and deductible goodwill recorded in connection with the Company's recapitalization in 1999. The valuation allowance is based on management's estimates of future taxable income by jurisdiction in which the deferred tax assets will be recoverable. In the event that actual results differ from those estimates, or the estimates are adjusted in future periods, the valuation allowance may need to be adjusted, which could materially impact the Company's consolidated financial position and results of operations.

Earnings Per Share

        Earnings per share information is not required for presentation as the Company does not have publicly traded stock.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial conditions. The Company is dependent on three customers for the majority of its sales, as presented in the following table:

	Years Ended December 31,
	2002	2001	2000
The Home Depot	33%	25%	24%
Lowe's	23%	22%	19%
Wal-Mart	18%	17%	16%

Total	74%	64%	59%

        As of December 31, 2002 and 2001, these three customers were responsible for 62% and 60% of accounts receivable, respectively.

Supplemental Cash Flow Information

        During the years ended December 31, 2002, 2001 and 2000, the Company paid interest of $32.4 million, $36.0 million and $40.9 million, respectively, and recognized interest income (which is included in interest expense, net in the consolidated statements of operations) of $1.4 million, $0.1 million and $0.2 million, respectively. During the years ended December 31, 2002, 2001 and 2000, the Company paid income taxes of $0.6 million, $0.1 million and $0.2 million, respectively.

Reclassifications

        Certain reclassifications have been made to the prior years' amounts to conform to the current year presentation. In addition, the Company has reclassified its borrowing on cash overdrafts to financing activities from operating activities.

Note 3—Acquisitions

Schultz Company

        On May 9, 2002, a wholly owned subsidiary of the Company completed a merger with and into Schultz Company (Schultz), a manufacturer of horticultural products and specialty items and a distributor of potting soil, soil conditioners and charcoal. Schultz products are distributed primarily to retail outlets throughout the United States and Canada. The merger was executed to achieve economies of scale and synergistic efficiencies. As a result of the merger, Schultz became a wholly owned subsidiary of the Company. The total purchase price included cash payments of $38.3 million, including related acquisition costs of $5.0 million, issuance of 600,000 shares of Class A voting common stock valued at $3.0 million and issuance of 600,000 shares of Class B nonvoting common stock valued at $3.0 million and the assumption of $20.6 million of outstanding debt, which was immediately repaid by the Company at closing. In exchange for cash, common stock and the assumption of debt, the Company received all of the outstanding shares of Schultz. The Company has preliminarily allocated 50% of the purchase price in excess of the fair value of net assets acquired to intangible assets ($19.7 million) and 50% to goodwill ($19.7 million), which is not deductible for tax purposes. The acquired intangible assets consist of trade names and other intellectual property which are being amortized over 25 to 40 years. In addition, the Company was required to write-up the value of inventory acquired from Schultz by $1.5 million to properly reflect its fair value.

        This transaction was accounted for using the purchase method of accounting and, accordingly, the results of operations of the assets acquired and liabilities assumed have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is based on preliminary information, which is subject to adjustment upon obtaining complete valuation information. While the final purchase price allocation may differ significantly from the preliminary allocation included in this report, management believes that finalization of the allocation will not have a material impact on the consolidated results of operations or financial position of the Company. Completion of the purchase price allocation is expected by the second quarter of 2003.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition:

Description	Amount
Current assets	$40,856
Equipment and leasehold improvements	3,901
Intangible assets	20,632
Goodwill	19,744
Other assets	811

Total assets acquired	85,944

Current liabilities	19,857
Long-term debt	20,662
Other liabilities	1,125

Total liabilities assumed	41,644

Net assets acquired	$44,300

        The Company's funding sources for the Schultz merger included an additional $35.0 million add-on to Term Loan B of the Company's Senior Credit Facility (see Note 12), an additional $10.0 million add-on to the Company's Revolving Credit Facility, the issuance of 1,690,000 shares of Class A voting common stock to UIC Holdings, L.L.C. for $8.5 million and the issuance of 1,690,000 shares of Class B nonvoting common stock to UIC Holdings, L.L.C. for $8.5 million. The issuance of shares to UIC Holdings, L.L.C. was a condition precedent to the amendment of the Senior Credit Facility. The value of the shares issued was determined using $5 per share, the fair value of the Company's common stock ascribed by an independent third party valuation.

WPC Brands, Inc.

        On December 6, 2002, a wholly owned subsidiary of the Company completed the acquisition of WPC Brands, Inc. (WPC Brands), a manufacturer and distributor of various leisure-time consumer products, including a full line of insect repellents, institutional healthcare products and other proprietary and private label products. The acquisition was executed to enhance the Company's insect repellent product lines and to strengthen its presence at major customers. The total purchase price was $19.5 million in cash in exchange for all of the outstanding shares of WPC Brands. The Company has preliminarily allocated 75% of the purchase price in excess of the fair value of net assets acquired to intangible assets ($9.7 million) and 25% to goodwill ($3.2 million), which is not deductible for tax purposes. The acquired intangible assets consist of trade names and other intellectual property which are being amortized over 25 to 40 years. In addition, the Company was required to write-up the value of inventory acquired from WPC Brands by $2.0 million to properly reflect its fair value.

        This transaction was accounted for using the purchase method of accounting and, accordingly, the results of operations of the assets acquired and liabilities assumed have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is based on preliminary information, which is subject to adjustment upon obtaining complete valuation information. While the final purchase price allocation may differ significantly from the preliminary allocation included in this report, management believes that finalization of the allocation will not have a material impact on the consolidated results of operations or financial position of the Company. Completion of the purchase price allocation is expected by the third quarter of 2003.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition:

Description	Amount
Current assets	$7,987
Equipment and leasehold improvements	844
Intangible assets	11,294
Goodwill	3,222
Other assets	455

Total assets acquired	23,802

Current liabilities	3,286
Other liabilities	1,016

Total liabilities assumed	4,302

Net assets acquired	$19,500

        The Company's funding source for the WPC Brands acquisition was a portion of the proceeds received from an additional $25.0 million add-on to Term Loan B of the Company's Senior Credit Facility.

        In addition, the Company is currently considering selling certain or all of the non-core product lines received in the acquisition of WPC Brands. Total assets represented by these product lines are approximately $1.6 million with annual net sales in 2002 of approximately $6.2 million.

        The Company's unaudited consolidated results of operations on a pro forma basis, as if these transactions had occurred on January 1, 2001, include net sales of $556.5 million and $388.3 million for the years ended December 31, 2002 and 2001, respectively, and net income of $28.4 million and $6.8 million for the years ended December 31, 2002 and 2001, respectively. This unaudited pro forma financial information does not purport to be indicative of the consolidated results of operations that would have been achieved had this transaction been completed as of the assumed dates or which may be obtained in the future.

Note 4—Strategic Transactions

        On June 14, 2002, the Company and Bayer Corporation and Bayer Advanced, L.L.C. (together referred to herein as Bayer) consummated a strategic transaction. The strategic transaction allows the Company to gain access to certain Bayer active ingredient technologies through a Supply Agreement and to perform certain merchandising services for Bayer through an In-Store Service Agreement. In connection with the strategic transaction, Bayer acquired a minority ownership interest, approximately 9.3% of the issued and outstanding shares of the Company's common stock, under the terms of an Exchange Agreement in exchange for promissory notes due to Bayer from Pursell Industries, Inc. (Pursell) and the execution of the Supply and In-Store Service Agreements.

        The Company has the right to terminate the In-Store Service Agreement at any time without cause upon 60 days advance notice to Bayer. Following any such termination, the Company would have 365 days to exercise an option to repurchase all of its stock issued to Bayer and could repurchase the stock at a price based on equations contained in the Exchange Agreement designed in part to represent the fair market value of the shares at the time such repurchase option is exercised and in part to represent the original cost. In the event the Company exercises this repurchase option, Bayer would have the right to terminate the Supply Agreement. Because Bayer is both a competitor and a supplier, the Company is constantly reevaluating its relationship with Bayer and the value of this relationship to it, and may decide to terminate the In-Store Service Agreement and exercise its repurchase option at any time.

        In consideration for the Supply and In-Store Service Agreements, and in exchange for the promissory notes of Pursell, the Company issued to Bayer 3,072,000 shares of Class A voting common stock valued at $15.4 million and 3,072,000 shares of Class B nonvoting common stock valued at $15.4 million and recorded $0.4 million of related issuance costs. The Company reserved for the entire face value of the promissory notes due to Bayer from Pursell as the Company did not believe they were collectible and an independent third party valuation did not ascribe any significant value to them.

        Based on the independent third party valuation, the Company assigned a fair value of $30.7 million on June 14, 2002 to the transaction components recorded relative to the common stock issued to Bayer as follows:

Description	Amount
Common stock subscription receivable	$27,321
Supply Agreement	5,694
Repurchase option	2,636
In-Store Services Agreement	(4,931)

$30,720

        Under the requirements of the agreements, Bayer will make payments to the Company which total $5.0 million annually through June 15, 2009, the present value of which equals the value assigned to the common stock subscription receivable, which is reflected in the equity section in the Company's accompanying consolidated balance sheet as of December 31, 2002. The common stock subscription receivable will be repaid in 28 quarterly installments of $1.25 million, the first of which was received at closing on June 17, 2002. The difference between the value ascribed to the common stock subscription receivable and the installment payments will be reflected as interest income in the Company's consolidated statements of operations through June 15, 2009.

        Bayer has the right to put the shares received back to the Company under the terms of the Exchange Agreement. Bayer can terminate the Exchange Agreement within the first 36 months if the Company fails to meet certain performance guidelines as established in the In-Store Service Agreement. In conjunction with the termination, Bayer can put the shares received back to the Company within 30 days of the termination of the Exchange Agreement at a price provided for in the Exchange Agreement. The Company believes that the put price per share would represent in part the fair market value of the shares at the time such put option is exercised and in part the original cost.

        The value of the Supply Agreement and the liability associated with the In-Store Service Agreement are being amortized over the period in which economic benefits under the Supply Agreement are utilized and the obligations under the In-Store Service Agreement are fulfilled. The Company is amortizing the asset associated with the Supply Agreement to cost of goods sold and currently anticipates the benefit will be recognized over a three to five-year period. The Company is amortizing the obligation associated with the In-Store Service Agreement to revenues over the seven-year life of the agreement. In December 2002, the Company and Bayer amended the In-Store Service Agreement to reduce the scope of services provided by approximately 80%. As a result, the Company reduced its obligation under the agreement accordingly and reclassified $3.6 million to additional paid-in capital to reflect the increase in value of the original agreement.

        The independent third party valuation obtained by the Company also indicated that value should be ascribed to the repurchase option it has under the agreements. The repurchase option is reflected as a reduction of equity in the accompanying consolidated balance sheet as of December 31, 2002. This amount will be recorded as a component of additional paid-in capital upon exercise or expiration of the option.

Fertilizer Brands

        On December 17, 2001, the Company advanced its strategic plan for growth in the consumer lawn and garden category by acquiring leading consumer fertilizer brands Vigoro, Sta-Green and Bandini, as well as acquiring licensing rights to the Best® line of fertilizer products, for a cash purchase price of $37.5 million. The brands, which were formerly owned by or licensed to Pursell, complement the Company's consumer lawn, garden and insect control products. Pursell continues to manufacture, warehouse and distribute certain fertilizer products for the Company under a long-term agreement. In connection with financing this transaction, the Company issued 22,600 shares of preferred stock for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, and warrants to purchase 6,300,000 shares of common stock initially to UIC Holdings, L.L.C. for net cash proceeds of $22.0 million.

Fertilizer Assets

        On October 3, 2002, the Company purchased certain assets from Pursell, which renamed itself U.S. Fertilizer subsequent to the agreement, for a cash purchase price of $12.1 million and forgiveness of the Pursell promissory notes previously obtained from Bayer, as described above in the discussion of the strategic transaction with Bayer. The assets acquired included certain inventory, equipment at two of Pursell's facilities and real estate at one of the two facilities.

        Also on October 3, 2002, the Company executed a tolling agreement with Pursell, whereby Pursell supplies the Company with fertilizer. The tolling agreement requires the Company to be responsible for certain raw materials, capital expenditures and other related costs for Pursell to manufacture and supply the Company with fertilizer products. The agreement does not require a minimum volume purchase from Pursell, but provides for a fixed monthly payment of $0.7 million through the term of the tolling agreement, which expires on September 30, 2007. The fixed monthly payment is included in the standard costs of our inventories and is not expensed monthly as a period cost. In addition, beginning on March 1, 2004 and on each anniversary thereafter, the fixed payment is subject to certain increases for labor, materials, inflation and other reasonable costs as outlined in the tolling agreement. The agreement provides the Company with certain termination rights without penalty upon a breach of the agreement by Pursell or upon the Company's payment of certain amounts as set forth therein.

Note 5—Inventories

        Inventories consist of the following:

	December 31,
	2002	2001
Raw materials	$27,853	$11,104
Finished goods	65,750	40,688
Allowance for obsolete and slow-moving inventory	(5,841)	(2,700)

Total inventories	$87,762	$49,092

Note 6—Equipment and Leasehold Improvements

        Equipment and leasehold improvements consist of the following:

	December 31,
	2002	2001
Machinery and equipment	$39,609	$30,279
Office furniture, equipment, and capitalized software	26,299	15,181
Automobiles, trucks and aircraft	6,313	6,157
Leasehold improvements	9,512	7,405
Land and buildings	1,099	—

	82,832	59,022
Accumulated depreciation and amortization	(48,614)	(31,092)

Total equipment and leasehold improvements, net	$34,218	$27,930

        For the years ended December 31, 2002, 2001 and 2000, depreciation expense was $7.3 million, $4.7 million and $5.1 million, respectively. As of December 31, 2002 and 2001, the cost of the aircraft held under capital lease was $5.3 million and related accumulated amortization was $3.2 million and $2.0 million, respectively.

Note 7—Goodwill and Intangible Assets

        Goodwill and intangible assets consist of the following:

		December 31, 2002			December 31, 2001
	Amortization Period	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Intangible assets:
Trade names	25-40	$64,025	$(1,918)	$62,107	$37,500	$—	$37,500
Supply agreement	4	5,694	(894)	4,800	—	—	—
Other intangible assets	25	5,401	(52)	5,349	—	—	—

Total intangible assets		$75,120	$(2,864)	72,256	$37,500	$—	37,500

Goodwill				28,612			5,616

Total goodwill and intangible assets, net				$100,868			$43,116

        On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separately from goodwill. SFAS No. 142, among other things, eliminates the amortization of goodwill and indefinite-lived intangible assets and requires them to be tested for impairment at least annually. During 2002, both at adoption and at the end of the year, the Company performed an impairment analysis of its goodwill. No impairment charges resulted from these analyses. Prospectively, the Company will test goodwill for impairment annually, or more frequently as warranted by events or changes in circumstances.

        For the year ended December 31, 2002, goodwill recorded in connection with acquisitions was $23.0 million. No amounts were recorded during 2001 or 2000. Changes in the carrying value of goodwill, allocated by segment, for the year ended December 31, 2002 are as follows:

	Lawn and Garden	Household	Contract	Total
Balance at January 1, 2002	$3,478	$2,079	$59	$5,616
Goodwill acquired during the year	17,668	4,417	911	22,996

Balance at December 31, 2002	$21,146	$6,496	$970	$28,612

        As prescribed by SFAS No. 142, prior period operating results were not restated. However, a reconciliation follows which reflects net income as reported by the Company and adjusted to reflect the impact of SFAS No. 142, as if it had been effective for the periods presented:

	Years Ended December 31,
	2001	2000
Net income, as reported	$6,726	$1,359
Amortization of goodwill, net of tax	46	46

Net income, as adjusted	$6,772	$1,405

        Intangible assets include patents, trade names and other intangible assets, which are valued at acquisition through independent appraisals where material, or using other valuation methods. Patents, trade names and other intangible assets are amortized using the straight-line method over periods ranging from 25 to 40 years. The useful lives of intangible assets were not revised as a result of the adoption of SFAS No. 142.

        As described in Note 3, on May 9, 2002, a wholly owned subsidiary of the Company completed a merger with and into Schultz. The purchase price included cash payments of $38.3 million, including related acquisition costs of $5.0 million, issuance of 600,000 shares of Class A voting common stock valued at $3.0 million and issuance of 600,000 shares of Class B nonvoting common stock valued at $3.0 million and the assumption of $20.6 million of outstanding debt. The Company has preliminarily allocated 50% of the purchase price in excess of the fair value of net assets acquired to intangible assets and 50% to goodwill. The acquired intangible assets are being amortized over 25 to 40 years.

        Also as described in Note 3, on December 6, 2002, a wholly owned subsidiary of the Company completed the acquisition of WPC Brands. The purchase price was $19.5 million in cash. The Company has preliminarily allocated 75% of the purchase price in excess of the fair value of net assets acquired to intangible assets and 25% to goodwill. The acquired intangible assets are being amortized over 25 to 40 years.

        As described in Note 4, on December 17, 2001, the Company acquired the Vigoro, Sta-Green and Bandini brand names, as well as licensing rights to the Best line of fertilizer products from Pursell for $37.5 million. The acquired brand names and licensing rights are being amortized over 40 years.

        For the years ended December 31, 2002, 2001 and 2000, aggregate amortization expense related to intangible assets was $2.9 million, $0.2 million and $0.2 million, respectively. The following table presents estimated amortization expense for intangible assets during each of the next five years:

Years Ended December 31,	Amount
2003	$3,175
2004	3,175
2005	3,175
2006	3,175
2007	1,850

Note 8—Other Assets

        Other assets consist of the following:

	December 31,
	2002	2001
Deferred financing fees	$22,432	$18,067
Accumulated amortization	(10,382)	(7,102)

Deferred financing fees, net	12,050	10,965

Other	975	872

Total other assets, net	$13,025	$11,837

Note 9—Accrued Expenses

        Accrued expenses consist of the following:

	December 31,
	2002	2001
Advertising and promotions	$16,401	$12,125
Facilities rationalization	1,563	3,500
Dursban related expenses	—	82
Interest	3,777	3,763
Cash overdraft	1,506	7,126
Noncompete agreement	1,770	1,060
Preferred stock dividends	9,492	2,612
Salaries and benefits	4,357	1,983
Severance costs	869	1,679
Other	5,486	76

Total accrued expenses	$45,221	$34,006

Note 10—Charge for Facilities and Organizational Rationalization

        During the fourth quarter of 2001, the Company recorded a charge of $8.5 million which included $5.6 million related to facilities and organizational rationalization which primarily affected the Company's Lawn and Garden segment results $2.7 million of inventory obsolescense recorded as cost of goods sold and $0.2 million of miscellaneous costs recorded as selling, general and administrative expense. In connection therewith, 85 employees were terminated and provided severance benefits. Approximately $3.5 million of costs associated with the facilities and organizational rationalization, which related primarily to facility exit costs and resultant duplicate rent payments in 2002, were incurred by December 31, 2002. Amounts remaining in the facilities and organizational rationalization accrual as of December 31, 2002 represent duplicate rent payments expected through May 2003 and costs associated with the restoration of leased facilities to their original condition. Such amounts are expected to be incurred by second quarter of 2003.

        The following table presents amounts charged against the facilities and organizational rationalization accrual:

	Facilities Rationalization	Severance Costs	Total Costs
Balance at January 1, 2001	$—	$—	$—
Provision charged to accrual	3,500	2,050	5,550
Charges against the accrual	—	(392)	(392)

Balance at December 31, 2001	3,500	1,658	5,158
Charges against the accrual	(1,937)	(1,279)	(3,216)

Balance at December 31, 2002	$1,563	$379	$1,942

Note 11—Dursban Related Expenses

        During the year ended December 31, 2000, the U.S. Environmental Protection Agency (EPA) and manufacturers of the active ingredient chlorpyrifos, including Dow AgroSciences L.L.C. which sold chlorphyrifos to the Company under the trademark "Dursban™," entered into a voluntary agreement that provided for withdrawal of virtually all residential uses of chlorpyrifos. Formulation of chlorpyrifos products intended for residential use ceased by December 1, 2000 and formulators discontinued the sale of such products to retailers after February 1, 2001. Retailers were not allowed to sell chlorpyrifos products after December 31, 2001. Accordingly, a charge of $8.0 million was recorded in September 2000 for costs associated with this agreement, including customer markdowns, inventory write-offs and related disposal costs, which primarily affected the Company's Lawn and Garden segment results. All of the Company's accrued costs associated with this agreement and additional amounts totaling under $0.1 million were incurred by December 31, 2002.

        The following table presents amounts charged against the Dursban accrual:

	2002	2001	2000
Balance at beginning of year	$82	$6,066	$—
Provision charged to accrual	—	—	8,000
Charges against the accrual	(82)	(5,984)	(1,934)

Balance at end of year	$—	$82	$6,066

Note 12—Long-Term Debt

        Long-term debt, excluding capital lease obligations, consists of the following:

	December 31,
	2002	2001
Senior Credit Facility:
Term Loan A	$28,250	$39,205
Term Loan B	222,465	134,488
Revolving Credit Facility	—	23,450
9 7/8% Series B Senior Subordinated Notes	150,000	150,000

	400,715	347,143
Less current maturities and short-term borrowings	(9,222)	(28,757)

Total long-term debt, net of current maturities	$391,493	$318,386

Senior Credit Facility

        The Senior Credit Facility, as amended as of December 6, 2002, was provided by Bank of America, N.A. (formerly known as NationsBank, N.A.), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce and consists of (1) a $90.0 million revolving credit facility (the Revolving Credit Facility); (2) a $75.0 million term loan facility (Term Loan A); and (3) a $240.0 million term loan facility (Term Loan B). The Revolving Credit Facility and Term Loan A mature on January 20, 2005 and Term Loan B matures on January 20, 2006. The Revolving Credit Facility is subject to a clean-down period during which the aggregate amount outstanding under the Revolving Credit Facility shall not exceed $10.0 million for 30 consecutive days during the period between August 1 and November 30 in each calendar year. As of December 31, 2002, the clean-down period had been completed and no amounts were outstanding under the Revolving Credit Facility, nor were there any compensating balance requirements.

        On February 13, 2002, the Senior Credit Facility was amended to increase Term Loan B from $150.0 million to $180.0 million and provide additional liquidity and flexibility for capital expenditures subsequent to the acquisition of various fertilizer brands in December 2001. The Company incurred $1.1 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the Senior Credit Facility. The amendment did not change any other existing covenants of the Senior Credit Facility.

        On May 8, 2002, in connection with the Company's merger with Schultz, the Senior Credit Facility was amended to increase Term Loan B from $180.0 million to $215.0 million, increase the Revolving Credit Facility from $80.0 million to $90.0 million and provide additional flexibility for capital expenditures. The Company incurred $2.2 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the Senior Credit Facility. The amendment did not change any other existing covenants of the Senior Credit Facility.

        On December 6, 2002, in connection with the Company's acquisition of WPC Brands, the Senior Credit Facility was amended to increase Term Loan B from $215.0 million to $240.0 million and provide additional flexibility for capital expenditures. The Company incurred $1.1 million in fees related to the amendment which were recorded as deferred financing fees and are being amortized over the remaining term of the Senior Credit Facility. The amendment did not change any other existing covenants of the Senior Credit Facility.

        The principal amount of Term Loan A is to be repaid in 24 consecutive quarterly installments commencing June 30, 1999 with a final installment due January 20, 2005. The principal amount of Term Loan B is to be repaid in 28 consecutive quarterly installments commencing June 30, 1999 with a final installment due January 20, 2006.

        The Senior Credit Facility agreement contains restrictive affirmative, negative and financial covenants. Affirmative and negative covenants place restrictions on, among other things, levels of investments, indebtedness, insurance, capital expenditures and dividend payments. The financial covenants require the maintenance of certain financial ratios at defined levels. As of and during the years ended December 31, 2002 and 2001, the Company was in compliance with all covenants. While the Company does not anticipate an event of non-compliance in the foreseeable future, the effect of non-compliance would require the Company to request a waiver or an amendment to the Senior Credit Facility. Amending the Senior Credit Facility could result in changes to the Company's borrowing capacity or its effective interest rates. Under the agreements, interest rates on the Revolving Credit Facility, Term Loan A and Term Loan B range from 1.50% to 4.00% above LIBOR, depending on certain financial ratios. LIBOR was 1.38% as of December 31, 2002 and 1.88% as of December 31, 2001. Unused commitments under the revolving credit facility are subject to a 0.5% annual commitment fee. The interest rate of Term Loan A was 4.67% and 5.43% as of December 31, 2002 and 2001, respectively. The interest rate of Term Loan B was 5.42% and 5.93% as of December 31, 2002 and 2001, respectively.

        The Senior Credit Facility may be prepaid in whole or in part at any time without premium or penalty. During the year ended December 31, 2002, the Company made principal payments of $11.0 million on Term Loan A and $2.0 million on Term Loan B, which included optional principal prepayments of $6.3 million on Term Loan A and $1.1 million on Term Loan B. During the year ended December 31, 2001, the Company made principal payments of $9.2 million on Term Loan A and $1.4 million on Term Loan B, which included optional principal prepayments of $4.1 million on Term Loan A and $0.7 million on Term Loan B. The optional payments were made to remain two quarterly payments ahead of the regular payment schedule. According to the Senior Credit Facility agreement, each prepayment on Term Loan A and Term Loan B can be applied to the next principal repayment installments. Management intends to pay a full year of principal installments in 2003 in accordance with the terms of the Senior Credit Facility.

        The Senior Credit Facility is secured by substantially all of the properties and assets of the Company and its current and future domestic subsidiaries. The borrowings under the Senior Credit Facility are fully and unconditionally guaranteed on a joint and several basis by each of the Company's current subsidiaries and future subsidiaries that may be formed by the Company.

        The carrying amount of the Company's obligation under the Senior Credit Facility approximates fair value because the interest rates are based on floating interest rates identified by reference to market rates.

Senior Subordinated Notes

        In November 1999, the Company issued $150.0 million in aggregate principal amount of 9 7/8% Series B senior subordinated notes (the Senior Subordinated Notes) due April 1, 2009. Interest accrues at a rate of 9 7/8% per annum, payable semi-annually on April 1 and October 1.

        The Company's indenture governing the Senior Subordinated Notes contain a number of significant covenants that could adversely impact the Company's business. In particular, the indenture of the Senior Subordinated Notes limit the Company's ability to:

  •
  pay dividends or make other distributions;

  •
  make certain investments or acquisitions;

  •
  dispose of assets or merge;

  •
  incur additional debt;

  •
  issue equity; and

  •
  pledge assets.

        Furthermore, in accordance with the indenture governing the Senior Subordinated Notes, the Company is required to maintain specified financial ratios and meet financial tests. The ability to comply with these provisions may be affected by events beyond the Company's control. The breach of any of these covenants will result in a default under the applicable debt agreement or instrument and could trigger acceleration of the debt under the applicable agreement. Any default under the Company's indenture governing the Senior Subordinated Notes might adversely affect the Company's growth, financial condition and results of operations and the ability to make payments on the Senior Subordinated Notes.

        The fair value of the Senior Subordinated Notes was $151.5 million and $141.0 million as of December 31, 2002 and 2001, respectively, based on their quoted market price on such dates.

        Aggregate future principal payments of long-term debt, excluding capital lease obligation, as of December 31, 2002 are as follows:

Years Ended December 31,	Amount
2003	$9,222
2004	18,444
2005	168,439
2006	54,610
2007	—
Thereafter	150,000

$400,715

Note 13—Commitments

        The Company leases several of its operating facilities from Rex Realty, Inc., a company owned by stockholders and operated by a former executive and past member of the Board of Directors of the

Company. The operating leases expire at various dates through December 31, 2010. The Company has options to terminate the leases on an annual basis by giving advance notice of at least one year. As of December 31, 2002, notice had been given on one such lease. The Company leases a portion of its operating facilities from the same company under a sublease agreement expiring on December 31, 2005 with minimum annual rentals of $0.7 million. The Company has two five-year options to renew this lease, beginning January 1, 2006. During the years ended December 31, 2002, 2001 and 2000, rent expense under these leases was $2.3 million, $2.3 million and $2.2 million, respectively.

        The Company is obligated under additional operating leases for other operations and the use of warehouse space. The leases expire at various dates through December 31, 2015. Five of the leases provide for as many as five options to renew for five years each. During the years ended December 31, 2002, 2001 and 2000, aggregate rent expense under these leases was $3.8 million, $5.1 million and $5.0 million, respectively.

        In March 2000, the Company entered into a capital lease agreement for $5.3 million for its aircraft. The Company is obligated to make monthly payments of $0.1 million, with a balloon payment of $3.2 million in February 2005. The Company has the option of purchasing the aircraft following the expiration of the lease agreement for a nominal amount.

        The following table presents future minimum payments due under operating and capital leases as of December 31, 2002:

	Operating Leases
Years Ended December 31,			Capital Lease
	Affiliate	Other		Total
2003	$1,726	$7,146	$818	$9,690
2004	1,766	6,348	818	8,932
2005	1,806	5,492	3,343	10,641
2006	1,847	4,307	—	6,154
2007	1,887	3,525	—	5,412
Thereafter	10,241	16,899	—	27,140

Total minimum lease payments	$19,273	$43,717	4,979	$67,969

Less amount representing interest			(758)

Present value of net minimum lease payments, including current portion of $443			$4,221

Note 14—Contingencies

        In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as standby letters of credit and indemnifications, which are not reflected in the accompanying consolidated balance sheets. At December 31, 2002, the Company had $1.9 million in standby letters of credit pledged as collateral to support the lease of its primary distribution facility in St. Louis, a United States customs bond, certain product purchases and various workers' compensation obligations. These agreements mature at varying dates through October 2003 and may be renewed as circumstances warrant. Such financial instruments are valued based on the amount of exposure under the instruments and the likelihood of performance being required. In the

Company's past experience, no claims have been made against these financial instruments nor does management expect any losses to result from them.

        The Company is the lessee under a number of equipment and property leases, as described above. It is common in such commercial lease transactions for the Company to agree to indemnify the lessor for the value of the property or equipment leased should it be damaged during the course of the Company's operations. The Company expects that any losses that may occur with respect to the leased property would be covered by insurance, subject to deductible amounts.

        The Company has entered into certain derivative hedging instruments and other purchase commitments to purchase granular urea during its peak production season in 2003. See Note 16 for information regarding these commitments.

        The Company is involved from time to time in routine legal matters and other claims incidental to its business. When it appears probable in management's judgment that the Company will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded against earnings. Management believes that it is remote the resolution of such routine matters and other incidental claims, taking into account established reserves and insurance, will have a material adverse impact on the Company's consolidated financial position, results of operations or liquidity.

Note 15—Stockholders' Equity

        In connection with its merger with Schultz in May 2002, the Board of Directors adopted resolutions, which were approved by the Company's stockholders, to amend the Company's Certificate of Incorporation to increase the Company's total authorized Class A voting common stock from 37,600,000 shares to 43,600,000 shares and increase the Company's total authorized Class B nonvoting common stock from 37,600,000 shares to 43,600,000 shares. In addition, as part of the purchase price, the Company issued 600,000 shares of Class A voting common stock valued at $3.0 million and 600,000 shares of Class B nonvoting common stock valued at $3.0 million. In addition, to raise equity to partially fund the merger, the Company issued 1,690,000 shares of Class A voting common stock to UIC Holdings, L.L.C. for $8.5 million and 1,690,000 shares of Class B nonvoting common stock to UIC Holdings, L.L.C. for $8.5 million.

        In connection with its transaction with Bayer in June 2002, the Company issued 3,072,000 shares of Class A voting common stock valued at $15.4 million and 3,072,000 shares of Class B nonvoting common stock valued at $15.4 million and recorded $0.4 million of related issuance costs.

        In connection with the Company's December 2001 transaction with Pursell, the Board of Directors adopted resolutions, which were approved by the Company's stockholders, to amend the Company's Certificate of Incorporation to:

  •
  Authorize issuance of 22,600 shares of $0.01 par value Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $22.0 million. Dividends accrue at 15% of liquidation value which equals $1,000 per share. Dividends, to the extent not paid on December 31 of each year, are cumulative. As of December 31, 2002 and 2001, 37,600 shares of preferred stock were outstanding and accrued dividends were $9.5 million and $2.6 million, respectively.

  •
  Increase the Company's total authorized Class A voting common stock from 34,100,000 to 37,600,000 shares to accommodate the granting of stock purchase warrants to UIC Holdings, L.L.C., which received a 10-year warrant to purchase up to 3,150,000 shares of Class A voting common stock for $3.25 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method. These stock purchase warrants were issued in conjunction with the preferred stock.

  •
  Increase the Company's total authorized Class B nonvoting common stock from 34,100,000 to 37,600,000 shares to accommodate the granting of stock purchase warrants to UIC Holdings, L.L.C., which received a 10-year warrant to purchase up to 3,150,000 shares of Class B nonvoting common stock for $3.25 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method. These stock purchase warrants were issued in conjunction with the preferred stock.

        The Company valued the 6,300,000 warrants issued above at $1.35 per warrant using the Black-Sholes option pricing model at the date of grant. Accordingly, $8.5 million of the proceeds received from the preferred stock offering were allocated to the warrants.

        In November 2000, the Board of Directors adopted resolutions, which were approved by the Company's stockholders, to amend the Company's Certificate of Incorporation to:

  •
  Authorize issuance of 15,000 shares of $0.01 par value Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $15.0 million. Dividends accrue at 15% of liquidation value which equals $1,000 per share. Dividends, to the extent not paid on December 31 of each year, are cumulative.

  •
  Increase the Company's total authorized Class A voting common stock from 32,500,000 to 34,100,000 shares to accommodate the granting of stock purchase warrants to UIC Holdings, L.L.C., which received a 10-year warrant to purchase up to 1,600,000 shares of Class A voting common stock for $2.00 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method. These stock purchase warrants were issued in conjunction with the preferred stock.

  •
  Increase the Company's total authorized Class B nonvoting common stock from 32,500,000 to 34,100,000 shares to accommodate the granting of stock purchase warrants to UIC Holdings, L.L.C., which received a 10-year warrant to purchase up to 1,600,000 shares of Class B nonvoting common stock for $2.00 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method. These stock purchase warrants were issued in conjunction with the preferred stock.

        The Company valued the 3,200,000 warrants issued at $0.87 per warrant using the Black-Sholes option pricing model at the date of grant. Accordingly, $2.8 million of the proceeds received from the preferred stock offering were allocated to the warrants.

Note 16—Accounting for Derivative Instruments and Hedging Activities

        In the normal course of business, the Company is exposed to fluctuations in interest rates and raw materials prices. The Company has established policies and procedures that govern the management of these exposures through the use of derivative hedging instruments, including swap agreements. The

Company's objective in managing its exposure to such fluctuations is to decrease the volatility of earnings and cash flows associated with changes in interest rates and certain raw materials prices. To achieve this objective, the Company periodically enters into swap agreements with values that change in the opposite direction of anticipated cash flows. Derivative instruments related to forecasted transactions are considered to hedge future cash flows, and the effective portion of any gains or losses is included in accumulated other comprehensive income until earnings are affected by the variability of cash flows. Any remaining gain or loss is recognized currently in earnings.

        During the first half of each year, the price of granular urea, a critical raw material component used in the production of fertilizer, tends to increase significantly in correlation with natural gas prices. The costs of granular urea have generally, but not always, declined during the second half of the year. As of December 31, 2002, the Company had hedged nearly 50%, and had purchase agreements to effectively fix an additional 23%, of its 2003 urea purchases. The average contract price of the Company's derivative hedging instruments as of December 31, 2002, intended to fix the price of forecasted urea prices through April 2003, was approximately $135 per ton. The average purchase price of the Company's purchase agreements as of December 31, 2002 was approximately $130 per ton. While management expects these instruments and agreements to manage the Company's exposure to such price fluctuations, no assurance can be provided that the instruments will be effective in fully mitigating exposure to these risks, nor can assurance be provided that the Company will be successful in passing pricing increases on to its customers.

        The Company has formally documented, designated and assessed the effectiveness of transactions that receive hedge accounting treatment. The cash flows of the derivative instruments are expected to be highly effective in achieving offsetting cash flows attributable to fluctuations in the cash flows of the hedged risk. Changes in the fair value of agreements designated as derivative hedging instruments are reported as either an asset or liability in the accompanying consolidated balance sheets with the associated unrealized gains or losses reflected in accumulated other comprehensive income. As of December 31, 2002 and 2001, unrealized losses of less than $0.1 million and $0.5 million, respectively, related to derivative instruments designated as cash flow hedges were recorded in accumulated other comprehensive income. Such instruments at December 31, 2002 represent hedges on forecasted purchases of raw materials during the first half of 2003 and are scheduled to mature by May 2003. The amounts are subsequently reclassified into cost of goods sold in the same period in which the underlying hedged transactions affect earnings.

        If it becomes probable that a forecasted transaction will no longer occur, any gains or losses in accumulated other comprehensive income will be recognized in earnings. The Company has not incurred any gains or losses for hedge ineffectiveness or due to excluding a portion of the value from measuring effectiveness. The Company does not enter into derivatives or other hedging arrangements for trading or speculative purposes.

        The following table summarizes information about the Company's derivative hedging instruments and related gains (losses) as of December 31, 2002 (amounts not in thousands):

Number of Contracts	Maturity Date	Notional Amount in Tons	Weighted Average Contract Price	Contract Value Upon Effective Contract Date	Contract Value at December 31, 2002	Gain (Loss) at December 31, 2002
3	January 30, 2003	14,500	$133.00	$1,928,500	$1,916,465	$(12,035)
3	February 28, 2003	15,000	135.00	2,025,000	2,010,000	(15,000)
2	March 28, 2003	10,000	135.50	1,355,000	1,353,300	(1,700)
1	April 24, 2003	5,000	137.00	685,000	681,650	(3,350)

9		44,500		$5,993,500	$5,961,415	$(32,085)

        The following table summarizes information about the Company's purchase commitments of granular urea as of December 31, 2002 (amounts not in thousands):

Number of Commitments	Expected Purchase Month	Commitment Amount in Tons	Weighted Average Purchase Price	Value of Purchase Commitment on Commitment Date
3	January 2003	18,750	$126.93	$2,380,000
2	February 2003	18,500	128.20	2,472,550

5		37,250		$4,852,550

        In April 2001, the Company entered into two interest rate swaps that fixed the interest rate as of April 30, 2001 for $75.0 million in variable rate debt under the Senior Credit Facility. The interest rate swaps settled on April 30, 2002 and a derivative hedging loss of $0.5 million was reclassified from accumulated other comprehensive income into interest expense.

Note 17—Fair Value of Financial Instruments

        The Company has estimated the fair value of its financial instruments as of December 31, 2002 and 2001 using available market information or other appropriate valuation methods. Considerable judgment, however, is required in interpreting data to develop estimates of fair value. Accordingly, the estimates presented in the accompanying consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

        The carrying amounts of cash, accounts receivable, accounts payable and other current assets and liabilities approximate fair value because of the short maturity of those instruments. The Company's Senior Credit Facility bears interest at current market rates and, thus, carrying value approximates fair value as of December 31, 2002 and 2001. The Company is exposed to interest rate volatility with respect to the variable interest rates of this instrument. The estimated fair values of the Company's Senior Subordinated Notes as of December 31, 2002 and 2001 of $151.5 million and $141.0 million, respectively, are based on quoted market prices.

Note 18—Segment Information

        During the third quarter of 2002, the Company began reporting its operating results using three reportable segments: Lawn and Garden, Household and Contract. Segments were established primarily by product type which represents the basis upon which management, including the CEO who is the chief operating decision maker of the Company, reviews and assesses the Company's financial performance. The Lawn and Garden segment primarily consists of dry, granular slow-release lawn fertilizers, lawn fertilizer combination and lawn control products, herbicides, water-soluble and controlled-release garden and indoor plant foods, plant care products, potting soils and other growing media products and insecticide products. Products are marketed to mass merchandisers, home improvement centers, hardware chains, nurseries and garden centers. This segment includes, among others, the Company's Spectracide, Garden Safe, Schultz, Vigoro, Sta-Green, Bandini, Real-Kill, and No-Pest brands.

        The Household segment represents household insecticides and insect repellents that allow consumers to achieve and maintain a pest-free household and repel insects. The Household segment includes the Company's Hot Shot, Cutter and Repel brands, as well as a number of private label and other products.

        The Contract segment represents mainly non-core products, some of which are private label, and includes various compounds and chemicals such as, among others, charcoal water purification tablets, first-aid kits, barbeque sauce, fish attractant, cleaning solutions and automotive products.

        The following tables present selected quarterly financial segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," for the years ended December 31, 2002, 2001 and 2000. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in Note 2, as applicable. The segment financial information presented includes comparative periods prepared on a basis consistent with the current year presentation.

	Year Ended December 31,
	2002	2001	2000
Net sales:
Lawn and Garden	$352,269	$169,267	$177,981
Household	108,752	101,186	82,018
Contract	18,969	2,891	5,795

Total net sales	$479,990	$273,344	$265,794

Operating income (loss):
Lawn and Garden	$38,064	$24,637	$24,309
Household	23,159	20,280	17,814
Contract	(39)	(183)	343

Total operating income	$61,184	$44,734	$42,466

Operating margin:
Lawn and Garden	10.8%	14.6%	13.7%
Household	21.3%	20.0%	21.7%
Contract	-0.2%	-6.3%	5.9%
Total operating margin	12.7%	16.4%	16.0%

        Operating income represents earnings before net interest expense and income tax expense. Operating income is the measure of profitability used by management to assess the Company's financial performance. Operating margin represents operating income as a percentage of net sales.

        The majority of the Company's sales are conducted with customers in the United States. The Company's international sales comprise less than 1% of total net sales. In addition, no single item comprises more than 10% of the Company's net sales. For the years ended December 31, 2002, 2001 and 2000, the Company's three largest customers were responsible for 74%, 64% and 59% of net sales, respectively. As of December 31, 2002 and 2001, these three customers were responsible for 62% and 60% of accounts receivable, respectively.

        As the Company's assets support production across all segments, they are managed on an entity-wide basis at the corporate level and are not recorded or analyzed by segment. Substantially all of the Company's assets are located in the United States.

Note 19—Stock-Based Compensation

        The Company grants stock options to eligible employees, officers and directors pursuant to the 2001 Stock Option Plan, which is administered by the Compensation Committee of the Company's Board of Directors. The 2001 Stock Option Plan superseded the 1999 Stock Option Plan which was terminated during 2001. Upon termination, all 3,096,000 issued and outstanding options under the 1999 Stock Option Plan were forfeited. The following table presents a summary of activity for options of the

1999 Stock Option Plan prior to and including the forfeiture of all outstanding options (amounts not in thousands):

	Years Ended December 31,
	2001		2000
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding, beginning of year	3,096,500	$5.00	2,955,000	$5.00
Granted	—	—	527,500	5.00
Exercised	—	—	—	—
Forfeited	(3,096,500)	5.00	(386,000)	5.00

Options outstanding, end of year	—	$—	3,096,500	$5.00

        The 2001 Stock Option Plan provides for an aggregate of 5,800,000 shares of the Company's common stock that may be issued in the form of Class A voting common stock, Class B nonvoting common stock or a combination thereof. The options to purchase shares of common stock vest over a period no longer than 10 years. If certain performance targets are met, the vesting period could be shortened to four years. Options are generally granted with an exercise price equal to or greater than the estimated fair value of the Company's common stock on the grant date and expire ten years thereafter. After termination of employment, unvested options are forfeited immediately, within thirty days or within one year, as provided under the 2001 Stock Option Plan.

        The following table presents a summary of activity for options of the 2001 Stock Option Plan (amounts not in thousands):

	Years Ended December 31,
	2002		2001
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding, beginning of year	5,036,000	$2.39	—	$—
Granted	939,000	4.56	5,157,000	2.38
Exercised	—	—	—	—
Forfeited	(215,000)	2.09	(121,000)	2.00

Options outstanding, end of year	5,760,000	$2.75	5,036,000	$2.39

Weighted average remaining contractual life (years)	8.35		9.15

Options exercisable, end of year	1,556,032	$2.54	278,710	$2.00

Weighted average fair value of options granted	$1.40		$0.72

        The following table presents information about stock options outstanding and exercisable under the 2001 Stock Option Plan as of December 31, 2002 (amounts not in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$2.00 to $3.25	4,657,500	8.20	$2.26	1,363,949	8.17	$2.21
$4.00 to $5.00	1,102,500	8.99	4.82	192,083	9.02	4.83

	5,760,000	8.35	2.75	1,556,032	8.27	2.54

        As of December 31, 2002, 40,000 shares were available for future grants and 1,566,032 shares were vested and exercisable under the 2001 Stock Option Plan.

        SFAS No. 123 requires pro forma disclosure of the impact on earnings as if the Company determined stock-based compensation expense using the fair value method. The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions for the years ended December 31, 2002 and 2001: expected volatility of zero, risk-free interest rate of 4.61% and 5.35%, respectively, dividend yield of zero and an expected life of ten years. The Company's employee stock options have characteristics different than those of traded options and changes in the input assumptions can materially affect the estimate of fair value. In addition, pro forma amounts are for disclosure purposes only and may not be representative of pro forma net income in the future. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the related vesting periods.

Note 20—Employee Benefit Plans

        The Company has a 401(k) savings plan for substantially all of its employees with six months or more of continuous service. The 401(k) plan allows participants to defer a portion of eligible compensation on a tax-deferred basis. Under provisions of the plan, the Company matches 50% of each employee's contributions up to 6% of gross earnings. The matching amount generally increases to 75% of such employee's contributions up to 6% of gross earnings after ten years of service. For the years ended December 31, 2002, 2001 and 2000, the matching contribution amounted to $0.7 million, $0.6 million and $0.6 million, respectively.

        The Company also sponsors two deferred compensation plans for certain members of its senior management team. The plans are administered by the Compensation Committee of the Board of Directors. The plans provide for the establishment of grantor trusts for the purpose of accumulating funds to purchase shares of the Company's common stock for the benefit of the plan participants. One plan allows participants to contribute an unlimited amount of earnings to the plan while the other provides for contributions of up to 20% of a participant's annual bonus. The Company does not provide matching contributions to these plans and has the right, under certain circumstances, to repurchase shares held in the grantor trusts. As of December 31, 2002 and 2001, the common stock held in the grantor trusts was valued at $2.7 million.

Note 21—Income Taxes

        Income tax expense consists of the following:

	Years Ended December 31,
	2002	2001	2000
Current:
Federal	$—	$—	$—
State and local	—	—	—

Total current	—	—	—

Deferred:
Federal	9,252	3,426	1,078
State and local	2,321	390	293
Valuation allowance reduction	(8,135)	(1,649)	(1,237)

Total deferred	3,438	2,167	134

Total income tax expense	$3,438	$2,167	$134

        The following table presents a reconciliation of income tax expense computed using the federal statutory rate of 35% and income tax expense:

	Years Ended December 31,
	2002	2001	2000
Computed "expected" tax expense	$10,071	$3,113	$523
Tax effect of:
Nondeductible charitable contributions	57	—	—
Nondeductible meals and entertainment expenses	84	62	62
Valuation allowance reduction	(8,135)	(1,649)	(1,237)
State and local taxes, net of federal tax benefit	845	641	786
Other, net	516	—	—

Total income tax expense	$3,438	$2,167	$134

        The following table presents the components of the net deferred tax asset:

	December 31,
	2002	2001
Deferred tax assets:
Goodwill	$172,355	$188,294
NOL carryforward	35,920	35,489
Co-op advertising	3,566	2,713
Inventories	1,547	—
Deferred compensation	1,026	1,027
Facilities and organizational rationalization	511	3,081
Other, net	2,675	799

Gross deferred tax assets	217,600	231,403

Valuation allowance	(104,137)	(112,272)

Total deferred tax assets	113,463	119,131

Deferred tax liabilities:
Equipment and leasehold improvements	(3,013)	(3,369)
Other, net	—	(1,982)

Net deferred tax asset	$110,450	$113,780

        The temporary difference for goodwill represents the step-up in tax basis due to the Company's recapitalization in 1999 while maintaining historical basis for financial reporting purposes. This benefit is available to be utilized through 2014.

        Based on historical levels of income and the length of time required to utilize its deferred tax assets, the Company originally established a 50% valuation allowance against the tax deductible goodwill deduction that was created in 1999 in connection with the recapitalization of the Company. While the Company experienced an increase in taxable income during 2002 for financial reporting purposes, it continued to experience losses for income tax purposes as it did not generate enough taxable income to utilize the deduction for goodwill. Therefore, despite the increase in taxable income for financial reporting purposes, sufficient evidence does not yet exist for management to conclude it more likely than not that the entire gross amount of the deferred tax assets will be realized in the foreseeable future.

        The valuation allowance was $104.1 million as of December 31, 2002. For the years ended December 31, 2002, 2001 and 2000, the valuation allowance was reduced by $8.1 million, $1.6 million and $1.2 million, respectively.

        In addition, as of December 31, 2002, the Company had a net operating loss carryforwards of $94.5 million. If not utilized, the net operating loss carryforwards will begin to expire in 2019.

        The following table presents the current and non-current components of the net deferred tax asset:

	December 31,
	2002	2001
Current (prepaid assets and other)	$5,309	$1,275
Non-current	105,141	112,505

	$110,450	$113,780

Note 22—Unaudited Quarterly Financial Information

        The following table presents selected historical quarterly financial information for the Company. This information is derived from unaudited quarterly financial statements of the Company and includes, in the opinion of management, only normal and recurring adjustments that the Company considers necessary for a fair presentation of the results for such periods.

	Year Ended December 31, 2002
	First	Second	Third	Fourth	Total
Net sales	$136,391	$195,136	$100,677	$47,786	$479,990
Gross profit	49,228	72,825	35,468	16,825	174,346
Operating income (loss)	21,989	40,488	7,901	(9,194)	61,184
Net income (loss)	10,162	26,420	417	(11,663)	25,336
	Year Ended December 31, 2001
	First	Second	Third	Fourth	Total
Net sales	$79,919	$114,647	$55,793	$22,985	$273,344
Gross profit	35,960	53,899	25,689	9,425	124,973
Operating income (loss)	15,896	31,778	8,719	(11,659)	44,734
Net income (loss)	4,236	15,753	221	(13,484)	6,726

        Due to the seasonal nature of the Company's business, net sales in the first and second quarters typically exceed net sales in the third and fourth quarters. In addition, during the fourth quarter of 2001, the Company recorded a $8.5 million charge as discussed in Note 10.

Note 23—Related Party Transactions

Professional Services Agreement

        The Company has a professional services agreement with THL Equity Advisors IV, L.L.C. and Thomas H. Lee Capital, L.L.C., both affiliates of the Thomas H. Lee Partners, LP, which owns UIC Holdings, L.L.C., the majority owner of the Company. The professional services agreement has a term of three years, beginning January 20, 1999, and automatically extends for successive one-year periods thereafter, unless either party gives thirty days notice prior to the end of the term. Under the terms of the agreement, THL Equity Advisors IV, L.L.C. receives $62.5 thousand per month for management and other consulting services provided to the Company and reimbursement of any related out-of-pocket expenses. During each of the years ended December 31, 2002, 2001 and 2000, the Company paid $0.75 million under this agreement, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Stockholders Agreement

        The Company has entered into a stockholders agreement with UIC Holdings, L.L.C. and certain other stockholders. Under the agreement, the Class A common stockholders are required to vote their shares of common stock for any sale or reorganization that has been approved by the Board of Directors or a majority of the stockholders. The stockholders agreement also grants the stockholders the right to effect the registration of their common stock for sale to the public, subject to certain conditions and limitations. If the Company elects to register any of its securities under the Securities Act of 1933, as amended, the stockholders are entitled to notice of such registration, subject to certain conditions and limitations. Under the stockholders agreement, the Company is responsible to pay costs of the registration effected on behalf of the stockholders, other than underwriting discounts and commissions.

Recapitalization Agreement

        The recapitalization agreement with UIC Holdings, L.L.C., which the Company entered into in connection with its recapitaization in 1999, contains customary provisions, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the recapitalization closing date and various closing conditions, including the continued accuracy of the representations and warranties. In general, these representations and warranties expired by April 15, 2000. However, representations and warranties with respect to tax matters will survive until thirty days after the expiration of the applicable statute of limitations; representations with respect to environmental matters expired December 31, 2002. Representations and warranties regarding ownership of stock do not expire. The total consideration paid to redeem common stock is subject to adjustments based on the excess taxes of previous stockholders arising from the Company's Section 338(h)(10) election under the IRS tax code.

        Pursuant to the recapitalization agreement, and in consideration of payments received thereunder, certain former executives agreed that for a period ending on the fourth anniversary of the recapitalization closing date not to own, control, participate or engage in any line of business in which the Company is actively engaged or any line of business competitive with it anywhere in the United States and any other country in which it conducts business at the date of recapitalization closing. In addition, each of these former executives has agreed that for a period ending on the fourth anniversary of the recapitalization closing date not to contact, approach or solicit for the purpose of offering employment to or hiring any person employed by the Company during the four year period.

        Pursuant to the recapitalization, the Company redeemed a portion of its common stock held by certain stockholders and UIC Holdings, L.L.C. which were purchased by certain members of senior management. In the recapitalization, certain executives collectively received an aggregate of $4.0 million in cash and an additional $2.7 million with which the officers purchased common stock through grantor trusts, which is reflected as a reduction of equity in the accompanying consolidated balance sheets.

Loans to Chief Executive Officer

        On September 28, 2001, the Company entered into a loan agreement with Robert L. Caulk, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, for $0.4 million which matures on September 28, 2006 (the 2001 Loan). On March 8, 2002, the Company entered into a loan agreement with Mr. Caulk for $51.7 thousand which matures on March 8, 2007 (the 2002 Loan). The purpose for both loans was to allow Mr. Caulk to purchase shares of the Company's common and preferred stock. Each loan bears interest at LIBOR on its effective date which is subsequently adjusted on each loan's respective anniversary date. The interest rate in effect for the 2002 Loan was 1.96% as of December 31, 2002. The interest rate in effect for the 2001 Loan was 1.81% and 2.59% as of December 31, 2002 and 2001, respectively. Interest on both loans is payable annually, based on outstanding accrued amounts on December 31 of each year. Principal payments on both loans are based on 25% of the gross amount of each annual bonus awarded to Mr. Caulk and are immediately payable, except that principal payments on the 2002 Loan are immediately payable only if all amounts due under the 2001 Loan are fully paid. Any unpaid principal and interest on both loans is due upon maturity. The outstanding principal balance for the 2001 Loan was $0.35 million and $0.4 million as of December 31, 2002 and 2001, respectively. The outstanding principal balance of the 2002 Loan was $51.7 thousand as of December 31, 2002. The loans are reflected as a reduction of equity in the accompanying consolidated balance sheets.

Leases with Stockholder and Former Executive and Member of the Board of Directors

        As further described in Note 13, the Company leases several of its operating facilities from Rex Realty, Inc., a company that is owned by stockholders who own, in the aggregate, approximately 5% of the Company's common stock and is operated by a former executive and past member of the Board of Directors.

Equity Transactions with UIC Holdings, L.L.C.

        As further described in Note 15, during the years ended December 31, 2002, 2001 and 2000, the Company issued common and preferred stock and stock purchase warrants to UIC Holdings, L.L.C. as follows:

  •
  In connection with the Schultz merger in May 2002, the Company issued 1,690,000 shares each of Class A voting and Class B nonvoting common stock to UIC Holdings, L.L.C. for $16.9 million.

  •
  In connection with the Pursell transaction in December 2001, the Company issued 22,600 shares of $0.01 par value Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $22.0 million and a 10-year warrant to purchase up to 3,150,000 shares each of the Company's Class A voting and Class B nonvoting common stock for $3.25 per share, the fair value of the Company's common stock at the time the warrants were issued as determined by the Board of Directors using a multiple of cash flows method.

  •
  In November 2000, the Company issued 15,000 shares of $0.01 par value Class A nonvoting preferred stock to UIC Holdings, L.L.C. for $1,000 per share, the fair value as determined by the Board of Directors using a multiple of cash flows method, for net cash proceeds of $15.0 million and a 10-year warrant to purchase up to 1,600,000 shares each of the Company's Class A voting and Class B nonvoting common stock for $2.00 per share, the fair value of the Company's common stock at the time the warrants were issued as determined by the Board of Directors using a multiple of cash flows method.

Note 24—Recently Issued Accounting Standards

        The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements. The Company is required to adopt SFAS No. 145 during the first quarter of 2003. Adoption will not have a material impact on the consolidated financial statements of the Company. However, SFAS No. 145 could affect how the Company records certain expenses after December 31, 2002.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred rather than when a company commits to such an activity and also establishes fair value as the objective for initial measurement of the liability. SFAS No. 146 will be adopted by the Company for exit or disposal activities that are initiated after December 31, 2002. Adoption will not have a material impact on the consolidated financial statements of the Company. However, SFAS No. 146 will affect how the Company recognizes exit costs after December 31, 2002.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Certain provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and other provisions are effective for fiscal years beginning after December 15, 2002. Unless the Company elects in the future to change from the intrinsic value method to the fair value method of accounting for stock-based employee compensation, SFAS No. 148 will not have a material impact on its consolidated financial statements.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The disclosure requirements of FIN 45 are effective for the Company's consolidated financial statements for the year ended December 31, 2002. For applicable guarantees issued after January 1, 2003, FIN 45 requires that a guarantor recognize a liability for the fair value of obligations undertaken in issuing guarantees. See Note 13 for disclosures regarding guarantees of the Company.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable to financial statements to be issued after 2002; however, disclosures are required currently if any variable interest entities are expected to be consolidated. The adoption of FIN 46 will not have a material effect on the Company's consolidated financial statements as the Company does not have any variable interest entities that will be consolidated as a result of FIN 46.

NOTE 25—FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

        The Company's Senior Subordinated Notes are unconditionally and jointly and severally guaranteed by all of the Company's existing subsidiaries. The Company's existing subsidiaries are 100% owned by the Company. The condensed consolidating financial information below is presented as of and for the year ended December 31, 2002 and has been prepared in accordance with the requirements for presentation of such information. The Company did not have any subsidiaries as of or during the years ended December 31, 2001 or 2000. The information is presented in place of complete financial statements for each of the guarantor subsidiaries and is intended to provide sufficient detail to determine the nature of the aggregate financial position, results of operations and cash flows of the subsidiary guarantors.

BALANCE SHEET

	Parent	Subsidiary Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,191	$127	$—	$10,318
Accounts receivable, net	18,492	4,829	—	23,321
Inventories	47,678	40,084	—	87,762
Prepaid expenses and other current assets	9,544	1,806	—	11,350

Total current assets	85,905	46,846	—	132,751

Equipment and leasehold improvements, net	26,510	7,708	—	34,218
Investment in subsidiaries	22,777	—	(22,777)	—
Intercompany assets	63,643	—	(63,643)	—
Deferred tax asset	104,357	784	—	105,141
Goodwill and intangible assets, net	47,678	53,190	—	100,868
Other assets, net	11,830	1,195	—	13,025

Total assets	$362,700	$109,723	$(86,420)	$386,003

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt and capital lease obligation	$9,665	$—	$—	$9,665
Accounts payable	11,330	15,733	—	27,063
Accrued expenses	39,345	5,876	—	45,221

Total current liabilities	60,340	21,609	—	81,949

Long-term debt, net of current maturities	391,493	—	—	391,493
Capital lease obligation, net of current maturities	3,778	—	—	3,778
Other liabilities	3,325	1,694	—	5,019
Intercompany liabilities	—	63,643	(63,643)	—

Total liabilities	458,936	86,946	(63,643)	482,239

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	—	—	—	—
Common stock	664	—	—	664
Warrants and options	11,745	—	—	11,745
Investment from parent	—	24,317	(24,317)	—
Additional paid-in capital	210,480	—	—	210,480
Accumulated deficit	(287,592)	(1,540)	1,540	(287,592)
Common stock subscription receivable	(25,761)	—	—	(25,761)
Common stock repurchase option	(2,636)	—	—	(2,636)
Common stock held in grantor trust	(2,700)	—	—	(2,700)
Loans to executive officer	(404)	—	—	(404)
Accumulated other comprehensive income	(32)	—	—	(32)

Total stockholders' equity (deficit)	(96,236)	22,777	(22,777)	(96,236)

Total liabilities and stockholders' equity (deficit)	$362,700	$109,723	$(86,420)	$386,003

STATEMENT OF OPERATIONS

	Parent	Subsidiary Guarantors	Eliminations	Consolidated
Net sales before promotion expense	$476,297	$54,716	$(9,727)	$521,286
Promotion expense	41,296	—	—	41,296

Net sales	435,001	54,716	(9,727)	479,990

Operating costs and expenses:
Cost of goods sold	265,928	46,514	(6,798)	305,644
Selling, general and administrative expenses	105,964	10,127	(2,929)	113,162
Equity (income) loss in subsidiaries	1,540	—	(1,540)	—

Total operating costs and expenses	373,432	56,641	(11,267)	418,806

Operating income (loss)	61,569	(1,925)	1,540	61,184
Interest expense, net	32,403	7	—	32,410

Income (loss) before income tax expense	29,166	(1,932)	1,540	28,774
Income tax expense (benefit)	3,830	(392)	—	3,438

Net income (loss)	$25,336	$(1,540)	$1,540	$25,336

STATEMENT OF CASH FLOWS

	Parent	Subsidiary Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$25,336	$(1,540)	$1,540	$25,336
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	7,991	2,249	—	10,240
Amortization of deferred financing fees	3,280	—	—	3,280
Deferred income tax expense	3,438	—	—	3,438
Equity (income) loss in subsidiaries	1,540	—	(1,540)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	12,726	23,580	(9,727)	26,579
Inventories	(5,383)	(21,309)	6,798	(19,894)
Prepaid expenses and other current assets	(3,054)	(229)	—	(3,283)
Other assets	5,995	—	—	5,995
Accounts payable and accrued expenses	(4,156)	(2,006)	—	(6,162)
Facilities and organizational rationalization charge	(3,216)	—	—	(3,216)
Other operating activities, net	(7,384)	—	2,929	(4,455)

Net cash flows from operating activities	37,113	745	—	37,858

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(4,965)	(5,485)	—	(10,450)
Payments for Schultz merger, net of cash acquired	(38,300)	—	—	(38,300)
Payments for WPC Brands acquisition, net of cash acquired	(19,500)	—	—	(19,500)

Net cash flows used for investing activities	(62,765)	(5,485)	—	(68,250)

Cash flows from financing activities:
Proceeds from additional debt	90,000	—	—	90,000
Repayment of debt	(43,929)	(20,661)	—	(64,590)
Proceeds from issuance of common stock	17,500	—	—	17,500
Other financing and intercompany activities	(27,728)	25,528	—	(2,200)

Net cash flows from financing activities	35,843	4,867	—	40,710

Net increase in cash and cash equivalents	10,191	127	—	10,318
Cash and cash equivalents, beginning of year	—	—	—	—

Cash and cash equivalents, end of year	$10,191	$127	$—	$10,318

REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

Board of Directors and Stockholders of
United Industries Corporation and Subsidiaries:

        Our audits of the consolidated financial statements referred to in our report dated February 12, 2003, except for Note 25, which is as of April 29, 2003, and listed in the index appearing on page F-1 of this prospectus also included an audit of the financial statement schedule listed in the index appearing on page F-1 of this prospectus. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
February 12, 2003, except for Note 25,
which is as of April 29, 2003

UNITED INDUSTRIES CORPORATION

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(Dollars in thousands)

Column A	Column B	Column C	Column D	Column E
Description	Balance at Beginning of Period	Additions	Deductions	Balance at End of Period
Year ended December 31, 2002:
Allowance for doubtful accounts	$1,147	$2,055	$(31)	$3,171
Allowance for obsolete and slow-moving inventory	2,700	5,424	(2,283)	5,841
Valuation allowance for deferred tax assets	112,272	—	(8,135)	104,137
Accrued advertising and promotion expense	12,125	41,296	(37,020)	16,401
Year ended December 31, 2001:
Allowance for doubtful accounts	$777	$568	$(198)	$1,147
Allowance for obsolete and slow-moving inventory	999	2,700	(999)	2,700
Valuation allowance for deferred tax assets	113,921	—	(1,649)	112,272
Accrued advertising and promotion expense	5,520	24,432	(17,827)	12,125
Year ended December 31, 2000:
Allowance for doubtful accounts	$60	$848	$(131)	$777
Allowance for obsolete and slow-moving inventory	822	298	(121)	999
Valuation allowance for deferred tax assets	115,158	—	(1,237)	113,921
Accrued advertising and promotion expense	4,324	22,824	(21,628)	5,520

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of
Schultz Company:

        In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of the Schultz Company and its subsidiary at September 30, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
June 25, 2002

SCHULTZ COMPANY

BALANCE SHEETS

	March 31, 2002	September 30, 2001
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,428	$202,073
Accounts receivable (less allowance for doubtful accounts of $592,630 at September 30, 2001 and $572,924 at March 31, 2002)	23,934,220	6,667,321
Inventories	15,518,974	9,795,957
Prepaid expenses	896,198	664,898
Deferred income tax	294,500	221,700

Total current assets	40,646,320	17,551,949
Equipment and leasehold improvements	3,493,546	3,461,082
Deferred income tax	—	147,600
Due from related party	346,656	977,480
Other assets	438,088	506,967

Total assets	$44,924,610	$22,645,078

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$297,283	$213,885
Accounts payable	16,801,784	7,652,451
Accrued expenses	5,202,037	1,822,975

Total current liabilities	22,301,104	9,689,311
Long-term debt	14,538,434	7,381,309
Capital lease obligations	92,241	23,042
Deferred income tax	85,600	—
Due to related party	428,119	1,018,722

Total liabilities	37,445,498	18,112,384
Stockholders' equity:
Common stock, authorized 500 shares; $100 par value: issued and outstanding 40 shares	4,000	4,000
Additional paid-in capital	976,855	976,855
Retained earnings	6,698,257	3,751,839
Treasury stock (9.85 shares at cost)	(200,000)	(200,000)

Total stockholders' equity	7,479,112	4,532,694

Total liabilities and stockholders' equity	$44,924,610	$22,645,078

See accompanying notes to financial statements.

SCHULTZ COMPANY

STATEMENTS OF OPERATIONS

	For the Six Months Ended March 31, 2002	Year Ended September 2001
	(Unaudited)
Net sales before promotion expense	$48,684,930	$92,963,034
Promotion expense	759,796	1,767,704

Net sales	47,925,134	91,195,330

Operating costs and expenses:
Cost of goods sold	35,252,009	73,612,779
Selling, general and administrative expenses	7,763,761	13,670,864

Total operating costs and expenses	43,015,770	87,283,643

Operating income	4,909,364	3,911,687
Interest expense	290,065	817,215

Income before provision for income taxes	4,619,299	3,094,472
Income tax expense	1,672,881	1,294,416

Net income	$2,946,418	$1,800,056

See accompanying notes to financial statements.

SCHULTZ COMPANY

STATEMENTS OF CASH FLOWS

	For the Six Months Ended March 31, 2002	Year Ended September 2001
	(Unaudited)
Cash flows from operating activities:
Net income	$2,946,418	$1,800,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	610,368	1,126,344
Loss on disposal of equipment	11	2,184
Amortization of deferred financing fees	21,228	25,326
Deferred income tax expense (benefit)	160,400	(87,300)
Changes in assets and liabilities:
(Increase) in accounts receivable	(17,266,899)	(872,006)
(Increase) in inventories	(5,723,017)	(2,062,457)
(Increase) in prepaid expenses	(231,300)	(231,760)
(Increase) in other assets	(334,431)	(106,750)
Increase in accounts payable and accrued expenses	10,367,357	880,281

Net cash provided by operating activities	(9,449,865)	473,918
Investing activities:
Purchases of equipment and leasehold improvements	(609,208)	(1,465,122)

Net cash used for investing activities	(609,208)	(1,465,122)
Financing activities:
Debt issuance costs	(353)	(25,000)
Borrowing on cash overdraft	2,161,039	—
Borrowing on revolving line-of-credit	7,405,549	1,722,444
Repayment of long-term debt	(93,500)	(502,243)
Repayment of capital lease obligations	(35,611)	(64,202)
Advances on note receivable	422,304	(5,821)

Net cash provided by financing activities	9,859,428	1,125,178
Net increase in cash and cash equivalents	(199,645)	133,974
Cash and cash equivalents—beginning of period	202,073	68,099

Cash and cash equivalents—end of period	$2,428	$202,073

Supplemental disclosure of cash flow information:
Interest paid	$305,450	$895,000
Income taxes paid	$—	$144,000
Noncash financing activity:
Execution of capital lease	$33,635	$20,278

See accompanying notes to financial statements.

SCHULTZ COMPANY

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Class A Voting Common Stock
					Treasury stock
			Additional Paid-in Capital	Retained Earnings			Total Stockholders' Equity
	Shares	Amount			Shares	Amount
Balance at September 30, 2000	40	$4,000	$976,855	$1,951,783	9.85	$(200,000)	$2,732,638
Net income				1,800,056			1,800,056

Balance at September 30, 2001	40	4,000	976,855	3,751,839	9.85	(200,000)	4,532,694
Net income (unaudited)				2,946,418			2,946,418

Balance at March 31, 2002 (unaudited)	40	$4,000	$976,855	$6,698,257	9.85	$(200,000)	$7,479,112

See accompanying notes to financial statements.

SCHULTZ COMPANY

NOTES TO FINANCIAL STATEMENTS

Note—Summary of Significant Accounting Policies

Nature of Business

        Schultz company & subsidiary (the "Company") manufactures horticultural products and specialty items, particularly for the indoor houseplant care segment of the market. The Company also distributes charcoal, potting soil and soil conditioners. The Company distributes its products mainly to retail outlets and nurseries throughout the United States and Canada.

Basis of Presentation of Interim Period Financial Statements

        The accompanying unaudited interim financial statements have been prepared in accordance with Article 10 of Regulation S-X and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended March 31, 2002 are not necessarily indicative of the results for any other period or for the full year. These statements should be read in conjunction with the financial statements and notes thereto for Schultz Company for the year ended September 30, 2001.

Estimates and Assumptions

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Consolidation Policy

        The consolidated financial statements of the Company include its wholly-owned subsidiary, Ground Zero, Inc. d/b/a American Charcoal, Inc. All material intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

        Inventories are stated at the lower of cost or market, with cost being determined using the first-in, first-out method. Cost includes raw materials, direct labor and overhead. Provision for potentially obsolete or slow-moving finished goods and raw materials are made based on management's analysis of inventory levels and future sales forecasts.

Equipment and Leasehold Improvements

        Expenditures for equipment and leasehold improvements and those that substantially increase the useful lives of equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are reflected in earnings. Depreciation is computed on the straight-line basis by charges to costs or expenses at rates based on the estimated useful lives of the assets. Machinery and equipment are depreciated over periods ranging from three to twelve years. Office furniture and equipment are depreciated over periods ranging from five to ten years. Automobiles and trucks are depreciated over periods ranging from three to seven years. Leasehold improvements are amortized over periods ranging from five to fifteen years. Property under capital lease is amortized over the term of the lease.

Impairment of Long-Lived Assets

        The Company continually evaluates whether events and circumstances have occurred that indicate the remaining useful lives of equipment and leasehold improvements may warrant revision or that the remaining balance of equipment and leasehold improvements may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of the equipment and leasehold improvements from expected future operating cash flows. In the opinion of management, no such impairment existed as of September 30, 2001.

Intangibles

        Intangibles are included in other assets and represent the cost of intangible assets acquired and are amortized over a period up to 5 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining useful life of an intangible asset may warrant revision or that the remaining balance of an intangible asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of intangible assets from expected future operating cash flows. In the opinion of management, no such impairment existed as of September 30, 2001.

Promotion Expense

        The Company advertises and promotes its products through national and regional media. Products are also advertised and promoted through cooperative programs with retailers. The Company expenses advertising as incurred and records promotion costs as a reduction to its net sales before promotion costs, as incurred.

Revenue Recognition

        The Company recognizes revenue in accordance with the shipping terms applicable to each sale. Sales are net of discounts and allowances.

Comprehensive Income

        Comprehensive income is defined as the total of net income and all other non-owner changes in equity. The Company has no other items that affect comprehensive income other than net income.

Income Taxes

        The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled.

Earnings Per Share

        In accordance with generally accepted accounting principles, earnings per share information is not presented since the Company does not have publicly traded common stock.

Reclassifications

        The Company has reclassified its borrowings on cash overdrafts to financing activities from operating activities.

Recently Issued Accounting Pronouncements

        The Emerging Issues Task Force (EITF) issued EITF 00-25. This issue addresses when consideration from a vendor to a retailer (a) in connection with the retailer's purchase of the vendor's products or (b) to promote sales of the vendor's products by the retailer should be classified in the vendor's income statement as a reduction of revenue. The Company has adopted EITF 00-25 for the year ended September 30, 2001. The Company has reclassified all trade and co-op promotional expense in the Statements of Operations to net sales.

        In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 eliminates the amortization of goodwill and instead requires goodwill to be tested for impairment annually. Also, intangible assets are required to be amortized over their useful lives and reviewed for impairment in accordance with SFAS 144, as discussed in the following paragraph. Under SFAS 142, if the intangible asset has an indefinite useful life, it is not amortized until its life is determined to be finite. The Company is required to adopt SFAS 142 no later than fiscal year 2003. The Company does not believe that SFAS 142 will have a material impact on the financial statements.

        In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). This Statement also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not believe that SFAS 144 will have a material impact on the financial statements. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 or fiscal year 2003 for the Company.

Note 2—Inventories

        Inventories are as follows:

	Unaudited March 31, 2002	September 30, 2001
Raw materials	$8,142,236	$6,627,145
Finished goods	7,990,880	3,526,372
Allowance for obsolete and slow-moving inventory	(614,142)	(357,560)

Total inventories	$15,518,974	$9,795,957

Note 3—Equipment and Leasehold Improvements

        Equipment and leasehold improvements are as follows:

	Unaudited March 31, 2002	September 30, 2001
Machinery and equipment	$5,182,955	$4,664,541
Office furniture and equipment	2,659,570	2,746,781
Automobiles and trucks	127,991	57,991
Leasehold improvements	99,029	95,347

	8,069,545	7,564,660
Accumulated depreciation	(4,575,999)	(4,103,578)

	$3,493,546	$3,461,082

        Depreciation expense was $1,116,607 in 2001 and $610,366 for the unaudited six month period ending March 31, 2002. Included in machinery and equipment is equipment under capital lease obligations with a cost of $314,430 and accumulated depreciation of $143,073 at September 30, 2001. See note 11 for a summary of capital lease obligations. The net book value of assets under capital lease obligations is $193,895 at March 31, 2002.

Note 4—Other Assets

        Other assets are as follows:

	Unaudited March 31, 2002	September 30, 2001
Intangibles	$207,375	$190,156
Accumulated amortization	(149,080)	(140,603)

	58,295	49,553

Deferred financing fees	192,000	192,000
Accumulated amortization	(147,425)	(134,674)

	44,575	57,326

Cash surrender value of life insurance, net of loans of $18,600	284,218	284,217
Investment securities held to maturity	51,000	51,000
Other assets	—	64,871

Total other assets	$438,088	$506,967

        See note 9 for a discussion of transactions with related parties.

Note 5—Accrued Expenses

        Accrued expenses are as follows:

	Unaudited March 31, 2002	September 30, 2001
Advertising and promotional	$777,764	$262,054
Accrued income taxes	1,065,353	533,104
Cash Overdraft	2,161,039	0
Other	613,326	472,424
Compensation Related Accruals	584,555	555,393

Total accrued expenses	$5,202,037	$1,822,975

Note 6—Long-Term Debt and Credit Facilities

        Long-term debt is comprised of the following:

	Unaudited March 31, 2002	2001
Long-term Debt:
Term loan A	$388,058	$165,750
Term loan B	328,125	371,875
Term loan C	11,295	13,372
Revolving credit facility	14,108,239	6,973,023

	14,835,717	7,524,020
Less portion due within one year	(297,283)	(142,711)

Total long-term debt net of current portion	$14,538,434	$7,381,309

        The Long-term debt provided by LaSalle Bank, consists of a $25,000,000 revolving credit facility (the "revolving credit facility"), a $255,000 term loan facility ("Term Loan A"); and a $525,000 term loan facility ("Term Loan B"). The revolving credit facility matures in December 2003, Term Loan A matures in December 2002, and Term Loan B matures in December 2004. The revolving credit facility is subject to a clean-down period during which the aggregate amount outstanding under the revolving credit facility shall not exceed $17,250,000 for the months of July through January in each calendar year.

        The principal amount of Term Loan A is to be repaid in twenty-two consecutive monthly installments commencing January 22, 2000 with a final payment due December 10, 2002. The principal amount of Term Loan B is to be repaid in sixty consecutive monthly installments commencing January 22, 1999 with a final installment due December 22, 2004.

        The LaSalle long-term debt and revolving credit agreement contains restrictive affirmative, negative and financial covenants. Affirmative and negative covenants put restrictions on levels of investments, indebtedness, insurance and capital expenditures. Financial covenants require the maintenance of certain financial ratios at defined levels. The revolving line-of-credit is subject to a borrowing calculation based upon eligible accounts receivable and inventory, with a cap of $4,000,000 on inventory. The agreement also places a cap on fixed asset additions and a restriction on the payment of dividends. Availability on the revolving line-of-credit at September 30, 2001, was $888,224.

        Effective September 30, 2001, a waiver was obtained for non-compliance with certain financial covenants. The Company is in compliance with all financial covenants at March 31, 2002

        Substantially all of the properties and assets of the Company secure the obligations under the long-term debt agreements.

        There were no compensating balance requirements for the $25,000,000 Revolving Credit Facility at September 30, 2001.

        The carrying amount of the Company's obligations under long-term debt approximates fair value because the interest rates are based on floating interest rates identified by reference to market rates. Actual interest rates at September 30, 2001, were 7.25% on Term Loans A and B, and 6.75% on the revolving credit facility.

        Aggregate maturities under the long-term debt are as follows:

September 30, 2001
2002	$142,711
2003	339,935
2004	7,028,624
2005	12,750
2006	—
Thereafter	—

$7,524,020

Note 7—Income Taxes

        Income tax expense is as follows for the year ended:

2001
Current:
Federal	$1,293,073
State and local	88,643

Total current	1,381,716

Deferred:
Federal	(76,400)
State and local	(10,900)

Total deferred	(87,300)

Total income tax expense	$1,294,416

        Income tax expense attributable to the income before the provision for income taxes differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to the income before the provision for income taxes by the following amounts:

2001
Computed "expected" tax expense (benefit)	$1,083,065
Tax effect of:
Non-deductible meals & entertainment expenses	17,099
Other non-deductible accruals	116,509
State and local taxes	77,743

Total income tax expense	$1,294,416

        Deferred income taxes are as follows for the year ended:

2001
Deferred tax assets:
Inventories	$32,400
Deferred compensation	69,300
Other accruals, net	527,500

Gross deferred tax assets	629,200

Valuation allowance	—

Total deferred tax assets	629,200

Deferred tax liabilities:
Equipment and leasehold improvements	(259,900)

Net deferred tax assets	$369,300

        Deferred income tax assets and liabilities are reflected in the balance sheet are as follows:

2001
Deferred income tax, current	$221,700
Deferred income tax, non current	147,600

$369,300

Note 8—Deferred Compensation Plans

        The Company has a 401(k) savings plan, which covers substantially all of its employees with six months or more of continuous service. The 401(k) Plan allows participants to defer a portion of eligible compensation on a tax-deferred basis. The plan provides for the Company to match 50% of each employee's voluntary contribution up to 10% of gross earnings. The Company's matching contribution amounted to $121,492 for 2001 and $54,848 for the unaudited six months ended March 31, 2002.

Note 9—Transactions With Related Parties

        Other liabilities represent accrued royalty fees due to the current Chairman Emeritus of the Company, the owner of the formula's and processes utilized in the production of the Company's products. The royalty agreement established an annual royalty fee of two percent of gross sales in each year gross sales exceed $1,000,000. The term of the agreement includes the lifetime of the Chairman Emeritus and continues for ten years after his death. Payment of the royalty fees is subordinate to the long-term debt and revolving credit agreement. The Chairman Emeritus waived his right to the royalty fees and related interest for the year ended September 30, 2001. This amount was settled in fiscal year 2002.

        Included in other assets are notes and interest receivable from the majority stockholders' of the Company. The notes are due on demand and accrue interest at five percent. The notes and interest receivable have been classified as long-term as the Company does not intend to request payment during 2002. The receivable from related party was $977,480 and $346,656 at September 2001 and March 31, 2002 (unaudited), respectively.

Note 10—Concentration of Credit Risks, Exposures and Financial Instruments

        Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of trade accounts receivable. The Company is heavily dependent on three customers for a substantial majority of its sales. These three customers accounted for approximately 63% of net sales for 2001. At September 30, 2001, accounts receivable from these three customers were 60% of total accounts receivable.

        The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral from its customers. The Company maintains allowances for potential credit losses, and such losses have generally been within management's expectations.

        The Company does utilize various commodity and specialty chemicals in its production process. The Company does not use derivative commodity instruments to hedge its exposures to changes in commodity prices.

        The carrying value of cash and short-term financial instruments approximates fair value due to the short maturity of those instruments.

Note 11—Commitments

        The Company is obligated under various operating leases for its operating facility, use of warehouse and office space, autos, and equipment. The leases expire at various dates through January 31, 2015. Aggregate rent expense amounted to $1,060,703 for 2001 and $756,501 for the unaudited six month period ended March 31, 2002.

        The following is a summary of future minimum payments under the operating and capital leases described above that have initial or remaining noncancelable lease terms in excess of one year at September 30, 2001.

	Operating Leases	Capital Leases	Total
Year Ended September 30,
2002	$1,046,656	$79,061	$1,125,717
2003	982,618	20,564	1,003,182
2004	918,341	4,182	922,523
2005	915,382	—	915,382
2006	935,000	—	935,000
Thereafter	8,181,250	—	8,181,250

Total minimum lease payments	$12,979,247	103,807	$13,083,054

Less amount representing interest		(9,591)

Present value of net minimum lease payments		$94,216

Note 12—Contingencies

        The Company is involved in litigation and arbitration proceedings in the normal course of business that assert product liability and other claims. The Company is contesting all such claims. When it appears probable in management's judgment that the Company will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, appropriate liabilities are recorded in the financial statements and charges are made against earnings.

        Management believes the possibility of a material adverse effect on the Company's consolidated financial position, results of operations and cash flows from the claims and proceedings described above is remote.

Note 13—Shipping and Handling Cost

        Shipping and handling costs are included in the selling, general and administrative expense line item on the Company's Statement of Operations. The amount included is $1,159,827 for 2001 and $479,914 for unaudited six month period ended March 31, 2002 and represents internal freight and distribution cost. The remaining shipping and handling cost, which includes out-bound freight and product cost are included in the cost of goods sold.

Note 14—Subsequent Event

        On May 9, 2002 the Company merged with United Industries Corporation, a leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States.

        The purchase price of the merger was approximately $47,000,000. As a part of the merger, United Industries Corporation paid off the Company's $20,565,791 credit facility with LaSalle Bank.

United Industries Corporation

operating as

Offer to Exchange

9 7/8% Series D Senior Subordinated Notes due 2009
For All Outstanding
9 7/8% Series B Senior Subordinated Notes due 2009
and
9 7/8% Series C Senior Subordinated Notes due 2009

PROSPECTUS
                         , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        The following summarizes the indemnification provisions for each registrant under applicable state law and each registrant's charter and bylaws. The registrants also maintain liability insurance for the benefit of their directors and certain of their officers.

Registrants Incorporated Under Delaware Law

        United Industries Corporation and Sylorr Plant Corp. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, such as attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

        Article V of the By-laws of United provides, among other things, that any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorney's fees actually and reasonably incurred by such person in connection with such proceeding)

and such indemnification will inure to the benefit of his heirs, executors and administrators; provided, however, that, except in certain circumstances, the corporation will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification is a contract right and, subject to certain exceptions, includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers. In addition, Article V provides that expenses incurred by any person in defending a proceeding will be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately by determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Article V of the By-Laws of Sylorr Plant Corp. provides that each person who is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director of officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent to which it is empowered to do so unless prohibited from doing so by Delaware law against all expense, liability and loss (including attorney's fess actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators. Except in certain circumstances, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. The right to indemnification includes having the expenses incurred in defending any such proceeding paid by the corporation in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Registrants Incorporated Under Missouri Law

        Ground Zero Inc. and Schultz Company are incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri, referred to herein as the "Missouri Statute", provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

        The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation's articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

        Article VI of the By-Laws of Ground Zero provides that the corporation (1) shall indemnify, to the fullest extent permitted by Missouri law, any person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that such person is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, in the manner set forth by Missouri law and (2) may indemnify, to the fullest extent permitted by law, any person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) or is threatened to be made a party to such action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, upon a determination of the board of directors of the corporation that such person should be indemnified, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding. Any and all indemnification provided by the corporation shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. In addition, such By-Laws provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is lawfully entitled to be indemnified by the corporation.

        Article X of the Amended Articles of Incorporation of Schultz Company provides, among other things, that any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the Missouri Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification will inure to the benefit of his heirs, executors and administrators; provided, however, that, except in certain circumstances, the corporation will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification is a contract right and, subject to certain exceptions, includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers. In addition, Article X provides that expenses incurred by any person in defending a proceeding will be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Registrants Incorporated Under Wisconsin Law

        WPC Brands, Inc. is incorporated under the laws of the State of Wisconsin. Sections 180.0850 through 180.0859 of the Wisconsin Business Corporation Law, referred to herein as the "Wisconsin Statute", require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute. Expenses for the defense of any action for which indemnification may be available may be advanced by the corporation under certain circumstances. The indemnification provided by the Wisconsin Statute is not exclusive of any other rights of indemnification to which a director or officer of the corporation may be entitled.

Item 21. Exhibits and Financial Statement Schedules.

        (a)    Exhibits.

  Reference is made to the attached Exhibit Index.

        (b)    Financial Statement Schedules.

        The following financial statement schedules are included in this Registration Statement:

  The financial statement schedule filed as part of this Registration Statement is listed in the Index to Financial Statements on page F-1. Schedules other than the one listed on such index are omitted since they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

Item 22. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, United Industries Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 30, 2003.

UNITED INDUSTRIES CORPORATION
By:	/s/ ROBERT L. CAULK Robert L. Caulk Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Caulk, Daniel J. Johnston and Louis N. Laderman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT L. CAULK Robert L. Caulk	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 30, 2003
/s/ DANIEL J. JOHNSTON Daniel J. Johnston	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 30, 2003
/s/ C. HUNTER BOLL C. Hunter Boll	Director	April 30, 2003

/s/ CHARLES A. BRIZIUS Charles A. Brizius	Director	April 30, 2003
/s/ JOHN W. FROMAN John W. Froman	Director	April 30, 2003
/s/ DAVID A. JONES David A. Jones	Director	April 30, 2003
/s/ GARY M. RODKIN Gary M. Rodkin	Director	April 30, 2003
/s/ SCOTT A. SCHOEN Scott A. Schoen	Director	April 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Ground Zero Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 30, 2003.

GROUND ZERO INC.
By:	/s/ ROBERT L. CAULK Robert L. Caulk Chairman of the Board and President (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Caulk, Daniel J. Johnston and Louis N. Laderman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT L. CAULK Robert L. Caulk	Chairman of the Board and President (Principal Executive Officer)	April 30, 2003
/s/ DANIEL J. JOHNSTON Daniel J. Johnston	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	April 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Schultz Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 30, 2003.

SCHULTZ COMPANY
By:	/s/ ROBERT L. CAULK Robert L. Caulk Chairman of the Board and President (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Caulk, Daniel J. Johnston and Louis N. Laderman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT L. CAULK Robert L. Caulk	Chairman of the Board and President (Principal Executive Officer)	April 30, 2003
/s/ DANIEL J. JOHNSTON Daniel J. Johnston	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	April 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Sylorr Plant Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 30, 2003.

SYLORR PLANT CORP.
By:	/s/ ROBERT L. CAULK Robert L. Caulk Chairman of the Board and President (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Caulk, Daniel J. Johnston and Louis N. Laderman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT L. CAULK Robert L. Caulk	Chairman of the Board and President (Principal Executive Officer)	April 30, 2003
/s/ DANIEL J. JOHNSTON Daniel J. Johnston	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	April 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, WPC Brands, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on April 30, 2003.

WPC BRANDS, INC.
By:	/s/ ROBERT L. CAULK Robert L. Caulk Chairman of the Board and President (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Caulk, Daniel J. Johnston and Louis N. Laderman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ ROBERT L. CAULK Robert L. Caulk	Chairman of the Board and President (Principal Executive Officer)	April 30, 2003
/s/ DANIEL J. JOHNSTON Daniel J. Johnston	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	April 30, 2003

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Company, dated January 13, 1999. (1)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated January 20, 1999. (1)
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated November 9, 2000. (3)
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 13, 2001. (8)
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 7, 2002. (8)
3.6	Articles of Incorporation of Ground Zero Inc.*
3.7	Amendment of Articles of Incorporation of Ground Zero Inc.*
3.8	Certificate of Incorporation of Sylorr Plant Corp.*
3.9	Amended Articles of Incorporation of Schultz Company.*
3.10	Second Amended and Restated Articles of Incorporation of WPC Brands, Inc.*
3.11	By-laws of the Company. (1)
3.12	By-Laws of Ground Zero Inc.*
3.13	By-Laws of Sylorr Plant Corp.*
3.14	Amended and Restated By-Laws of Schultz Company (f/k/a Chemical Dynamics, Inc.).*
3.15	By-Laws of WPC Brands, Inc. (f/k/a Wisconsin Pharmacal Co. Inc.).*
4.1	Securities Purchase Agreement, dated as of March 19, 1999, among the Company, CIBC Oppenheimer Corp. and NationsBanc Montgomery Securities L.L.C. (1)
4.2	Indenture, dated as of March 24, 1999, between the Company and State Street Bank and Trust Company as Trustee with respect to the 9 7/8% senior subordinated notes due 2009 (including the form of 9 7/8% senior subordinated notes). (1)
4.3	Registration Rights Agreement, dated as of March 24, 1999, among the Company, CIBC Oppenheimer Corp. and NationsBanc Montgomery Securities L.L.C. (1)
4.4	Securities Purchase Agreement, dated as of March 20, 2003, among the Company, the Guarantors listed therein, Banc of America Securities LLC, CIBC World Markets Corp. and Goldman, Sachs & Co.*
4.5	Indenture, dated as of March 27, 2003, between the Company, the Guarantors set forth therein and U.S. Bank National Association as trustee with respect to the 9 7/8% senior subordinated notes due 2009 (including the form of 9 7/8% senior subordinated notes).*
4.6	Registration Rights Agreement, dated as of March 27, 2003, the Guarantors set forth therein and Banc of America Securities LLC, CIBC World Markets Corp. and Goldman, Sachs & Co.*
5.1	Opinion of Kirkland & Ellis.**
5.2	Opinion of Thompson Coburn LLP.**
5.3	Opinion of Reinhart Boerner Van Deuren S.C.**
10.1	United Industries Corporation Deferred Compensation Plan. (1)†
10.2	United Industries Corporation 1999 Stock Option Plan. (1)†
10.3	United Industries Corporation 2001 Stock Option Plan. (3)†
10.4	Form of Stock Option Agreement to the Company's 2001 Stock Option Plan. †
10.5	Management Agreement, dated as of January 20, 1999, between the Company and Stephen R. Brian. (1)†
10.6	Management Agreement, dated as of January 20, 1999, between the Company and Richard A. Bender. (1)†
10.7	Management Agreement, dated as of January 20, 1999, between the Company and William P. Johnson. (1)†
10.8	Management Agreement, dated as of January 20, 1999, between the Company and Daniel J. Johnston. (1)†

10.9	Restated Management Agreement, dated as of March 30, 2001, by and among the Company, Daniel Johnston and the Trust established by that certain Trust Agreement dated as of January 20, 1999 by and between the Company and Stephen R. Brian, as original trustee. (9)†
10.10	Consulting Agreement, dated as of January 20, 1999, between the Company and David A. Jones. (1)
10.11	Stockholders Agreement, dated as of January 20, 1999, among the Company and the Stockholders (as defined therein). (1)
10.12	Employment Letter Agreement, dated as of January 22, 2001, between the Company and John Timony. (9)†
10.13	Amendment to Employment Letter Agreement, dated as of March 7, 2001, between the Company and John Timony. (9)†
10.14	Second Amendment to Employment Letter Agreement, dated as of June 11, 2001, between the Company and John Timony. (9)†
10.15	Amended and Restated Employment Agreement, dated as of January 1, 2002, between the Company and Robert L. Caulk. (9)†
10.16	Employment Letter Agreement, dated as of March 28, 2001, between the Company and Kent J. Davies. (9)†
10.17	Amendment to Employment Letter Agreement, dated as of June 11, 2001, between the Company and Kent J. Davies. (9)†
10.18	Employment Letter Agreement, dated as of February 2, 1995, between the Company and Robert S. Rubin. (9)†
10.19	Amendment to Employment Letter Agreement, dated as of June 11, 2001, between the Company and Robert S. Rubin. (9)†
10.20	Amendment to Employment Letter Agreement, dated as of April 2, 2002, between the Company and Robert S. Rubin. (9)†
10.21	Professional Services Agreement, dated as of January 20, 1999, between THL Equity Advisors IV, L.L.C., Thomas H. Lee Capital, L.L.C. and the Company. (1)
10.22	Amended and Restated Credit Agreement dated as of March 24, 1999 among the Company, NationsBanc Montgomery Securities L.L.C., Morgan Stanley Senior Funding, Inc., Canadian Imperial Bank of Commerce, NationsBank, N.A., the Initial Lenders (as defined therein), the Swing Line Bank (as defined therein) and the Initial Issuing Bank (as defined therein). (1)
10.23	Waiver No. 1 dated as December 30, 1999 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce. (9)
10.24	Amendment and Waiver No. 2 dated as January 24, 2000 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce. (9)
10.25	Amendment and Waiver No. 3 dated as November 7, 2000 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC), Morgan Stanley Senior Funding, Inc. and Canadian Imperial Bank of Commerce. (9)

10.26	Amendment No. 4 dated as February 13, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities L.L.C.), Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (4)
10.27	Amendment No. 5 dated as May 8, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (5)
10.28	Amendment No. 6 dated as June 14, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (6)
10.29	Amendment No. 7 dated as of September 30, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (7)
10.30	Amendment No. 8 dated as of November 4, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Company, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (7)
10.31	Amendment No. 9 dated as of December 6, 2002 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Compa ny, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (9)
10.32	Amendment No. 10 dated as of March 14, 2003 to the Amended and Restated Credit Agreement dated as of March 24, 1999 (as amended) among the Comp any, certain banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (formerly known as NationsBank, N.A.), Banc of America Securities L.L.C. (formerly known as NationsBanc Montgomery Securities L.L.C.) and Morgan Stanley Senior Funding, Inc., and Canadian Imperial Bank of Commerce. (9)
10.33	Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)
10.34	First Amendment dated as of August 31, 1987 to Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)
10.35	Second Amendment dated as of March 2, 1990 to Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)
10.36	Third Amendment dated as of April 3, 1992 to Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)

10.37	Fourth Amendment dated as of June 6, 1994 to Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)
10.38	Fifth Amendment dated as of October 1, 1996 to Office Lease, dated as of June 15, 1987, between Mid-County Trade Center Investment Company Limited Partnership, Moran Foods and Moran Foods Inc. (2)
10.39	Lease, dated as of December 1, 1995, between Rex Realty Co. and the Company. (1)
10.40	Lease, dated as of November 27, 1989, between Rex Realty Co. and the Company. (1)
10.41	Lease, dated as of October 13, 1995, between First Industrial Financing Partnership LP and Rex Realty Co. (9)
10.42	Sublease, dated as of October 13, 1995, between Rex Realty Co. and the Company. (9)
10.43	Exchange Agreement dated as of June 14, 2002, among Bayer Corporation, an Indiana corporation, Bayer Advanced L.L.C., a Delaware limited liability company, and the Company. (6)(10)
10.44	In-Store Service Agreement dated as of June 7, 2002 among the Company, Bayer Corporation, an Indiana corporation, and Bayer Advanced L.L.C., a Delaware limited liability company. (6)(10)
10.45	Supply Agreement dated as of June 14, 2002 between Bayer Corporation, an Indiana corporation, and the Company. (7)(10)
21.1	Subsidiaries. (8)
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Kirkland & Ellis (Included in Exhibit 5.1).
23.4	Consent of Thompson Coburn LLP (Included in Exhibit 5.2).
23.5	Consent of Reinhart Boerner Van Deuren S.C. (Included in Exhibit 5.3).
24.1	Powers of Attorney (see pages II-6 - II-11).
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Form of Series B Letter of Transmittal.*
99.2	Form of Series B Letter of Notice of Guaranteed Delivery.*
99.3	Form of Series B Tender Instructions.*
99.4	Form of Series C Letter of Transmittal.*
99.5	Form of Series C Letter of Notice of Guaranteed Delivery.*
99.6	Form of Series C Tender Instructions.*

*
Filed herewith.

**
To be filed by amendment.

(†)
Management contract or compensatory plan.

(1)
Previously filed as an Exhibit to Registrant's Registration Statement on Form S-4 (No. 333-76055) filed on April 9, 1999 and incorporated by reference herein.

(2)
Previously filed as an Exhibit to the Registrant's Form 10-K filed on March 30, 2000 and incorporated by reference herein.

(3)
Previously filed as an Exhibit to the Registrant's Form 10-K filed on April 20, 2001 and incorporated by reference herein.

(4)
Previously filed as an Exhibit to the Registrant's Form 8-K filed on February 16, 2002 and incorporated by reference herein.

(5)
Previously filed as an Exhibit to the Registrant's Form 8-K filed on May 24, 2002 and incorporated by reference herein.

(6)
Previously filed as an Exhibit to the Registrant's Form 10-Q filed on August 14, 2002 and incorporated by reference herein.

(7)
Previously filed as an Exhibit to the Registrant's Form 10-Q filed on November 12, 2002 and incorporated by reference herein.

(8)
Previously filed as an Exhibit to the Registrant's Form 10-K filed on March 20, 2003 and incorporated by reference herein.

(9)
Previously filed as an Exhibit to the Registrant's Form 10-K/A filed on April 17, 2003 and incorporated by reference herein.

(10)
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Table of Co-Registrants
TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Business
Competitive Strengths
Business Strategy
Recent Acquisitions
Corporate Information
Industry and Sales Data
The Initial Offering
The Exchange Offer
The 9 7/8% Series D Senior Subordinated Notes due 2009
Risk Factors
Summary Historical and Pro Forma Financial Data
RISK FACTORS
Risks Relating to Exchange Offer
Risks Relating to the Series D Notes
Risks Relating to Our Business
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL DATA
Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2002
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF CERTAIN INDEBTEDNESS
THE EXCHANGE OFFER
SUMMARY OF KEY DIFFERENCES BETWEEN THE INDENTURE GOVERNING THE SERIES B NOTES AND THE INDENTURE GOVERNING THE SERIES D NOTES
DESCRIPTION OF THE NOTES
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
UNITED INDUSTRIES CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data)
UNITED INDUSTRIES CORPORATION AND SUBISIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Dollars in thousands)
UNITED INDUSTRIES CORPORATION AND SUBISIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
UNITED INDUSTRIES CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands, except share data)
STATEMENT OF CASH FLOWS
UNITED INDUSTRIES CORPORATION SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (Dollars in thousands)
SCHULTZ COMPANY BALANCE SHEETS
SCHULTZ COMPANY STATEMENTS OF OPERATIONS
SCHULTZ COMPANY STATEMENTS OF CASH FLOWS
SCHULTZ COMPANY STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
SCHULTZ COMPANY NOTES TO FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX